Exhibit 4.9.8

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FIFTH AMENDMENT TO GUARANTY AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND FIFTH AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of November 6, 2013 is entered into by and among the Lenders signatory hereto, BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), the other Borrowers signatory hereto, HEADWATERS INCORPORATED, a Delaware corporation (“Parent”) and HEADWATERS PLANT SERVICES, INC., a Utah corporation (“HPS”, and together with Parent, each individually a “Guarantor”, and collectively, the “Guarantors”).

RECITALS

A.            Borrowers, Agent and the lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. Guarantors and Agent have previously entered into that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Guaranty”), pursuant to which Guarantors have guarantied the loans and other financial accommodations made available to Borrowers by Agent and the Lenders.

C.            Borrowers have requested that Agent and the Lenders amend the Loan Agreement and Guarantors have requested that Agent and the Lenders amend the Guaranty, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

D.            Borrowers and Guarantors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or the Guaranty are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Loan Agreement (but not including any Exhibits or Schedules thereto unless expressly provided herein) is hereby amended as set forth in Exhibit A attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted in the text of the Loan Agreement and all of the deleted stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted from the text of the Loan Agreement.  Unmarked drafts of the Loan Agreement (but not including any Exhibits or Schedules thereto), as amended by this Amendment, are attached hereto as Exhibit B.  In addition, Schedule 1.1 to the Loan Agreement is hereby amended and replaced in its entirety with Schedule 1.1 attached hereto.

2.             Amendments to Guaranty.  Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Guaranty (but not including any Schedules or Annexes thereto) is hereby amended as set forth in Exhibit C attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted in the text of the Guaranty and all of the deleted stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted from the text of the Guaranty.  Unmarked drafts of the Guaranty (but not including any Schedules or Annexes thereto), as amended by this Amendment, are attached hereto as Exhibit D.

3.             Effectiveness of this Amendment.  The following shall have occurred before this Amendment is effective:

(a)           Amendment.  Agent shall have received this Amendment, executed by Borrowers, Guarantors and each Lender in a sufficient number of counterparts for distribution to all parties.

(b)           Amendment Fee.  Agent shall have received, for the ratable benefit of each Lender signatory hereto, a non-refundable amendment fee in an amount equal to 0.15% times the aggregate Revolver Commitments of all Lenders signatory hereto, which shall be fully earned and due and payable on the date of this Amendment.

(c)           Resolutions.  Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying that an attached copy of resolutions authorizing execution and delivery of this Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment.

(d)           Representations and Warranties.  The representations and warranties set forth herein must be true and correct.

(e)           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

(f)            Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4.             Representations and Warranties.  Each Borrower and each Guarantor represents and warrants as follows:

(a)           Authority.  Each Borrower and each Guarantor has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower and each Guarantor of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

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(b)           Enforceability.  This Amendment has been duly executed and delivered by each Borrower and each Guarantor.  This Amendment and each Loan Document to which each Borrower or each Guarantor is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower and such Guarantor, enforceable against such Borrower and such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c)           Representations and Warranties.  The representations and warranties contained in each Loan Document to which each Borrower or each Guarantor is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)           Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower and each Guarantor, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower or such Guarantor.

(e)           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).  The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

7.             Reference to and Effect on the Loan Documents.

(a)           Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.  Upon and after the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guaranty, and each reference in the other Loan Documents to “the Guaranty”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as modified and amended hereby.

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(b)           Except as specifically amended above, the Loan Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantors and Borrowers, as applicable, to Agent and the Lenders.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.             Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof, and each Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guaranty, as amended hereby, and the Loan Documents effective as of the date hereof.

9.             Estoppel.  To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower or such Guarantor as against Agent or any Lender with respect to the Obligations.

10.          Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.          Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS SERVICES CORPORATION,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HCM UTAH, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS CONSTRUCTION MATERIALS, LLC,
a Texas limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

Bank of America/Headwaters — Eighth Amendment to Loan Agreement and Fifth Amendment to Guaranty

HCM STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO SC-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE LLC,
a Delaware limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE ACQUISITION CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE FUNDING CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

Bank of America/Headwaters — Eighth Amendment to Loan Agreement and Fifth Amendment to Guaranty

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

L-B STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

ATLANTIC SHUTTER SYSTEMS, INC.,
a South Carolina corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

Bank of America/Headwaters — Eighth Amendment to Loan Agreement and Fifth Amendment to Guaranty

GUARANTORS:

HEADWATERS INCORPORATED,
a Delaware corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

HEADWATERS PLANT SERVICES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name:	Scott Jackson
Title:	Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/ Monirah J. Masud
Name:	Monirah J. Masud
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Meredith G. Gall
Name:	Meredith G. Gall
Title:	Vice President

Bank of America/Headwaters — Eighth Amendment to Loan Agreement and Fifth Amendment to Guaranty

EXHIBIT A

Marked Loan Agreement

Composite copy attached to Eighth Amendment to Loan and Security Agreement and Fifth Amendment to Guaranty and Security Agreement

HEADWATERS CONSTRUCTION MATERIALS, INC.

TAPCO INTERNATIONAL CORPORATION

HEADWATERS RESOURCES, INC., and

EACH OF THEIR RESPECTIVE SUBSIDIARIES

IDENTIFIED ON THE SIGNATURE PAGES HEREOF,

as Borrowers

LOAN AND SECURITY AGREEMENT

Dated as of October 27, 2009

$70,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Administrative Agent and Sole Lead Arranger

TABLE OF CONTENTS

Page

Section 1.	DEFINITIONS; RULES OF CONSTRUCTION	1

1.1.	Definitions	1
1.2.	Accounting Terms	~~34~~37
1.3.	Uniform Commercial Code	~~34~~37
1.4.	Certain Matters of Construction	~~34~~37

Section 2.	CREDIT FACILITIES	~~35~~38

2.1.	Revolver Commitment	~~35~~38
2.2.	Intentionally Omitted	~~36~~39
2.3.	Letter of Credit Facility	~~36~~39

Section 3.	INTEREST, FEES AND CHARGES	~~38~~42

3.1.	Interest	~~38~~42
3.2.	Fees	~~39~~43
3.3.	Computation of Interest, Fees, Yield Protection	~~40~~43
3.4.	Reimbursement Obligations	~~40~~44
3.5.	Illegality	~~40~~44
3.6.	Inability to Determine Rates	~~40~~44
3.7.	Increased Costs; Capital Adequacy	~~41~~44
3.8.	Mitigation	~~42~~45
3.9.	Funding Losses	~~42~~46
3.10.	Maximum Interest	~~42~~46

Section 4.	LOAN ADMINISTRATION	~~42~~46

4.1.	Manner of Borrowing and Funding Revolver Loans	~~42~~46
4.2.	Defaulting Lender	~~44~~48
4.3.	Number and Amount of LIBOR Loans; Determination of Rate	~~44~~48
4.4.	Borrower Agent	~~44~~48
4.5.	One Obligation	~~45~~48
4.6.	Effect of Termination	~~45~~48

Section 5.	PAYMENTS	~~46~~49

5.1.	General Payment Provisions	~~46~~49
5.2.	Repayment of Revolver Loans	~~46~~49
5.3.	Intentionally Omitted	~~46~~49
5.4.	Payment of Other Obligations	~~46~~50
5.5.	Marshaling; Payments Set Aside	~~46~~50
5.6.	Post-Default Allocation of Payments	~~46~~50
5.7.	Application of Payments	~~47~~51
5.8.	Loan Account; Account Stated	~~47~~51
5.9.	Taxes	~~48~~51
5.10.	Lender Tax Information	~~48~~52

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5.11.	Nature and Extent of Each Borrower’s Liability	~~49~~52

Section 6.	CONDITIONS PRECEDENT	~~51~~54

6.1.	Conditions Precedent to Initial Loans	~~51~~54
6.2.	Conditions Precedent to All Credit Extensions	~~53~~56

Section 7.	COLLATERAL	~~53~~57

7.1.	Grant of Security Interest	~~53~~57
7.2.	Lien on Deposit Accounts; Cash Collateral	~~54~~58
7.3.	Lien on Real Estate	~~55~~58
7.4.	Other Collateral	~~55~~58
7.5.	No Assumption of Liability	~~55~~59
7.6.	Further Assurances	~~55~~59
7.7.	Foreign Subsidiary Stock	~~56~~59

Section 8.	COLLATERAL ADMINISTRATION	~~56~~59

8.1.	Borrowing Base Certificates	~~56~~59
8.2.	Administration of Accounts	~~56~~59
8.3.	Administration of Inventory	~~57~~60
8.4.	Administration of Equipment	~~57~~61
8.5.	Administration of Deposit Accounts	~~58~~61
8.6.	General Provisions	~~58~~62
8.7.	Power of Attorney	~~59~~62

Section 9.	REPRESENTATIONS AND WARRANTIES	~~60~~63

9.1.	General Representations and Warranties	~~60~~63
9.2.	Complete Disclosure	~~64~~68

Section 10.	COVENANTS AND CONTINUING AGREEMENTS	~~65~~68

10.1.	Affirmative Covenants	~~65~~68
10.2.	Negative Covenants	~~68~~72
10.3.	Fixed Charge Coverage Ratio	~~73~~79

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~74~~79

11.1.	Events of Default	~~74~~79
11.2.	Remedies upon Default	~~75~~81
11.3.	License	~~76~~82
11.4.	Setoff	~~76~~82
11.5.	Remedies Cumulative; No Waiver	~~76~~82

Section 12.	AGENT	~~77~~83

12.1.	Appointment, Authority and Duties of Agent	~~77~~83
12.2.	Agreements Regarding Collateral and Field Examination Reports	~~78~~84
12.3.	Reliance By Agent	~~78~~84

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12.4.	Action Upon Default	~~79~~84
12.5.	Ratable Sharing	~~79~~85
12.6.	Indemnification of Agent Indemnitees	~~79~~85
12.7.	Limitation on Responsibilities of Agent	~~79~~85
12.8.	Successor Agent and Co-Agents	~~80~~86
12.9.	Due Diligence and Non-Reliance	~~80~~86
12.10.	Replacement of Certain Lenders	~~81~~86
12.11.	Remittance of Payments and Collections	~~81~~87
12.12.	Agent in its Individual Capacity	~~81~~87
12.13.	Agent Titles	~~82~~87
12.14.	No Third Party Beneficiaries	~~82~~88

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	~~82~~88

13.1.	Successors and Assigns	~~82~~88
13.2.	Participations	~~82~~88

Section 14.	MISCELLANEOUS	~~83~~89

14.1.	Consents, Amendments and Waivers	~~83~~89
14.2.	Indemnity	~~84~~90
14.3.	Notices and Communications	~~84~~90
14.4.	Performance of Borrowers’ Obligations	~~85~~91
14.5.	Credit Inquiries	~~85~~91
14.6.	Severability	~~85~~91
14.7.	Cumulative Effect; Conflict of Terms	~~85~~91
14.8.	Counterparts	~~85~~91
14.9.	Entire Agreement	~~85~~91
14.10.	Relationship with Lenders	~~86~~91
14.11.	No Advisory or Fiduciary Responsibility	~~86~~91
14.12.	Confidentiality	~~86~~92
14.13.	Intentionally Omitted	~~87~~92
14.14.	GOVERNING LAW	~~87~~92
14.15.	Consent to Forum; Arbitration	~~87~~92
14.16.	Waivers by Borrowers	~~88~~94
14.17.	Patriot Act Notice	~~88~~94
14.18.	Intercreditor Agreement	~~88~~94

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice

Schedule P-1	Investments
Schedule 1.1	Commitments of Lenders
Schedule 7.3.1	Real Estate Collateral
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of October 27, 2009, among HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s Subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Agent”) and as sole lead arranger.

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.        DEFINITIONS; RULES OF CONSTRUCTION

1.1.         Definitions.  As used herein, the following terms have the meanings set forth below:

2.5% Notes: the “2.5% Notes” as defined in the Guaranty and Security Agreement.

2012 Convertible Notes: the “2012 Convertible Notes” as defined in the Guaranty and Security Agreement

2012 Senior Notes Conditions: the following conditions for 2012 Senior Notes Debt: (a) all such Debt is in an aggregate principal amount that does not exceed $65,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the 2.5% Notes through a tender offer, open market purchase, redemption or discharge of the 2.5% Notes and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than ninety (90) days after the Revolver Termination Date; (d) any such Debt has an interest rate no greater than 10.0%,  (e) any such Debt is subordinated to the Obligations at least to the same extent as that permissible for the Senior Notes Refinancing Debt; (f) all such Debt is subject to the Intercreditor Agreement; (g) the representations, covenants and defaults applicable to any such Debt are no less favorable to Borrowers than those permissible for the Senior Notes Refinancing Debt; (h) no additional Lien is granted to secure any such Debt other than Liens that are permissible under the Senior Notes Refinancing Debt; (i) no additional Person is obligated on any such Debt other than Persons who are permitted to be obligated under the Senior Notes Refinancing Debt; (j) upon giving effect to any such Debt, no Default or Event of Default exists; and (k) all such Debt has been incurred by Parent on or prior to the date that is one hundred eighty (180) days after the Fifth Amendment Effective Date.

2012 Senior Notes Debt: Borrowed Money incurred by Parent that satisfies each of the 2012 Senior Notes Conditions.

2013 Senior Notes Conditions: the following conditions for 2013 Senior Notes Debt: (a) all such Debt is in an aggregate principal amount that does not exceed $200,000,000; (b) all of the proceeds of such

Debt are used (i) for working capital and other lawful corporate purposes of Borrowers and Parent (including Permitted Acquisitions), and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Senior Notes Refinancing Debt; (d) any such Debt is subordinated to the Obligations at least to the same extent as that permissible for the Senior Notes Refinancing Debt; (e) all such Debt is subject to the Intercreditor Agreement; (f) the representations, covenants and defaults applicable to any such Debt are no less favorable to Borrowers than those permissible for the Senior Notes Refinancing Debt; (g) no additional Lien is granted to secure any such Debt other than Liens that are permissible under the Senior Notes Refinancing Debt; (h) no additional Person is obligated on any such Debt other than Persons who are permitted to be obligated under the Senior Notes Refinancing Debt; (i) upon giving effect to any such Debt, no Default or Event of Default exists; (j) all such Debt has been incurred on or prior to the date that is one hundred eighty (180) days after the Eighth Amendment Effective Date; and (k) on a pro forma basis the Fixed Charge Coverage Ratio (but calculated to include one year’s projected interest on such Debt as a Fixed Charge), measured on a trailing twelve (12) month basis after giving effect to the incurrence of such Debt and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0.

2013 Senior Notes Debt: Borrowed Money that satisfies each of the 2013 Senior Notes Conditions.

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Acquisition: any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any ~~Borrower~~Obligor (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) acquires all or substantially all of the Equity Interests of any other Person.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.11.3.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: with respect to a Person, all laws, rules, regulations and governmental guidelines applicable to such Person or its conduct, transaction, agreement or matter in question, including all

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applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: with respect to any Type of Loan, the respective margin set forth in the grid below, as determined by the ~~Fixed Charge Coverage~~Availability Ratio for the last calendar ~~month~~quarter:

Level	~~Fixed Charge Coverage~~Availability Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	Greater than or equal to ~~1.50 to 1.00~~67%	~~1.00~~0.50%	~~2.25~~1.75%
II	Less than ~~1.50 to 1.00~~67% but greater than or equal to ~~1.30 to 1.00~~33%	~~1.25~~0.75%	~~2.50~~2.00%
III	Less than ~~1.30 to 1.00~~33%	~~1.50~~1.00%	~~2.75~~2.25%

~~Notwithstanding the forgoing, from the date hereof until the first day of the month following receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the month ending April 30, 2010,~~Until December 31, 2013, margins shall be determined as if Level ~~II~~I were applicable regardless of the ~~Fixed Charge Coverage~~Availability Ratio for the last calendar ~~month~~quarter.  Thereafter, ~~the~~ margins shall be subject to increase or decrease based upon ~~receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate~~the Availability Ratio for the ~~last calendar month, which change shall be effective on the first day of the calendar month following receipt~~prior calendar quarter, as determined by Agent based upon the records of Agent.  If, by the first day of a ~~month, any financial statements and Compliance~~ calendar quarter, any Borrowing Base Certificate due in the preceding ~~month have~~calendar quarter has not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, but excluding any (i) damage to, or loss of or destruction, or loss of title to, physical property of any Borrower or Guarantor, and (ii) taking of any property of any Borrower or Guarantor or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any property of any Borrower or any Guarantor or any portion thereof by an Governmental Authority.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

Availability: the Borrowing Base minus the principal balance of all Revolver Loans.

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Availability Block: at Agent’s election, in its sole discretion, a reserve in an amount equal to 10% of the aggregate Revolver Commitments, to be imposed during any Availability Block Period.

Availability Block Commencement Date:  any day that (a) the Excess Availability is less than 40% of the Revolver Commitment and (b) at any time after the occurrence of an initial Availability Block Period, a Default or an Event of Default occurs.

Availability Block Period: the period (a) commencing on the Availability Block Commencement Date and (b) ending on the related Availability Block Termination Date.

Availability Block Termination Date:  any day following an Availability Block Commencement Date when both (a) no Defaults or Events of Default are continuing, and (b) for each day during the two consecutive calendar month period preceding such date the Excess Availability is greater than 50% of the Revolver Commitment.

Availability Ratio: the ratio (expressed as a percentage), for any calendar quarter, of (a) the average daily Availability for such calendar quarter to (b) an amount equal to the average daily aggregate Revolver Commitments for such calendar quarter.

Availability Reserve: the sum (without duplication) of:

(a)           the Inventory Reserve;

(b)           the Rent and Charges Reserve;

(c)           the LC Reserve;

(d)           the Bank Product Reserve;

(e)           all accrued Royalties (if any), whether or not then due and payable by a Borrower, arising under any license or agreement under which a Borrower is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral;

(f)            the aggregate amount of liabilities secured by: (i) Liens upon Revolver Priority Collateral that are senior to Agent’s Liens, and (ii) Liens (other than Permitted Liens) upon any other Collateral that are senior to Agent’s Liens; but in each case, imposition of any such reserve shall not waive an Event of Default arising therefrom;

(g)           the Dilution Reserve;

(h)           the Litigation Reserve;

(i)            reserves on account of Canadian engineering certifications;

(j)            all sales, excise or similar taxes included in the amount of any Accounts reported to Agent;

(k)           the Availability Block;

(l)            the Fly Ash Commission Reserve;

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(m)          the Term Debt Reserve; and

(n)           such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Guarantor by any Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) electronic business-to-business payment and financing systems; and (e) other banking products or services as may be requested by any Borrower or Subsidiary, other than (i) loans, (ii) Letters of Credit and (iii) equipment leases and services and obligations related thereto; provided, however, that for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.6.1, the applicable Secured Party and Obligor must have previously (i) provided written notice to Agent of (A) the existence of such Bank Product, (B) the maximum dollar amount of obligations arising thereunder to be included as part of the Bank Product Reserve (“Bank Product Amount”), and (C) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time and (ii) received Agent’s approval of such Bank Product Amount.  The Bank Product Amount may be changed from time to time, with Agent’s consent, upon written notice to Agent by the Secured Party and Obligor.

Bank Product Amount: as defined in the definition of Bank Product.

Bank Product Debt: Debt and other obligations of a Borrower or Guarantor relating to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt, which shall be at least equal to the sum of all Bank Product Amounts.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or

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assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower Groups: each of the Eldorado Group, the HRI Group, the SCP Group, and the Tapco Group.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Litigation Reserve, minus the Availability Block, minus the Fly Ash Reserve, minus the Term Debt Reserve; or (b) the sum of the HRI Borrowing Base, plus the Tapco Borrowing Base, plus the Eldorado Borrowing Base, plus the SCP Borrowing Base, plus 100% of Pledged Cash, minus the Availability Reserve.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Boynton Litigation: Phillip E. Boynton, et al., v. Headwaters Incorporated, U.S.D.C., Western Dist. TN, no. 1:02-cv-01111-JPM-egb, including any appellate proceedings therefrom.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and California, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by Parent or Subsidiary of Parent for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.  For the purpose of this definition, the purchase price of Property which is acquired simultaneously with the trade-in of existing Property owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such Property being traded in at such time or the amount of such proceeds, as the case may be.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash that is delivered to Agent to Cash Collateralize any Obligations and any interest or other income earned on such cash.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank

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Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Guarantor in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: (a) a majority of the board of directors of Parent fails to consist of Continuing Directors, (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 35%, or more, of the Equity Interests of Parent having the right to vote for the election of members of the board of directors of Parent, (c) other than pursuant to a transaction permitted under Section 10.2.9, Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of each Borrower and each Guarantor (other than Parent), or (d) any “change of control” occurs under the Senior Secured Notes Documents or any document governing Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt, or 2013 Senior Notes Debt.

Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

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Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment.  “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with ~~Sections 10.2.3, 10.2.4(a) and 10.3, and calculate the applicable Level for the Applicable Margin (as set forth in the definition thereof).~~Section 10.3.

Consolidated Borrowed Money: with respect to Parent and each of its Subsidiaries, without duplication, their (a) Debt that (i) arises from the lending of money by any Person to Parent or any of its Subsidiaries, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person, all determined on a consolidated basis in accordance with GAAP.

Consolidated Rent Expense: with reference to any period, the Rentals of Parent and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

Consolidated Tangible Assets:  as of any date of determination, (a) the total assets reflected on the balance sheet of Parent and its Subsidiaries as of the end of the Fiscal Year most recently ended, less (b) the total intangible assets reflected on the balance sheet of Parent and its Subsidiaries as of the end of the Fiscal Year most recently ended; in each case of clauses (a) and (b), determined on a consolidated basis in accordance with GAAP.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

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Continuing Director: with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

Credit Judgment: Agent’s judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could result in a Default or Event of Default.  In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.

Deposit Account Control Agreements: the Deposit Account control agreements, in each case, in form and substance satisfactory to Agent, to be executed by each institution maintaining a Deposit Account for a Borrower of Guarantor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Designated Account: the Deposit Account of Borrowers as directed by Borrower Agent to Agent in writing from time to time.

Dilution Reserve: as of any date of determination, the sum of the Eldorado Dilution Reserve, plus the HRI Dilution Reserve, plus the SCP Dilution Reserve, plus the Tapco Dilution Reserve.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

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Dollars: lawful money of the United States.

Domestic Subsidiary: a Subsidiary that is organized or incorporated under the laws of the United States of America, any state of the United States of America, or the District of Columbia.

Dominion Account: one or more special accounts established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes at all times after a Dominion Trigger Event.

Dominion Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Excess Availability is less than an amount equal to 17% of the aggregate Revolver Commitments at any time; and (b) continuing until, during the preceding ~~three (3) calendar months~~thirty (30) consecutive days, no Event of Default has existed and Excess Availability has been greater than or equal to an amount equal to 17% of the aggregate Revolver Commitments at all times.

EBITDAR: determined on a consolidated basis for Parent and its Subsidiaries, the sum of (a) net income, calculated before interest expense, expense or benefit for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, any extraordinary gains, and any non-cash income (in each case, to the extent included in determining net income), plus (b) Consolidated Rent Expense plus (c) any non-cash charges, losses or expenses of Parent and its Subsidiaries for such period (but excluding any non-cash charge, loss or expense in respect of an item that was included in net income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any Permitted Acquisition).

Eighth Amendment Effective Date: November 6, 2013.

Eldorado Borrowing Base: on any date of determination, an amount equal to the sum of (a) 85% of the Value of Eldorado Eligible Accounts, plus (b) the lesser of (i) 65% of the Value of Eldorado Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eldorado Eligible Inventory.

Eldorado Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the Eldorado Group, divided by (b) gross sales of the Eldorado Group.

Eldorado Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Eldorado Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the Eldorado Dilution Percent is in excess of 5.0%.

Eldorado Eligible Account: an Account owing to any Borrower in the Eldorado Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be an Eldorado Eligible Account.  Without limiting the foregoing, no such Account shall be an Eldorado Eligible Account if:

(a)           it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)           50% or more of the Accounts owing by the Account Debtor to Borrowers in the Eldorado Group are not Eldorado Eligible Accounts under the foregoing clause;

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(c)           when aggregated with other Accounts owing by the Account Debtor to Borrowers in the Eldorado Group, it exceeds 15% of the aggregate Eldorado Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)           it does not conform with a covenant or representation herein;

(e)           it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)            an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)           the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

(h)           it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)            it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)            the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)           it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)            its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)          it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)           it represents a progress billing or retainage; or

(o)           it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

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Eldorado Eligible Inventory: Inventory owned by any Borrower in the Eldorado Group that Agent, in its Credit Judgment, deems to be Eldorado Eligible Inventory.  Without limiting the foregoing, no such Inventory shall be Eldorado Eligible Inventory unless it:

(a)           is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)           is not held on consignment, nor subject to any deposit or downpayment;

(c)           is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d)           is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;

(e)           meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law;

(f)            conforms with the covenants and representations herein;

(g)           is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens which have been explicitly disclosed to Agent in writing;

(h)           is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person;

(i)            is not subject to any warehouse receipt or negotiable Document;

(j)            is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)           is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established;

(l)            does not consist of molds or pallets;

(m)          is not currently contemplated to be written off by the applicable Borrower; and

(n)           is reflected in the details of a current perpetual inventory report.

Eldorado Group: collectively, HCM Stone, LLC, a Utah limited liability company, Dutch Quality Stone, Inc., an Ohio corporation, Eldorado SC-Acquisition Co., a Utah corporation, Eldorado G-Acquisition Co., a Utah corporation, Eldorado Stone LLC, a Delaware limited liability company, Eldorado Stone Acquisition Co., LLC, a Utah limited liability company, Eldorado Stone Funding Co., LLC, a Utah limited liability company, Stonecraft Manufacturing, LLC, an Ohio limited liability company, Chihuahua Stone, LLC, a Utah limited liability company, Eldorado Stone Operations, LLC, a Utah limited liability company, and L-B Stone, LLC, a Utah limited liability company.

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Eligible Accounts: collectively, the Eldorado Eligible Accounts, the HRI Eligible Accounts, the SCP Eligible Accounts, and the Tapco Eligible Accounts.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Agent or Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within three Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person commercially reasonably acceptable to Agent in its discretion.

Eligible Inventory: collectively, the Eldorado Eligible Inventory, the SCP Eligible Inventory, and the Tapco Eligible Inventory.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Agreement: each agreement of Borrowers and Guarantors with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers and Guarantors, as applicable, agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a written notice from any Governmental Authority of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest in any other Person.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial

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withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification to the Multiemployer Plan that such plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any minimum funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excess Availability: as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and Guarantors unpaid for more than 60 days after the original invoice date and all book overdrafts of Borrowers and Guarantors, in each case as determined by Agent in its Credit Judgment.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; and (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax.

Exempt Property: (i) in the case of the Real Estate, all such Real Estate other than the Real Estate Collateral, (ii) all vehicles and other Collateral subject to state certificate of title statutes, (iii) all Deposit Accounts which are not maintained with the Agent and that with respect to which Deposit Account Control Agreements are not required to be entered into in accordance with Section 8.5, and (iv) the Equity Interests in FlexCrete Building Systems, L.C., a Utah limited liability company.

Existing Credit Agreement: the Credit Agreement dated as of September 8, 2004, by and among Parent, as the borrower, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and JPMorgan Chase Bank, as syndication agent.

Extraordinary Expenses: all costs, expenses or advances that Agent or any Lender may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of a Borrower or Guarantor, in each case, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of

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Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent or any Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement between Agent and Borrowers.

Fifth Amendment Effective Date: April 26, 2012.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on September 30 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and Parent’s Subsidiaries for the most recent twelve calendar months, of (a) EBITDAR minus Capital Expenditures (except those financed with Consolidated Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges, plus Consolidated Rent Expense.

Fixed Charges: the sum of cash interest paid or scheduled to be paid (other than cash premiums paid in connection with extinguishing (x) the Debt evidenced by the Senior Secured Notes Documents to the extent such premiums constitute interest expense, or (y) the Debt evidenced by the 2.5% Notes or the 2012 Senior Notes Debt to the extent such premiums are substantially contemporaneously funded with the proceeds of new Debt permitted to be incurred hereunder and such premiums constitute interest expense), principal payments made or scheduled to be made on Consolidated Borrowed Money (other than (i) repayments of the Revolver Loans, (ii) payments made to extinguish the Debt evidenced by the Senior Secured Notes Documents solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with Senior Notes Refinancing Debt, (iii) payments made to extinguish the Debt evidenced by the 2.5% Notes solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with the 2012 Convertible Notes or the 2012 Senior Notes Debt, (iv) payments made to extinguish the Debt evidenced by the 2012 Senior Notes Debt solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with Refinancing Debt, ~~and~~ (v) payments made to extinguish the Debt evidenced by the Convertible Subordinated Notes in an amount not to exceed the amount of any proceeds received by (a) Energy Services or its Subsidiaries (as defined in the Guaranty and Security Agreement) from the Coal Cleaning Disposition or any Partial Coal Cleaning Disposition, and (b) Headwaters Ethanol Holdings LLC, a Utah limited liability company, from a sale of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, solely to the extent such payments are made within six (6) months after receipt of any such proceeds, and (vi) voluntary prepayments (which for clarification shall not

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include any scheduled or mandatory prepayments) made if (a) Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments at all times for the sixty (60) days prior to such prepayment (on a pro forma basis) and immediately after giving effect to such prepayment, and (b) the Borrowers believe in good faith that Excess Availability shall be greater than an amount equal to 25% of the aggregate Revolver Commitments on a pro forma basis at all times for the sixty (60) days following such prepayment), and Distributions made.  Capitalized terms used in this definition and not otherwise defined in this Agreement shall have the meanings provided in the Guaranty and Security Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Fly Ash Commission Reserve: as of any date of determination, an amount equal to (a) $2,000,000 plus (b) the amount of all commissions owing by any Borrower on account of any fly ash products sold by any Borrower that are unpaid for more than 45 days after the original due date.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantor Payment: as defined in Section 5.11.3.

Guarantors: Parent, and each Person who guarantees payment or performance of any Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

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Guaranty and Security Agreement: that certain Guaranty and Security Agreement, dated as of October 27, 2009, among the Guarantors signatory thereto and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

HRI Borrowing Base: on any date of determination, an amount equal to 85% of the Value of HRI Eligible Accounts.

HRI Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the HRI Group, divided by (b) gross sales of the HRI Group.

HRI Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against HRI Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the HRI Dilution Percent is in excess of 5.0%.

HRI Eligible Account: an Account owing to any Borrower in the HRI Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be a HRI Eligible Account.  Without limiting the foregoing, no such Account shall be a HRI Eligible Account if:

(a)           it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)           50% or more of the Accounts owing by the Account Debtor to Borrowers in the HRI Group are not HRI Eligible Accounts under the foregoing clause;

(c)           when aggregated with other Accounts owing by the Account Debtor to Borrowers in the HRI Group, it exceeds 15% of the aggregate HRI Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)           it does not conform with a covenant or representation herein;

(e)           it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)            an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)           the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

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(h)           it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)            it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)            the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)           it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)            its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)          it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)           it represents a progress billing or retainage; or

(o)           it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

HRI Group: collectively, Headwaters Resources, Inc., a Utah corporation, and Headwaters Services Corporation, a Utah corporation.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

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Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: the Intercreditor Agreement of even date herewith, between the Senior Secured Notes Collateral Agent and the Agent, and any amendments or joinders thereto, in form and substance satisfactory to Agent, to include any agent for the holders of any Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt, or 2013 Senior Notes Debt.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Reserve: reserves established by Agent in its Credit Judgment to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any loan, advance or capital contribution to or other investment in a Person.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America or an Affiliate of Bank of America.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Kleer Acquisition: the acquisition of certain assets of Kleer Lumber, Inc., a Massachusetts corporation, pursuant to that certain Asset Purchase Agreement, dated on or about December 14, 2012, among Tapco, Kleer Lumber, Inc. and any other party identified on the signature pages thereto (the “Kleer Acquisition Agreement”).

Kleer Acquisition Loan:  Debt owing by Tapco to Parent in connection with the Kleer Acquisition that (a) is not secured by a Lien, (b) does not exceed $5,000,000, (c) is incurred prior to the Kleer Acquisition Payment Date, and (d) the proceeds of which are used solely to fund the purchase consideration payable by Tapco in connection with the Kleer Acquisition.

Kleer Acquisition Payment Date: two (2) Business Days prior to the Closing Date (as defined in the Kleer Acquisition Agreement) of the Kleer Acquisition.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC

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Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the maximum amount available to be drawn under all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting fees and other amounts owing to the Issuing Bank.

Lender Indemnitees: Lenders and their respective officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline: $35,000,000.

LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/32nd of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

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LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Line Usage: for any period, the percent equal to (a) the average daily amount of outstanding Obligations for such period divided by (b) the average amount of Revolver Commitments during such period.

Litigation Reserve: an amount equal to any amounts (net of insurance coverage therefore acknowledged by the insurer in writing) owing by Parent or any of its Subsidiaries from time to time in connection with unsatisfied verdicts, judgments or settlements, as established by Agent from time to time in its Credit Judgment.  On the Closing Date the Litigation Reserve shall be $8,700,000, which amount is attributable to the Boynton Litigation.

Loan: a Revolver Loan.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any

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Borrower Group taken as a whole or the Obligors taken as a whole, on the value of any material Collateral, on the enforceability of the Loan Documents, or on the validity or priority of Agent’s Liens on the Collateral; (b) impairs the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents, including repayment of the Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect the Obligations or to realize upon the Collateral.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $10,000,000 or more.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: each mortgage, deed of trust or deed to secure debt pursuant to which a Borrower or Guarantor grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate Collateral owned by such Borrower, as security for the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) any Taxes reasonably attributable to such Asset Disposition (including any withholding in respect of such Taxes) and reasonably estimated by Borrowers to be actually payable; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: with respect to any category of Inventory for any Borrower Group, the net orderly liquidation value of such Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of such Inventory performed by an appraiser and on terms satisfactory to Agent.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from

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an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Operating Lease: with respect to any Person, any lease of Property (other than a Capital Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability company agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or management of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Note; each LC Document; each Lien Waiver; the Fee Letter; the Intercreditor Agreement; each Related Real Estate Document; each Borrowing Base Certificate, each Compliance Certificate, each financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Parent: Headwaters Incorporated, a Delaware corporation.

Participant: as defined in Section 13.2.

Patent Security Agreement: each patent security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its patents, as security for the Obligations.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

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PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition:  any Acquisition by any ~~Borrower~~Obligor in a transaction that satisfies each of the following requirements: (a) such Acquisition is not a hostile acquisition or contested by the Person to be acquired; (b) the assets being acquired (other than a de minimis amount of assets in relation to ~~Borrowers~~Obligors’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of ~~Borrowers~~Obligors or a business reasonably related thereto; (c) both before and after giving effect to such Acquisition, each of the representations and warranties in the Loan Documents is true and correct; (d) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such Acquisition; (e) as soon as available, but not less than 30 days (or 15 days in the case of the Kleer Acquisition) prior to such Acquisition, the ~~Borrowers~~Obligors have provided Agent (i) notice of such Acquisition and (ii) a copy of all available business and financial information reasonably requested by Agent, including pro forma financial statements, statements of cash flow, financial covenant projections, and Availability projections; (f) not later than: (i) 15 Business Days (or 10 Business Days in the case of the Kleer Acquisition) prior to the anticipated closing date of such Acquisition, ~~Borrowers~~Obligors shall have provided the Agent with the then current drafts of the acquisition agreement and other material documents relative to such Acquisition, which agreement and documents must be reasonably acceptable to Agent and (ii) 5 Business Days prior to the anticipated closing date of such Acquisition, ~~Borrowers~~Obligors shall have provided the Agent with the final copies of the acquisition agreement and other material documents relative to such Acquisition, which agreement and documents must be reasonably acceptable to Agent; (g) ~~the aggregate purchase consideration payable (including deferred payment obligations) in respect of all Acquisitions made (i) during any calendar year shall not exceed $10,000,000 and (ii) during the term of this Agreement shall not exceed $30,000,000, provided, however, that the Kleer Acquisition shall not be subject to this clause (g) so long as: (A) the aggregate purchase consideration payable (including deferred payment obligations) in connection with the Kleer Acquisition shall not exceed $45,000,000, (B) the Kleer Acquisition is consummated prior to December 31, 2012 and (C) either (X) Parent between the Seventh Amendment Effective Date and the Kleer Acquisition Payment Date, (I) sells or issues any Equity Interests and (II) makes a capital contribution to Tapco with the proceeds of such sale or issuance of its Equity Interests in an aggregate amount of at least the aggregate purchase consideration payable (including deferred payment obligations) in respect of the Kleer Acquisition), which such proceeds are used by Tapco to fund the Kleer Acquisition in its entirety, or (Y) after giving effect to the Kleer Acquisition and the payment of all consideration in connection therewith, the aggregate amount of the unpaid balance of Revolver Loans outstanding does not exceed $15,000,000.~~Intentionally Omitted; (h) if such Acquisition is an acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of ~~a Borrower~~an Obligor and, in accordance with Section ~~10.1.9,~~10.1.9 of this Agreement or Section 5.1(h) of the Guaranty and Security Agreement, as applicable, an Obligor pursuant to the terms of ~~this Agreement~~the Loan Documents; (i) if such Acquisition is an acquisition of assets, the Acquisition is structured so that ~~a Borrower~~an Obligor shall acquire such assets; (j) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States; (k) no Debt will be incurred, assumed, or would exist with respect to ~~Borrower~~any Obligor or its Subsidiaries as a result of such Acquisition, other than Debt permitted under Section 10.2.1 or Section 5.2(a) of the Guaranty and Security Agreement, as applicable, and no Liens will be incurred, assumed, or would exist with respect to the assets of ~~Borrower~~any Obligor or its

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Subsidiaries as a result or such Acquisition other than Permitted Liens~~; and (l~~ or Permitted Liens (as defined in the Guaranty and Security Agreement), as applicable; and (l) either: (i) (A) both immediately before and immediately after giving effect to any such Acquisition, Excess Availability is greater than ~~$30,000,000.~~an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such Acquisition and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to any such Acquisition, Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments.  In no event will assets acquired pursuant to a Permitted Acquisition constitute assets eligible for inclusion in the Borrowing Base prior to completion of a field examination and other due diligence acceptable to Agent in its discretion.

Permitted Asset Disposition: (i) an Asset Disposition by any Obligor other than a Borrower, or (ii) as long as: (x) no Default or Event of Default exists (provided that, in the case of clauses (a) and (c) only, such Asset Dispositions will continue to be permitted unless Agent has given Borrower Agent notice otherwise), and (y) in the case of clauses (a) and (c) only, all Net Proceeds are remitted to a Dominion Account, an Asset Disposition by a Borrower that is: (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $5,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) a sale or grant of non-exclusive licenses of Intellectual Property entered into in the Ordinary Course of Business; (e) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Borrower’s default; (f) leases, sales or other dispositions of Property (other than any Revolver Priority Collateral) that, in the aggregate during any Fiscal Year, ~~has a book value of $5,000,000 or less~~do not exceed more than 5% of Consolidated Tangible Assets; (g) a disposition of Property (other than any Revolver Priority Collateral) that is exchanged for credit against the purchase price of similar replacement property; (h) a transfer of Property by a Borrower to another Borrower; or (i) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) consisting of customary indemnification obligations included in contracts entered into in the Ordinary Course of Business; (h) pursuant to guaranties by: (i) a Borrower of the obligations of another Borrower, (ii) a Guarantor of the obligations of another Guarantor, or (iii) a Guarantor of the obligations of a Borrower, in each case, with respect to lease, contracts and other commitments entered into in the Ordinary Course of Business; or (i) in an aggregate amount of $5,000,000 or less at any time.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $5,000,000 at any time ~~and its incurrence does not violate Section 10.2.3.~~.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

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Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Pledged Cash: the funds maintained in a blocked Deposit Account of Borrowers, which may not be withdrawn without the Agent’s prior consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Borrowing Base upon giving effect to such withdrawal), Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with a perfected first priority security interest in and Lien on such funds; provided that, for clarification, no Pledged Cash shall also constitute Term Debt Cash Collateral and no Term Debt Cash Collateral shall also constitute Pledged Cash.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations or Capital Leases) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations or Capital Leases) incurred within 30 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a purchase money security interest under the UCC, excluding all Capital Leases.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

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Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Real Estate Collateral: means all Real Estate owned by any Borrower or Guarantor listed on Schedule 7.3.1, any Real Estate owned by any Borrower or Guarantor that is acquired after the Closing Date with a net book value in excess of $1,000,000 and any additional Real Estate owned by any Borrower or Guarantor to the extent that the aggregate net book value of all such Real Estate owned by Borrowers and Guarantors that does not constitute Real Estate Collateral exceeds $15,000,000.

Refinancing Conditions: the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (k), (p), (q) or (~~q~~s).

Reimbursement Date: as defined in Section 2.3.2.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance satisfactory to Agent and received by Agent for review at least 15 days (or such fewer days as may be agreed between the Agent and Borrower Agent in writing) prior to the effective date of the Mortgage: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) flood insurance in an amount, with endorsements and by an insurer acceptable to Agent, if the Real Estate is within a flood plain; and (d) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Rentals: with respect to any Person, the aggregate fixed amounts payable by such Person under any Operating Lease.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

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Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Excess Availability is less than ~~$20,000,000~~an amount equal to 20% of the aggregate Revolver Commitments at any time; and (b) continuing until, during the preceding ~~three (3) calendar months~~thirty (30) consecutive days, no Event of Default has existed and Excess Availability has been greater than ~~$25,000,000~~or equal to an amount equal to 20% of the aggregate Revolver Commitments at all times.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Cash: cash of Borrowers that is in blocked Deposit Accounts of Borrowers over which only Agent has control, subject to Deposit Account Control Agreements in form and substance satisfactory to Agent.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in (i) Subsidiaries to the extent existing on the Closing Date, (ii) Subsidiaries that become a Borrower in accordance with Section 10.1.9 before or concurrently with the making of such Investment, or (iii) another Borrower; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Investments consisting of accounts receivable created, acquired or made by any Obligor in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; (e) Investments consisting of Equity Interests, obligations, securities or other Property received by any Obligor in settlement of accounts receivable from bankrupt obligors; (f) Investments existing on the Closing Date and set forth on Schedule P-1; (g) Permitted Acquisitions; (h) Investments resulting from pledges and deposits constituting Permitted Liens; (i) Hedging Agreements to the extent permitted under Section 10.2.15; (j) Investments made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing customer contracts so long as the aggregate amount of all such Investments made after the Closing Date do not exceed $3,000,000; provided, however, that any returns on such Investments recovered by a Borrower shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limit; ~~and~~ (k) any Investment (other than an Acquisition) made if either: (i) (A) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such Investment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments; and (l) Investments otherwise permitted by the Required Lenders in writing.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any Borrower’s or Guarantor’s assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt; provided that an agreement

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that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to grant Liens on such person’s leased equipment that is subject to a Capital Lease shall not be deemed a Restrictive Agreement.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter ~~determined~~modified pursuant to ~~each~~Section 2.1.7 or an Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Priority Collateral: as defined in the Intercreditor Agreement.

Revolver Termination Date: the earlier of: (x) any Term Debt Reserve Shortfall Date, or (y) October ~~27, 2014.~~31, 2018.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

SCP Borrowing Base: on any date of determination, an amount equal to the sum of (a) 85% of the Value of SCP Eligible Accounts, plus (b) the lesser of (i) 65% of the Value of SCP Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of SCP Eligible Inventory.

SCP Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the SCP Group, divided by (b) gross sales of the SCP Group.

SCP Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against SCP Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the SCP Dilution Percent is in excess of 5.0%.

SCP Eligible Account: an Account owing to any Borrower in the SCP Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be a SCP Eligible Account.  Without limiting the foregoing, no such Account shall be a SCP Eligible Account if:

(a)                                 it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)                                 50% or more of the Accounts owing by the Account Debtor to Borrowers in the SCP Group are not SCP Eligible Accounts under the foregoing clause;

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(c)                                  when aggregated with other Accounts owing by the Account Debtor to Borrowers in the SCP Group, it exceeds 15% of the aggregate SCP Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)                                 it does not conform with a covenant or representation herein;

(e)                                  it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)                                   an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)                                  the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

(h)                                 it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)                                     it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)                                    the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)                                 it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)                                     its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)                             it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)                                 it represents a progress billing or retainage; or

(o)                                 it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

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SCP Eligible Inventory: Inventory owned by any Borrower in the SCP Group that Agent, in its Credit Judgment, deems to be SCP Eligible Inventory.  Without limiting the foregoing, no such Inventory shall be SCP Eligible Inventory unless it:

(a)                                 is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)                                 is not held on consignment, nor subject to any deposit or downpayment;

(c)                                  is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d)                                 is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;

(e)                                  meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law;

(f)                                   conforms with the covenants and representations herein;

(g)                                  is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens which have been explicitly disclosed to Agent in writing;

(h)                                 is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person;

(i)                                     is not subject to any warehouse receipt or negotiable Document;

(j)                                    is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)                                 is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and

(l)                                     is reflected in the details of a current perpetual inventory report.

SCP Group: collectively, Headwaters Construction Materials, Inc, a Utah corporation, HCM Utah, LLC, a Utah limited liability company, and Headwaters Construction Materials, LLC, a Texas limited liability company.

Secured Parties: Agent, Issuing Bank, Lenders and providers of Bank Products.

Security Documents: the Guaranties, Mortgages, Patent Security Agreements, Trademark Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Notes Refinancing Condition: the following conditions for Senior Notes Refinancing Debt: (a) all such Debt is in an aggregate principal amount that does not exceed $~~420,000,000~~400,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the Senior Secured Notes through a tender offer,

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open market purchase, redemption or discharge of the Senior Secured Notes and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; provided, however, that up to $10,000,000 of the proceeds of such Debt may be used for working capital and other lawful corporate purposes of Borrowers and Parent; (c) any such Debt has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt evidenced by the Senior Secured Notes Documents; (d) any such Debt is subordinated to the Obligations at least to the same extent as the Debt evidenced by the Senior Secured Notes Documents; (e) all such Debt is subject to the Intercreditor Agreement; (f) the representations, covenants and defaults applicable to any such Debt are no less favorable to Borrowers than those applicable to the Debt evidenced by the Senior Secured Notes Documents; (g) no additional Lien is granted to secure any such Debt; (h) no additional Person is obligated on any such Debt; and (i) upon giving effect to any such Debt, no Default or Event of Default exists.

Senior Notes Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of the Debt evidenced by the Senior Secured Notes Documents and, for clarification, means the 7 5/8% senior secured notes due 2019, issued by Parent.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Senior Secured Notes:  senior secured notes due not earlier than 2014 to be issued by Parent on the Closing Date and the Debt represented thereby, the terms and conditions of which are satisfactory to each Lender in its sole discretion.

Senior Secured Notes Documents:  the indenture to be entered into among Parent, certain of its subsidiaries listed therein and the trustee named therein, in respect of the Senior Secured Notes and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes or providing for any guaranty or other right in respect thereof, the terms and conditions of which are satisfactory to each Lender in its sole discretion.

Senior Secured Notes Collateral Agent:  Wilmington Trust, FSB, any successor Trustee under any indenture governing any Senior Notes Refinancing Debt, any successor Trustee under any indenture governing any 2012 Senior Notes Debt, or any successor Trustee under any indenture governing any ~~2012~~2013 Senior Notes Debt.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Seventh Amendment Effective Date: December 13, 2012.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any

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conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to the Required Lenders.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests); provided that FlexCrete Building Systems, L.C., a Utah limited liability company shall not be considered a “Subsidiary” of a Borrower for any purpose under this Agreement, including, without limitation, for purposes of the covenants set forth in Section ~~10.2.3 and~~ 10.3.

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Tapco Borrowing Base: on any date of determination, an amount equal to the sum of (a) 85% of the Value of Tapco Eligible Accounts, plus (b) the lesser of (i) 65% of the Value of Tapco Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Tapco Eligible Inventory.

Tapco Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the Tapco Group, divided by (b) gross sales of the Tapco Group.

Tapco Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Tapco Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the Tapco Dilution Percent is in excess of 5.0%.

Tapco Eligible Account: an Account owing to any Borrower in the Tapco Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be a Tapco Eligible Account.  Without limiting the foregoing, no such Account shall be a Tapco Eligible Account if:

(a)                                 it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)                                 50% or more of the Accounts owing by the Account Debtor to Borrowers in the Tapco Group are not Tapco Eligible Accounts under the foregoing clause;

(c)                                  when aggregated with other Accounts owing by the Account Debtor to Borrowers in the Tapco Group, it exceeds (i) in the case of The Home Depot, Inc., 20% of the aggregate Tapco Eligible Accounts, or (ii) in the case of all other Account Debtors, 15% of the aggregate Tapco Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)                                 it does not conform with a covenant or representation herein;

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(e)                                  it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)                                   an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)                                  the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

(h)                                 it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)                                     it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)                                    the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)                                 it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)                                     its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)                             it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)                                 it represents a progress billing or retainage;

(o)                                 ~~[~~Intentionally Omitted~~]~~; or

(p)                                 it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Tapco Eligible Inventory: Inventory owned by any Borrower in the Tapco Group that Agent, in its Credit Judgment, deems to be Tapco Eligible Inventory.  Without limiting the foregoing, no such Inventory shall be Tapco Eligible Inventory unless it:

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(a)                                 is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)                                 is not held on consignment, nor subject to any deposit or downpayment;

(c)                                  is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d)                                 is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;

(e)                                  meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law;

(f)                                   conforms with the covenants and representations herein;

(g)                                  is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens which have been explicitly disclosed to Agent in writing;

(h)                                 is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person;

(i)                                     is not subject to any warehouse receipt or negotiable Document;

(j)                                    is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)                                 is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established;

(l)                                     does not consist of molds;

(o)                                 ~~[~~Intentionally Omitted~~]~~; and

(l)                                     is reflected in the details of a current perpetual inventory report.

Tapco Group: collectively, Tapco International Corporation, a Michigan corporation, ~~Metamora Products Corporation, a Michigan corporation, MTP, Inc., an Ohio corporation,~~and Atlantic Shutter Systems, Inc., a South Carolina corporation~~, Inspire Services, LLC, a Michigan limited liability company, Stonecraft Sales, LLC, a Michigan limited liability company, and Metamora Products Corporation of Elkland, a Pennsylvania corporation~~.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Debt: any one or more of the following Debt: (a) the Senior Notes Refinancing Debt, (b) any of the Convertible Subordinated Notes (as defined in the Guaranty and Security Agreement), (c) the 2012

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Senior Notes Debt, (d) 2013 Senior Notes Debt, and (~~d~~e) any Refinancing Debt of any of the foregoing permitted under this Agreement or under the Guaranty and Security Agreement.

Term Debt Cash Collateral: the funds maintained in a blocked Deposit Account of Borrowers, which funds may not be withdrawn without the Agent’s prior consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Borrowing Base upon giving effect to such withdrawal), Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with a perfected first priority security interest in and Lien on such funds; provided that, for clarification, no Term Debt Cash Collateral shall also constitute Pledged Cash and no Pledged Cash shall also constitute Term Debt Cash Collateral.

Term Debt Reserve:  (i) with respect to any of the Term Debt, a reserve established by the Agent at any time on or after the date that is ninety (90) days prior to the maturity date of such Term Debt, which reserve does not exceed the outstanding principal amount of such Term Debt, plus any other amounts owing with respect to, or to be paid in respect of, such Term Debt on or prior to the maturity date thereof; less (ii) the amount of the Term Debt Cash Collateral.  If the result of the foregoing is a negative number, then the Term Debt Reserve shall be zero (-0-).

Term Debt Reserve Shortfall Date:  each date that Agent establishes a Term Debt Reserve, unless at such time, (x) if there are no Revolver Loans or LC Obligations outstanding, Availability is greater than zero ($0), or (y) if there are any Revolver Loans or LC Obligations outstanding, the aggregate amount of such outstanding Revolver Loans and LC Obligations does not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation).

Terminated Lender: as defined in Section 4.7.

Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type: any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of the present value of a Pension Plan’s benefit liabilities, as described in Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code as of the most recent valuation date for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.

Unused Line Margin: the percentage set forth below, as determined by the Line Usage for the prior calendar month:

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Level	Line Usage	Unused Line Margin
I	Greater than or equal to 50%	0.25%
II	Less than ~~or equal to~~ 50%~~, but greater than 25%~~	0.375%
~~III~~	~~Less than or equal to 25%~~	~~0.50%~~

Notwithstanding the forgoing, from the ~~date hereof until the first day of the month immediately following the date hereof,~~Eighth Amendment Effective Date until November 30, 2013, the Unused Line Margin shall be determined as if Level ~~III~~II were applicable.  Thereafter, the Unused Line Margin shall be subject to increase or decrease based upon the Line Usage for the prior month, as determined by Agent.  If by the first day of a month, any Borrowing Base Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the Unused Line Margin shall be determined as if Level ~~III~~II were applicable, from such day until the first day of the calendar month following actual receipt.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2.                            Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change and the change is disclosed to Agent; provided, however, that, in addition to the foregoing conditions, no such change shall be made in any accounting determinations used to calculate the Fixed Charge Coverage Ratio unless Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3.                            Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of California from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4.                            Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement includes any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires,

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exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Document shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.                         CREDIT FACILITIES

2.1.                            Revolver Commitment.

2.1.1.                                 Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2.                                 Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3.                                 Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; (b) to pay Obligations in accordance with this Agreement; and (c) for working capital and other lawful corporate purposes of Borrowers.

2.1.4.                                 Termination of Revolver Commitments.  The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 45 days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

2.1.5.                                 Overadvances.  If the aggregate Revolver Loans exceed the Borrowing Base (“Overadvance”), the excess amount shall be payable by Borrowers on demand by Agent or the Required Lenders, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist

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for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the aggregate Revolver Commitments; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6.                                 Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the aggregate Commitments, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of 10% of the aggregate Revolver Commitments outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7.                                 Increase in Revolver Commitments.  Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee agreed to among Agent and Borrowers, (b) increases under this Section do not exceed $15,000,000 in the aggregate and no more than three (3) increases are made, and (c) the requested increase is consented to by any holders of Debt subject to the Intercreditor Agreement (to the extent deemed necessary by Agent).  Agent shall promptly notify Lenders of the requested increase and, within 20 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment.  Any Lender not responding within such period shall be deemed to have declined an increase.  If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder.  Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees.  Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request.  Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments.  On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary,  in accordance with Lenders’ adjusted shares of such Revolver Commitments.

2.2.                            Intentionally Omitted.

2.3.                            Letter of Credit Facility.

2.3.1.                                 Issuance of Letters of Credit.  Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

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(a)                                 Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender.  If Issuing Bank receives written notice from a Lender at least two Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of any of the LC Conditions set forth in clauses (a) and (b) of the definition of L/C Conditions.

(b)                                 Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)                                  Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)                                 In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person, except to the extent Issuing Bank shall be grossly negligent in so doing or the same shall constitute willful misconduct.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts, except to the extent Issuing Bank shall be grossly negligent in so doing or the same shall constitute willful misconduct.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

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2.3.2.           Reimbursement; Participations.

(a)           If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit and if Borrowers fail to pay such amount on such day, Borrowers shall also pay interest in such amount at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, if Borrowers do not, on the Reimbursement Date, pay Issuing Bank the amount paid under the Letter of Credit, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such deemed Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)           The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)           No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3.           Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less

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than zero, (c) after the Commitment Termination Date, or (d) within 5 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s, Agent’s or Required Lenders’ request, Cash Collateralize the maximum amount available to be drawn under all outstanding Letters of Credit and all other LC Obligations.  Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

SECTION 3.        INTEREST, FEES AND CHARGES

3.1.         Interest.

3.1.1.           Rates and Payment of Interest.

(a)           The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b)           During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)           Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.           Application of LIBOR to Outstanding Loans.

(a)           Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)           Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any

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LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3.           Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a)           the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)           if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)           no Interest Period shall extend beyond the Revolver Termination Date.

3.2.         Fees.

3.2.1.           Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Margin per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and LC Obligations during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2.           LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily maximum amount available to be drawn under outstanding Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the average daily maximum amount available to be drawn under each outstanding Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.           Agent Fees.  In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3.         Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

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3.4.         Reimbursement Obligations.  Borrowers shall reimburse Agent and each Lender for all Extraordinary Expenses, except to the extent provided to the contrary in Section 14.2.  Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction.  If, for any reason (including inaccurate reporting on financial statements, a Borrowing Base Certificate, or a Compliance Certificate), it is determined that a higher Applicable Margin or Unused Line Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be due on demand.

3.5.         Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6.         Inability to Determine Rates.  If Agent determines, or if Required Lenders notify Agent, for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent revokes such notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7.         Increased Costs; Capital Adequacy.

3.7.1.           Change in Law.  If any Change in Law (other than any Change of Law by way of imposition or increase of Reserve Percentage included in determining LIBOR) shall:

(a)           impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit

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extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)           subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c)           impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2.           Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3.           Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8.         Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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3.9.         Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10.       Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.        LOAN ADMINISTRATION

4.1.         Manner of Borrowing and Funding Revolver Loans.

4.1.1.           Notice of Borrowing.

(a)           Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)           Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)           If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for

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payment.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2.           Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3.           Swingline Loans; Settlement.

(a)           Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of 15% of the aggregate Revolver Commitments, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)           To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4.           Notices.  Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person

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believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2.         Defaulting Lender.  Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement.  The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents (including the granting of any consents or waivers) and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.  Notwithstanding anything contained herein to the contrary, Borrowers reserve all of their rights and remedies against each Defaulting Lender to recover for any damages caused to Borrowers by such Defaulting Lender on account of such Default Lender’s failure to make any payment or provide funds to Agent or any Borrower as required hereunder.

4.3.         Number and Amount of LIBOR Loans; Determination of Rate.  Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $1,000,000 in excess thereof.  No more than 5 Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.  Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4.         Borrower Agent.  Each Borrower hereby designates Headwaters Resources, Inc., a Utah corporation (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5.         One Obligation.  The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6.         Effect of Termination.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Borrower or any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent

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shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages.  Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

4.7.         Assignment of Commitments Under Certain Circumstances.  In the event that any Lender is a Defaulting Lender, then with respect to each such Defaulting Lender (a “Terminated Lender”), Borrower Agent shall have the right, but not the obligation, at its own expense, upon notice to such Terminated Lender and Agent, to replace such Terminated Lender with an Eligible Assignee (in accordance with and subject to restrictions of Section 13.2.4), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions in Section 13.2.4) all its interests, rights and obligations under the Loan Documents to such Eligible Assignee; provided, however, that no such Terminated Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law, rule, regulation or order of any Governmental Authority and (ii) such Terminated Lender shall have been paid in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and all fees and other amounts accrued for such Terminated Lender’s account or owed to it hereunder.  Each Lender agrees that, if it becomes a Terminated Lender, it shall execute and deliver to Agent an assignment and acceptance agreement to evidence such sale and purchase and shall deliver to Agent any Notes subject to such assignment and acceptance; provided, however, that the failure of any Terminated Lender to execute an assignment and acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and Agent shall record such assignment in its books and records.

SECTION 5.        PAYMENTS

5.1.         General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2.         Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium except as set forth in Section 3.9.  If any Asset Disposition during any Dominion Trigger Period includes the disposition of Accounts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3.         Intentionally Omitted.

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5.4.         Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5.         Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6.         Post-Default Allocation of Payments.

5.6.1.           Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)           first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)           second, to all Extraordinary Expenses owing to any Lender;

(c)           third, to all amounts owing to Agent on Swingline Loans;

(d)           fourth, to all amounts owing to Issuing Bank on LC Obligations;

(e)           fifth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(f)            sixth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(g)           seventh, to provide Cash Collateral for outstanding Letters of Credit;

(h)           eighth, to all other Obligations, other than Bank Product Debt; and

(i)            last, to Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Party.  In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among all of the Lenders without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower.

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5.6.2.           Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7.         Application of Payments.  The ledger balance in each Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, at all times during a Dominion Trigger Period.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and, as long as no Default or Event of Default exists, such credit balance shall be remitted by Agent as soon as practicable to the Designated Account.  Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable.

5.8.         Loan Account; Account Stated.

5.8.1.           Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2.           Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9.         Taxes.

5.9.1.           Payments Free of Taxes.  All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes.  If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2.           Payment.  Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10.  A certificate as

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to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.10.       Lender Tax Information.

5.10.1.         Status of Lenders.  Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2.         Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3.         Lender Obligations.  Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction described in Section 5.10.2.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section 5.10.3.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section 5.10.3 against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.11.       Nature and Extent of Each Borrower’s Liability.

5.11.1.         Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and

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that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2.         Waivers.

(a)           Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)           Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

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5.11.3.         Extent of Liability; Contribution.  (a)  Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b)           If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)           Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

5.11.4.         Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers.  Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5.         Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.        CONDITIONS PRECEDENT

6.1.         Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)           Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.  Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

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(b)           Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)           Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(d)           Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)           Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)            Agent shall have received a written opinion of Pillsbury Winthrop Shaw Pittman LLP, as well as local counsel to Borrowers and Parent in Utah and Michigan, each in form and substance satisfactory to Agent.

(g)           Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)           Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents, together with endorsements naming Agent as lender loss payee or additional insured, as appropriate, each in form and substance satisfactory to Agent.

(i)            Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent.  No material adverse change in the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since September 30, 2008.

(j)            Agent shall have received, each in form and substance satisfactory to Agent, interim financial statements not more than 30 days prior to the Closing Date for: (i) Parent and its Subsidiaries on a consolidated basis; and (ii) Parent and its Subsidiaries on a consolidating basis (but only on a group by group basis for each of the HRI Group, the Eldorado Group, the SCP Group, and the Tapco Group).

(k)           Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

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(l)            The Intercreditor Agreement shall have been duly executed and delivered to Agent by each of the signatories thereto, and be in form and substance satisfactory to each Lender in their sole discretion.

(m)          Agent shall have received a listing of the Borrowers’ Account Debtors, including the name and address of each such Account Debtor.

(n)           Agent shall have received a Borrowing Base Certificate prepared as of the Closing Date.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $20,000,000.

(o)           Consummation of Refinancing.

(i)            On or prior to the Closing Date, all Debt of the Parent and its Subsidiaries under the Existing Credit Agreement and all documentation related thereto shall have been repaid in full, together with all fees and other amounts owing thereon, all commitments thereunder shall have been terminated and all letters of credit issued pursuant thereto shall have been terminated.

(ii)           On the Closing Date, all security interests in respect of, and Liens securing, the Debt under the Existing Credit Agreement created pursuant to the security documentation relating thereto shall have been terminated and released, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance satisfactory to the Agent.  Without limiting the foregoing, there shall have been delivered to the Agent (i) proper termination statements (Form UCC-3 or the appropriate equivalent in each relevant jurisdiction) for filing under the UCC or equivalent statute or regulation of each relevant jurisdiction where a financing statement or application for registration (Form UCC-1 or the appropriate equivalent in each relevant jurisdiction) was filed with respect to the Parent or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement, (ii) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Parent or any of its Subsidiaries on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages, hypothecs and deeds of trust created with respect to property of the Parent or any of its Subsidiaries, in each case, to secure the obligations under the Existing Credit Agreement, all of which shall be in form and substance satisfactory to the Agent.

(p)           On the Closing Date, (i) Agent shall have received true and correct copies of the Senior Secured Notes Documents certified as such by an authorized officer of Parent, (ii) all Senior Secured Notes Documents and all the terms and conditions thereof shall be in form and substance reasonably satisfactory to Agent and (iii) the Senior Secured Notes shall have been issued and all Senior Secured Notes Documents shall be in full force and effect.  All conditions precedent to the Closing Date (as defined in the purchase agreement related to the Senior Secured Notes), as set forth in the Senior Secured Notes, shall have been satisfied, and not waived unless consented to by the Agent, to the reasonable satisfaction of the Agent.

6.2.         Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)           No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

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(b)           The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)           All conditions precedent in any other Loan Document shall be satisfied;

(d)           No event shall have occurred or circumstance exist since the Closing Date that has or could reasonably be expected to have a Material Adverse Effect; and

(e)           With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7.        COLLATERAL

7.1.         Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)           all Accounts;

(b)           all Chattel Paper, including electronic chattel paper;

(c)           all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)           all Deposit Accounts;

(e)           all Documents;

(f)            all General Intangibles, including Intellectual Property;

(g)           all Goods, including Inventory, Equipment and fixtures;

(h)           all Instruments;

(i)            all Investment Property;

(j)            all Letter-of-Credit Rights;

(k)           all Supporting Obligations;

(l)            all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)          all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

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(n)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2.         Lien on Deposit Accounts; Cash Collateral.

7.2.1.           Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2.           Cash Collateral.  Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss.  Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3.         Lien on Real Estate.  Within sixty (60) days after receipt of one or more requests by Agent, the Borrowers will execute and deliver Mortgages, in form and substance satisfactory to Agent, upon the Real Estate Collateral owned by Borrowers (along with the corresponding Related Real Estate Documents) as specified by Agent in each such request; provided that no Mortgage shall be required to be provided to Agent with respect to any specific Real Estate Collateral if the costs to the Borrowers of providing such Mortgage and corresponding Related Real Estate Documents are unreasonably excessive (as determined by Agent in consultation with Borrower Agent) in relation to the benefits to Agent and the Lenders of the security afforded thereby.  Any such Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.

7.4.         Other Collateral.

7.4.1.           Commercial Tort Claims.  Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, (subject to the priorities established in the Intercreditor Agreement) first priority Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2.           Certain After-Acquired Collateral.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Intellectual Property, or Investment Property and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, (subject to the priorities established in the Intercreditor Agreement) first priority Lien upon such Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), including obtaining any appropriate possession, control agreement or Lien Waiver.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Chattel

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Paper, Documents, Instruments, or Letter-of-Credit Rights, in each case to the extent that the aggregate amount of such Collateral (along with all other Collateral of the same type previously obtained and not disclosed) exceeds $100,000, and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, (subject to the priorities established in the Intercreditor Agreement) first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5.         No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6.         Further Assurances.  Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Agent to file any financing statement that Agent deems reasonably desirable to preserve and perfect Agent’s security interest in the Collateral of such Borrower, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7.         Foreign Subsidiary Stock.  Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

SECTION 8.        COLLATERAL ADMINISTRATION

8.1.         Borrowing Base Certificates.  By the ~~15~~20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request; provided that during any Reporting Trigger Period, Borrowers shall be required to deliver to Agent: (i) weekly Borrowing Base Certificates by the second Business Day of each week which begins during such Reporting Trigger Period; and (ii) monthly Borrowing Base Certificates by the ~~15~~20th day of each month, prepared as of the close of business of the previous month.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Accounts or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2.         Administration of Accounts.

8.2.1.           Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request.  Each Borrower shall also provide to Agent, on or before the ~~15~~20th day of each month, a summary aged trial balance of all Accounts as of the end of the preceding month.  Upon Agent’s request, each Borrower shall provide to Agent a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and upon request by Agent, including

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such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts since delivery of the last Borrowing Base Certificate other than as a result of payment thereof, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.  Upon request by Agent, but no less than once per year, each Borrower shall provide to Agent a listing of each Account Debtor’s address.

8.2.2.           Taxes.  If an Account of any Borrower includes a charge for any Taxes and an Event of Default has occurred and is continuing, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3.           Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4.           Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent at any time during a Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  As soon as reasonably practical after the date hereof, but in no even longer than six (6) months after the date hereof, Borrowers shall establish lockbox services and open Dominion Accounts at Bank of America and close all lockboxes and Dominion Accounts which are not maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5.           Proceeds of Revolver Priority Collateral.  Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Revolver Priority Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Borrower or Subsidiary receives cash or Payment Items with respect to any Revolver Priority Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3.         Administration of Inventory.

8.3.1.           Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent, (i) no later than the ~~15~~20th day after the end of each calendar month, inventory reconciliation reports in form satisfactory to Agent, prepared as of the last day of the previous month (such reconciliation reports to include, without limitation, a reconciliation of the Borrowing Base reported to Agent with the Borrowers’ general ledger and other financial statements), and (ii) promptly upon Agent’s request from time to time, such other Inventory reports.  Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each

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such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each physical count.

8.3.2.           Returns of Inventory.  No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned since delivery of the last Borrowing Base Certificate exceeds $1,000,000; and (d) any payment received by a Borrower for a return is promptly remitted to a Dominion Account.

8.3.3.           Acquisition, Sale and Maintenance.  No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.  No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory; provided, however, that Borrowers may consign Inventory in the ordinary course of business so long as the aggregate value of all such Inventory consigned at any one time does not exceed $4,000,000; provided, further, that the aggregate amount of all Inventory on consignment as of the last day of any calendar month shall be reported in the Compliance Certificate delivered for such month pursuant to Section 10.2.1(c).  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.         Administration of Equipment.

8.4.1.           Records and Schedules of Equipment.  Each Borrower shall keep records of its Equipment that are accurate and complete in all material respects, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent.  Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2.           Administration of Equipment.  The Equipment necessary for the continued operation of Borrowers’ business is in good operating condition and repair, and all necessary replacements and repairs have been made so that Borrowers can continue the operation of their business.

8.5.         Administration of Deposit Accounts.  Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts.  Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than as excused by the penultimate sentence of this Section 8.5 and other than any account exclusively used for payroll, payroll taxes or employee benefits).  A Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.  Notwithstanding the foregoing, Borrowers shall not be required to establish Agent’s control over a Deposit Account listed on Schedule 8.5 to the extent that: (i) the aggregate amount on deposit with such Deposit Account does not exceed $15,000 at any time; and (ii) the aggregate amount on deposit with all such Deposit Accounts for which there is not in effect a Deposit Account Control Agreement does not exceed $200,000 at any time.  For clarification, each Borrower agrees that at no time shall the aggregate amount on deposit in all Deposit Accounts for which there is not in effect a Deposit Account Control Agreement exceed $200,000.

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8.6.         General Provisions.

8.6.1.           Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.6.2.           Insurance of Collateral; Condemnation Proceeds.

(a)           Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent.  All proceeds under each policy shall be payable to Agent with respect to the Collateral.  From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and, with respect to Real Estate Collateral, updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Borrower agrees to deliver to Agent: (i) promptly as rendered, copies of all claims made to insurance companies with respect to each casualty event causing more than $100,000 of damage or destruction to the Collateral; and (ii) such additional information and reports regarding insurance as requested by Agent from time to time.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent in accordance with Section 8.6.2(b).  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise any claims involving any Collateral.

(b)           Any proceeds of insurance relating to the Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent.  Any such proceeds or awards that relate to Inventory that is Collateral shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.

8.6.3.           Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4.           Defense of Title to Collateral.  Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7.         Power of Attorney.  Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

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(a)           Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)           During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.        REPRESENTATIONS AND WARRANTIES

9.1.         General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1.           Organization and Qualification.  Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign entity in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2.           Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3.           Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

9.1.4.           Capital Structure.  Schedule 9.1.4 shows, for each Borrower and Subsidiary (a) its name and its jurisdiction of organization (as the same may be updated in writing by Borrowers from time to time after the Closing Date so long as such updates are done prior to or concurrently with any changes to such information (or within 10 days thereof in the case of the formation of new Subsidiaries so long as Borrowers are in compliance with Section 10.1.9)), and (b) as of the Closing Date, its authorized and issued

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Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests, provided that upon request by Agent on dates after the Closing Date, Borrowers shall provide updated information with respect to such items required under this clause (b).  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Domestic Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary.

9.1.5.           Title to Properties; Priority of Liens.  Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral, other than Exempt Property, are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens (for clarification, Permitted Liens that are expressly allowed to have priority over Agent’s Liens include the Liens of the Senior Secured Notes Collateral Agent to the extent such Liens have priority over Agent’s Liens pursuant to the terms of the Intercreditor Agreement).

9.1.6.           Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)           it is genuine and in all respects what it purports to be, and has not been reduced to judgment;

(b)           it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)           it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)           it is not subject to potential offset, Lien (other than Agent’s Lien and other Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)           no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), except with respect to Accounts owing by the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, have been complied with in a manner satisfactory to Agent, and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)            no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary

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Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)           to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7.           Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of ~~Borrowers~~Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of ~~Borrowers~~Parent and its Subsidiaries at the dates and for the periods indicated, subject to, in the case of unaudited financial statements, changes resulting from audit, normal year end audit adjustments and the absence of footnotes.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized.  Since September 30, 2008, or as disclosed to Agent in writing through the Closing Date, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower and Subsidiary is Solvent.

9.1.8.           Surety Obligations.  No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9.           Taxes.  Each Borrower and Subsidiary has filed all federal, state and material local tax returns and other reports that it is required by law to file (for clarification, subject to allowable extensions), and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except: (a) to the extent being Properly Contested, (b) local Taxes in an amount which in the aggregate for all such local Taxes, does not exceed $50,000.  The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10.         Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11.         Intellectual Property.  Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.11 (as the same may be updated in writing by Borrowers from time to time after the Closing Date), no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned or used by any Borrower or Subsidiary that is registered or subject to a pending application for registration, and all Licenses (other than license agreements for commercially available off-the-shelf software that is

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generally available to the public) of any Borrower or Subsidiary, is shown on Schedule 9.1.11 (as the same shall be updated in writing by Borrowers after the Closing Date once each 120 days).

9.1.12.         Governmental Approvals.  Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13.         Compliance with Laws.  Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law which could reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced by any Borrower or Guarantor in violation of the FLSA.

9.1.14.         Compliance with Environmental Laws.  No Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up except as disclosed on Schedule 9.1.14 or that could not reasonably be expected to have Material Adverse Effect.  No Borrower or Subsidiary has received any Environmental Notice which could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it which could reasonably be expected to have a Material Adverse Effect.

9.1.15.         Burdensome Contracts.  No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16.         Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17.         No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

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9.1.18.         ERISA.  Except as disclosed on Schedule 9.1.18:

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed (or will be processed prior to the end of the applicable remedial amendment period for such Plan) by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)           There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or a breach of fiduciary duties under ERISA or applicable state law rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)           Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)           Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19.         Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary.  There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20.         Labor Relations.  Except as described on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees.  To each Borrower’s knowledge, there are no asserted or threatened strikes, work stoppages or demands for collective bargaining which if occurred would have a Material Adverse Effect.

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9.1.21.         Payable Practices.  No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22.         Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23.         Margin Stock.  No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2.         Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading (it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized).  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.      COVENANTS AND CONTINUING AGREEMENTS

10.1.       Affirmative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1.         Inspections; Appraisals.

(a)           Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)           Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to ~~two times~~one time per Loan Year; and (ii) appraisals of Inventory up to one time per Loan Year; provided, however, that if a ~~Dominion~~Reporting Trigger Period is in effect, Borrowers shall reimburse Agent for one additional examination and one additional appraisal per Loan Year; provided, further, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group.  This Section shall not be construed to limit Agent’s

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right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2.         Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)           as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)           (i) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including, without limitation, the last Fiscal Quarter of each Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes; and (ii) if Excess Availability is less than an amount equal to 30% of the aggregate Revolver Commitments at any time in a month (other than any month which is the last month of a Fiscal Quarter), as soon as available, and in any event within 30 days after the end of each such month ~~(including, without limitation, the last month of each Fiscal Year)~~, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c)           concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, (i) a Compliance Certificate executed by the chief financial officer of Borrower Agent, (ii) a reconciliation of Accounts and Inventory to the ~~Borrower~~Borrowing Base Certificates (previously submitted to Agent) and Borrowers’ general ledgers, (iii) a detailed calculation of Excess Availability for such ~~month~~period, (iv) a detailed calculation of the Line Usage for such ~~month~~period, and (v) any updates to the extent required by Section 9.1.11;

(d)           concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e)           not later than ~~30 days prior to the end of each Fiscal Year, substantially final draft projections of Parent’s and Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month; and not later than 45~~60 days after the end of each Fiscal Year, final projections of Parent’s and Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

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(f)            no later than the ~~15~~20th day after the end of each calendar month, a listing of each Borrower’s trade payables prepared as of the last day of the previous month, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g)           at Agent’s request, (i) a detailed aging of Borrowers’ Accounts, and (ii) a detailed report of Borrowers’ Inventory by location;

(h)           promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent or any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent or a Borrower to the public concerning material changes to or developments in the business of Parent or such Borrower;

(i)            promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(j)            concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent, an update, in form and detail satisfactory to Agent, as to the status of the Boynton Litigation;

(k)           such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Simultaneously with retaining accountants for their annual audit, Borrowers shall send a letter to the accountants, with a copy to Agent and Lenders, notifying the accountants that one of the primary purposes for retaining their services and obtaining audited financial statements is for use by Agent and Lenders.  Agent is authorized: (a) to send such notice if Borrowers fail to do so for any reason; and (b) to speak directly with such accountants regarding the Borrowers and Guarantors (and Borrower Agent shall have a reasonable opportunity to participate in any such discussions between Agent and such accountants).

10.1.3.         Notices.  Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination is reasonably possible and could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout which involves any group of employees of Borrowers, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract (for clarification, any renewal or replacement of a Material Contract which is consummated on substantially similar terms shall not constitute a termination for purposes of this clause (c)); (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) the institution of any proceeding against a Borrower or Guarantor with respect to, or the receipt of notice by a Borrower or Guarantor of potential liability or responsibility for, any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor if such Environmental Release could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event; (j) the discharge of or

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any withdrawal or resignation by Borrowers’ independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4.         Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.         Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs which could reasonably be expected to have a Material Adverse Effect at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and, to the extent required by Applicable Law, all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6.         Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.         Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $50,000,000, with deductibles satisfactory to Agent.

10.1.8.         Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect, except to the extent any such License is no longer required for the conduct of Borrowers’ business or the failure to maintain such License could not reasonably be expected to have a Material Adverse Effect; once every 90 days, notify Agent of any modifications to any such Licenses, or entry into any such new Licenses affecting any Inventory; pay all Royalties under such Licenses when due; and notify Agent of any default or breach asserted by any Person to have occurred under any such License.

10.1.9.         Future Subsidiaries.  Promptly (and in any event within 10 days thereof) notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to, at Agent’s election, become a Borrower hereunder or guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

~~10.1.10.      Kleer Acquisition Equity Interests.  If in connection with the consummation of the Kleer Acquisition, the conditions set forth in clause (g)(C)(X) of the definition of Permitted Acquisition have not been satisfied, Borrowers shall cause Parent to immediately make capital contributions to~~

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~~Borrowers using all proceeds received by Parent from any sales or issuances of its Equity Interests after the Kleer Acquisition Payment Date, until an aggregate amount of no less than an amount equal to the aggregate purchase consideration payable (including deferred payment obligations) in respect of the Kleer Acquisition has been contributed from Parent to Borrowers (it being understood that all such proceeds received by Parent shall be required to be immediately contributed to Borrowers until such minimum amount is met).~~

10.2.       Negative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1.         Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)           the Obligations;

(b)           Subordinated Debt;

(c)           Permitted Purchase Money Debt;

(d)           Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e)           Bank Product Debt and, to the extent approved by Agent, Debt arising under Hedging Agreements;

(f)            Permitted Contingent Obligations;

(g)           So long as upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate: (i) Borrowed Money of any Borrower owing to another Borrower, and (ii) Borrowed Money of any Guarantor owing to another Guarantor.

(h)           Debt and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protectors, employee credit card programs and other cash management an similar arrangements, in the Ordinary Course of Business;

(i)            Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business or other cash management services in the Ordinary Course of Business;

(j)            Refinancing Debt as long as each Refinancing Condition is satisfied;

(k)           Subject to the terms of the Intercreditor Agreement, Debt of any Borrower or any Guarantor outstanding at any time under the Senior Secured Notes Documents in an aggregate principal amount not to exceed $328,250,000 (as such amount shall be reduced on a dollar-for-dollar basis to give effect to the payments described in clause (b)(i) of the definition of Senior Notes Refinancing Condition);

(l)            Debt constituting Capital Leases in an aggregate principal amount not exceeding $30,000,000 at any time outstanding (including all Capital Leases existing on the Closing Date);

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(m)          Debt with respect to deferred compensation to employees of Borrowers and Guarantors in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(n)           ~~Subject to the aggregate cap on Permitted Acquisitions, as set forth in the definition thereof, earn~~Earn-out obligations, working capital adjustments, purchase price and similar adjustments and indemnification obligations under the agreements entered into in connection with any Permitted Acquisition~~;~~ so long as: (i) no payments are made with respect thereto in excess of $5,000,000 per Fiscal Year (the “Cap”); (ii) both immediately before and immediately after giving effect to such payment, no Event of Default exists and Excess Availability is greater than $10,000,000, and (iii) either (A) both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments, or (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; provided, that, no such payment shall count against the Cap if both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments;

(o)           Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,0000 in the aggregate at any time;

(p)           Subject to the terms of the Intercreditor Agreement, the Senior Notes Refinancing Debt of any Borrower or any Guarantor as long as each Senior Notes Refinancing Condition is satisfied;

(q)           So long as Parent has not incurred any Debt permitted under Section 5.2(a)(xvi)(1) of the Guaranty and Security Agreement, and subject to the terms of the Intercreditor Agreement, 2012 Senior Notes Debt of any Borrower or any Guarantor; ~~and~~

(r)            ~~so~~So long as between the Seventh Amendment Effective Date and the Kleer Acquisition Payment Date, Parent does not sell or issue any Equity Interests, the Kleer Acquisition Loan; and

(s)            Subject to the terms of the Intercreditor Agreement, 2013 Senior Notes Debt of any Borrower or any Guarantor.

For purposes of determining compliance with this Section 10.2.1, in the event that an item of Debt meets the criteria of more than one of the categories of Debt described in clause (a) through (~~q~~s) above, Borrowers may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses.

10.2.2.         Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)           Liens in favor of Agent;

(b)           Purchase Money Liens securing Permitted Purchase Money Debt;

(c)           Liens for Taxes not yet due or being Properly Contested;

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(d)           statutory Liens (including statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law, but excluding Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)           Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety or appeal bonds, performance bonds and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f)            Liens arising out of pledges or deposits of cash in the Ordinary Course of Business under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(g)           statutory Liens of suppliers imposed by law or pursuant to customary reservations or retentions of title, provided that: (i) such Liens do not attach to Collateral with a value of more than $250,000 at any time, (ii) such Liens arise in the Ordinary Course of Business, and (iii) any such Liens are not perfected and are subordinated under law to the Liens in favor of Agent;

(h)           Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(i)            Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(j)            easements, reservations, rights-of-way, restrictions, survey exceptions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(k)           normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(l)            any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(m)          so long as such Liens are subject to the terms of the Intercreditor Agreement, Liens securing (i) Debt arising under the Senior Secured Notes Documents, (ii) Senior Notes Refinancing Debt, ~~and~~ (iii) Debt permitted under Section 10.2.1(q), and (iv) Debt permitted under Section 10.2.1(s);

(n)           existing Liens shown on Schedule 10.2.2;

(o)           Liens arising in connection with Capitalized Leases permitted under Section 10.2.1(l);

(p)           Liens securing Debt permitted under Section 10.2.1(d), provided that such Liens shall be subject to an intercreditor agreement in form an substance acceptable to the Required Lenders and shall be junior in priority to the Liens securing the Obligations;

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(q)           Liens in respect of judgments that do not otherwise cause a Default or Event of Default;

(r)            leases or subleases of Real Estate granted to others not interfering in any material respect with the business of any Borrower or Guarantor; and

(s)            other Liens securing Debt in an aggregate amount not to exceed $100,000.

10.2.3.         ~~Capital Expenditures.  Make Capital Expenditures in excess of: (a) $67,500,000 in the aggregate during the 2009 Fiscal Year of Parent; (b) $60,000,000 in the aggregate during the 2010 Fiscal Year of Parent; (c) $55,000,000 in the aggregate during the 2011 Fiscal Year of Parent; and (d) $60,000,000 in the aggregate during the 2012 Fiscal Year of Parent (it being understood that all Capital Expenditures made by Parent or any of its Subsidiaries shall be included when determining compliance with the foregoing limits).~~Intentionally Omitted.

10.2.4.         Distributions; Upstream Payments.

(a)           Declare or make any Distributions, except: (i) Upstream Payments; (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay mandatory payments of principal, interest, fees and other obligations on account of Debt owing by Parent; (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay reasonable administrative and operating expenses, including, cash operating expenses, taxes, and Capital Expenditures arising solely out of the consolidated operations of Parent and its Subsidiaries; ~~and~~ (iv) Borrowers may make a one time distribution to Parent in an aggregate amount not to exceed $5,000,000, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) after the Closing Date but prior to December 31, 2009, Parent has received a tax refund in an amount not less than $9,000,000, and (C) the aggregate Revolver Commitments at the time of such distribution shall be $80,000,000 or more (it being acknowledged by Borrowers that nothing contained in this Section 10.2.4 shall imply any obligation on the part of Lenders to consent to any increase in the aggregate Revolver Commitments); (v) so long as the conditions set forth in ~~Section 5.2(g)(d)(iii) of the Guaranty and Security Agreement have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 14.75% Notes (as defined in the Guaranty and Security Agreement); (vi) so long as the conditions set forth in Sections 5.2(g)(e)(iii)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 16% Notes (as defined in the Guaranty and Security Agreement); (vii) so long as the conditions set forth in Sections 5.2(g)(f~~Sections 5.2(g)(d)(iv)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 2.5% Notes; ~~and (viii~~(vi) so long as (1) the conditions set forth in Sections 5.2(g)(~~g~~e)(ii)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, and (2) the 2012 Convertible Notes are permitted under Section 5.2(a)(xvi) of the Guaranty and Security Agreement, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the 2012 Convertible Notes (as defined in the Guaranty and Security Agreement); and (vii) Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make Investments permitted under clauses (k) and (l) of the definition of “Restricted Investments” as defined in the Guaranty and Security Agreement so

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long as either: (A) (1) both immediately before and immediately after giving effect to such distribution, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (2) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such distribution and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (B) both immediately before and immediately after giving effect to such distribution, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments; or

(b)           create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under the Secured Notes Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5.         Restricted Investments.  Make any Restricted Investment.

10.2.6.         Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition.

10.2.7.         Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel, relocation and other expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans by a Borrower to another Borrower, and (e) Investments permitted under clauses (a), (f), (j) and (k) of the definition of “Restricted Investment”~~.~~.

10.2.8.         Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) Borrowed Money (other than the Obligations, the Debt evidenced by the Senior Secured Notes Documents or any Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the ~~2012~~2013 Senior Notes Debt) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of the Required Lenders); (c) Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, or any ~~2012~~2013 Senior Notes Debt, except (i) mandatory payments due thereunder as in effect on the Closing Date (or, with respect to the 2012 Senior Notes Debt and 2013 Senior Notes Debt, as in effect on the date of incurrence of such Debt, or as amended thereafter with the consent of the Required Lenders), and (ii) voluntary prepayments on such Debt so long as (A)(1) no Event of Default exists, (2) Excess Availability is ~~no less~~greater than ~~50~~an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, and (3) Borrowers shall have delivered to Agent five Business Days’ prior written notice of any such prepayment accompanied by detailed calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(A); or (B) if Excess Availability is less than ~~50~~or equal to an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (1) no Event of Default exists, (2) Excess Availability is ~~no less~~greater than ~~20~~an amount equal to 17.5% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such prepayment and recomputed for the most recent month for which financial statements have been delivered to Agent, is ~~at least~~greater than 1.0 to 1.0, and (4) Borrowers shall have delivered to Agent five Business Days prior written notice of any such prepayment accompanied by detailed

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calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(B); and (d) payments (other than those set forth in clause (a) above) on intercompany loans, except (i) payments by an Obligor to a Borrower, and (ii) repayment by Tapco of the Kleer Acquisition Loan so long as (A) such repayment is made solely using proceeds of a substantially contemporaneous capital contribution from Parent and (B) Borrowers have received capital contributions from Parent in an amount no less than an amount equal to the aggregate purchase consideration payable (including deferred payment obligations) in respect of the Kleer Acquisition in accordance with Section 10.1.10; provided, however, that for purposes of the foregoing clause (c) of this Section 10.2.8, no mandatory prepayments shall be made to the extent such prepayments are required on account of sales of Revolver Priority Collateral.  For clarification, payments by Parent under the Senior Secured Notes Documents and the documents governing the Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the ~~2012~~2013 Senior Notes Debt shall not constitute a payment by Borrowers under guarantees of such Debt that would constitute a breach of this Section 10.2.8.   Notwithstanding anything contained in this Agreement to the contrary, for purposes of determining the amount of a mandatory prepayment that shall be deemed to be required to be made on account of a sale of Revolver Priority Collateral, such amount shall equal the lesser of (x) the total proceeds of such sale of Revolver Priority Collateral, and (y) the greater of (i) the value of such assets attributed to the Borrowing Base and (ii) net book value of such assets recorded on the applicable Obligor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of such asset sale.

10.2.9.         Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10.      Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares or to the parent of such Subsidiary.

10.2.11.      Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date where such amendment, modification or other change would materially adversely affect the interests of Agent or the Lenders.

10.2.12.      Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Parent, Borrowers and Subsidiaries.

10.2.13.      Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.      Restrictive Agreements.  Become a party to any Restrictive Agreement, except the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 10.2.1(q) or Section 10.2.1(s) and except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, including, without limitation, any Refinancing Debt, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; or (d) any restrictions imposed on any Property pursuant to an agreement that has been entered into in connection with a Permitted Asset Disposition of such Property.

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10.2.15.      Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16.      Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17.      Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation and provisions of other reasonable benefits to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions: (i) solely among Borrowers; (ii) solely among Guarantors; and (iii) solely among Subsidiaries that are not Borrowers or Guarantors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) transactions permitted under Section 10.2.7; (g) agreements and arrangements entered into in the Ordinary Course of Business with officers and employees of Borrowers in connection with termination of their employment therewith; (h) indemnity and reimbursement provided on behalf of directors, officers and employees of any Borrower or Subsidiary in the Ordinary Course of Business; ~~and~~ (i) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (j) any other transactions so long as both before and after giving effect to any payment, sale, lease, license, consignment, transfer or other disposition or payment of Property by an Obligor in connection with any such transaction (each, an “Affiliate Transfer”), either: (i) (A) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such Affiliate Transfer and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments.

10.2.18.      Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date and other than as disclosed to Agent upon thirty (30) days’ prior written notice, except as may be required by Applicable Law.

10.2.19.      Amendments to Subordinated Debt, Senior Secured Notes Documents, Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt, or 2013 Senior Notes Debt.

(a)           Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower, any Subsidiary or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof, except that any acceleration or prepayment that would be prohibited under clause (b) or (c) and any fees or charges prohibited under clause (e) shall not be prohibited under this Section 10.2.19(a) where such acceleration or prepayment is made, or such fees or charges are incurred, in connection with a refinancing of such Subordinated Debt permitted under Section 10.2.1(j).

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(b)           Amend, supplement or otherwise modify any document, instrument or agreement relating to any Senior Secured Notes Document, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, or any ~~2012~~2013 Senior Notes Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate or in the case of Debt under the Senior Secured Notes, Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt, or 2013 Senior Notes Debt, if the effect of such increase would result in the economic return on such Debt increasing by more than 5.00 percentage points per annum in the aggregate for all such Debt (excluding increases resulting from the accrual of interest at the default rate or similar component of the interest rate that is applicable after the occurrence of an event of default); (e) increases or adds any fees or charges; or (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower, any Subsidiary or Lenders, except that any acceleration or prepayment that would be prohibited under clause (b) or (c) shall not be prohibited under this Section 10.2.19(b) where such acceleration or prepayment is made in connection with a refinancing of such Senior Secured Notes permitted under Section 10.2.1(p) or of the Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the ~~2012~~2013 Senior Notes Debt permitted under Section 10.2.1(j).  Nothing contained in this Section 10.2.19(b) shall restrict amendments to the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 10.2.1(q) or Section 10.2.1(s) that (i) permit an increase in the aggregate Revolver Commitments or (ii) expand the scope of Collateral included in the Revolver Priority Collateral.

10.3.       Fixed Charge Coverage Ratio.  As long as any Commitments or Obligations are outstanding, if Excess Availability is ever less than an amount equal to 15% of the aggregate Revolver Commitments (the “FCCR Event”), Borrowers shall maintain a Fixed Charge Coverage Ratio, when measured at the end of the month ending immediately before the FCCR Event and each month ending after the FCCR Event, on a trailing twelve (12) month basis, of at least 1.0 to 1.0.

SECTION 11.      EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.       Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)           A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)           Any representation, warranty or other written statement of a Borrower or Guarantor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)           A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2 (to the extent insurance has not been maintained as required), 10.1.1, 10.1.2, 10.2 or 10.3;

(d)           A Borrower or Guarantor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Borrower or Guarantor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the

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breach or failure to perform is not capable of being cured within such period or is a willful breach by a Borrower or Guarantor;

(e)           A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)            Any breach or default of a Borrower or Guarantor occurs and is continuing under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and other than Debt evidenced by the Senior Secured Notes Documents, Senior Notes Refinancing Debt, 2012 Senior Notes Debt, 2013 Senior Notes Debt or any Refinancing Debt that refinances the Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt or 2013 Senior Notes Debt) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)           Any judgment or order for the payment of money is entered against a Borrower or Guarantor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Borrowers and Guarantors, $1,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless (i) a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, or (ii) such judgment or order is satisfied within two (2) Business Days of it being entered;

(h)           A loss, theft, damage or destruction occurs with respect to any: (i) Revolver Priority Collateral if the amount not covered by insurance exceeds $1,000,000, and (ii) other Collateral if the amount not covered by insurance exceeds $5,000,000;

(i)            A Borrower or Guarantor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; a Borrower or Guarantor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of a Borrower’s or Guarantor’s business for a material period of time; any material Collateral or Property of a Borrower or Guarantor is taken or impaired through condemnation; a Borrower or Guarantor agrees to or commences any liquidation, dissolution or winding up of its affairs except as permitted in Section 10.2.9; or a Borrower or Guarantor is not Solvent;

(j)            An Insolvency Proceeding is commenced by a Borrower or Guarantor; a Borrower or Guarantor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of a Borrower or Guarantor; or an Insolvency Proceeding is commenced against a Borrower or Guarantor and such Borrower or Guarantor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Borrower or Guarantor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)           An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Borrower or Guarantor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; a Borrower, Guarantor or ERISA Affiliate fails to timely pay any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; except that no event or condition described in this Section 11.1(k) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not

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resulted in, and could not reasonably be expected to result in, liability to Borrowers and Guarantors in excess of $1,000,000;

(l)            A Borrower or Guarantor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Borrower’s or Guarantor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)          Any breach or default of a Borrower or Guarantor occurs under the Senior Secured Notes, any Senior Secured Notes Documents, any document governing Senior Notes Refinancing Debt, any document governing 2012 Senior Notes Debt, any document governing 2013 Senior Notes Debt, or any document governing any Refinancing Debt that refinances the Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the ~~2012~~2013 Senior Notes Debt; or

(n)           A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect.

11.2.       Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)           declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)           terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)           require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)           exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any

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Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3.       License.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under ~~Section 10.2.1(q)~~Section 10.2.1(q), holders of any Debt permitted under Section 10.2.1(s), and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 10.2.1(q) or Section 10.2.1(~~q~~s) under the Intercreditor Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4.       Setoff.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under ~~Section 10.2.1(q)~~Section 10.2.1(q), holders of any Debt permitted under Section 10.2.1(s), and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 10.2.1(q) or Section 10.2.1(~~q~~s) under the Intercreditor Agreement, at any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Borrower or Guarantor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.       Remedies Cumulative; No Waiver.

11.5.1.         Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2.         Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

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SECTION 12.      AGENT

12.1.       Appointment, Authority and Duties of Agent.

12.1.1.         Appointment and Authority.  Each Lender appoints and designates Bank of America as Agent hereunder.  Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders.  Each Lender agrees that any action taken by Agent or Required Lenders (unless this Agreement otherwise requires the consent of all Lenders) in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders (unless this Agreement otherwise requires the consent of all Lenders) of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts or Inventory constitute, in accordance with the definitions thereof, Eldorado Eligible Accounts, HRI Eligible Accounts, SCP Eligible Accounts, Tapco Eligible Accounts, Eldorado Eligible Inventory, SCP Eligible Inventory, or Tapco Eligible Inventory, or whether to impose any reserve or release any discretionary reserve, and to exercise its Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2.         Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders (or all Lenders if this Agreement otherwise so provides) in accordance with this Agreement.

12.1.3.         Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4.         Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and

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consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2.       Agreements Regarding Collateral and Field Examination Reports.

12.2.1.         Lien Releases; Care of Collateral.  Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); or (c) with the written consent of the Required Lenders (or all Lenders to the extent required by Section 14.1(d)).  Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2.         Possession of Collateral.  Agent and Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3.         Reports.  Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”).  Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3.       Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4.       Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not

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take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5.       Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6.       Indemnification of Agent Indemnitees.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT) AND WAS NOT CAUSED BY THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY AGENT INDEMNITEE.  In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7.       Limitation on Responsibilities of Agent.  Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents.  Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

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12.8.       Successor Agent and Co-Agents.

12.8.1.         Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2.         Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9.       Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary.  Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10.     Replacement of Certain Lenders.  If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of

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its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge other than amounts owed under Section 3.9).

12.11.     Remittance of Payments and Collections.

12.11.1.      Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2.      Failure to Pay.  If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3.      Recovery of Payments.  If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12.     Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13.     Agent Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

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12.14.     No Third Party Beneficiaries.  This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13.      BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.       Participations.

13.2.1.         Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2.         Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3.         Benefit of Set-Off.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.  Assignments.

13.2.4.         Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its

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discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.2.5.         Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.2.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14.      MISCELLANEOUS

14.1.       Consents, Amendments and Waivers.

14.1.1.         Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)           without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)           without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

(c)           without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d)           without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral), 12.5 or 14.1.1; (iii) amend the definitions of Borrowing Base (or any of the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, or increase total Commitments; (vi) release Collateral with a book value greater than $1,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

14.1.2.         Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves and does not modify any right, obligation or liability of any Obligor.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to

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a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3.         Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2.       Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event, however, shall any party to a Loan Document have any obligation to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3.       Notices and Communications.

14.3.1.         Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2.         Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3.         Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

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14.4.                     Performance of Borrowers’ Obligations.  Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.                     Credit Inquiries.  Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

14.6.                     Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.                     Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8.                     Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9.                     Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10.              Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.11.              No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed

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appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12.              Confidentiality.  Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep the Information confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13.              Intentionally Omitted.

14.14.              GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15.              Consent to Forum; Arbitration.

14.15.1.                   Forum.  EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA, IN ANY

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PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.2.                   Arbitration.  Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code).  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section.  In the event of any inconsistency, the terms of this Section shall control.  If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration.  The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California.  The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter.  The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award.  The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator.  The arbitrator shall have the power to award legal fees to the extent provided by this Agreement.  Judgment upon an arbitration award may be entered in any court having jurisdiction.  The arbitrator shall not have the power to commit errors of law or legal reasoning, and any award may be reviewed and vacated or corrected on appeal to a court of competent jurisdiction for any such error.  The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.  No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence.  At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced.  None of the foregoing provisions of this Section shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding.  The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.  At Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

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14.16.              Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17.              Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

14.18.              Intercreditor Agreement.  The provisions of this Agreement are in all respects subject to the terms and provisions of the Intercreditor Agreement, including the relative rights, obligations and priorities with respect to Collateral (but such Intercreditor Agreement shall not impart any rights on any Borrower or Guarantor).

14.19.              Inclusion of Energy Services Group.   Each Lender acknowledges that it is currently considering consenting to the inclusion of Headwaters Energy Services Corporation and each of its Subsidiaries as Borrowers hereunder.  Each Borrower acknowledges and agrees that the consent of each Lender to include such Persons as Borrowers hereunder would be in the sole discretion of each Lender and would be subject to completion of business and legal due diligence by each Lender and approval of each Lender’s credit committee (for clarification, the inclusion of such Persons as Borrowers shall require the consent of all Lenders).  Nothing contained in this Section 14.19 shall constitute a commitment by any Lender, or an agreement to deliver such a commitment.

[Remainder of page intentionally left blank; signatures begin on following page]

94

EXHIBIT B

Unmarked Loan Agreement

Composite copy attached to Eighth Amendment to Loan and Security Agreement and Fifth Amendment to Guaranty and Security Agreement

HEADWATERS CONSTRUCTION MATERIALS, INC.

TAPCO INTERNATIONAL CORPORATION

HEADWATERS RESOURCES, INC., and

EACH OF THEIR RESPECTIVE SUBSIDIARIES

IDENTIFIED ON THE SIGNATURE PAGES HEREOF,

as Borrowers

LOAN AND SECURITY AGREEMENT

Dated as of October 27, 2009

$70,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

BANK OF AMERICA, N.A.,

as Administrative Agent and Sole Lead Arranger

i

5.11.	Nature and Extent of Each Borrower’s Liability	53

Section 6.	CONDITIONS PRECEDENT	55

6.1.	Conditions Precedent to Initial Loans	55
6.2.	Conditions Precedent to All Credit Extensions	57

Section 7.	COLLATERAL	57

7.1.	Grant of Security Interest	57
7.2.	Lien on Deposit Accounts; Cash Collateral	58
7.3.	Lien on Real Estate	58
7.4.	Other Collateral	59
7.5.	No Assumption of Liability	59
7.6.	Further Assurances	59
7.7.	Foreign Subsidiary Stock	59

Section 8.	COLLATERAL ADMINISTRATION	59

8.1.	Borrowing Base Certificates	59
8.2.	Administration of Accounts	60
8.3.	Administration of Inventory	61
8.4.	Administration of Equipment	61
8.5.	Administration of Deposit Accounts	62
8.6.	General Provisions	62
8.7.	Power of Attorney	63

Section 9.	REPRESENTATIONS AND WARRANTIES	63

9.1.	General Representations and Warranties	63
9.2.	Complete Disclosure	68

Section 10.	COVENANTS AND CONTINUING AGREEMENTS	68

10.1.	Affirmative Covenants	68
10.2.	Negative Covenants	72
10.3.	Fixed Charge Coverage Ratio	79

Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	79

11.1.	Events of Default	79
11.2.	Remedies upon Default	81
11.3.	License	81
11.4.	Setoff	82
11.5.	Remedies Cumulative; No Waiver	82

Section 12.	AGENT	82

12.1.	Appointment, Authority and Duties of Agent	82
12.2.	Agreements Regarding Collateral and Field Examination Reports	83
12.3.	Reliance By Agent	84

12.4.	Action Upon Default	84
12.5.	Ratable Sharing	84
12.6.	Indemnification of Agent Indemnitees	85
12.7.	Limitation on Responsibilities of Agent	85
12.8.	Successor Agent and Co-Agents	85
12.9.	Due Diligence and Non-Reliance	86
12.10.	Replacement of Certain Lenders	86
12.11.	Remittance of Payments and Collections	87
12.12.	Agent in its Individual Capacity	87
12.13.	Agent Titles	87
12.14.	No Third Party Beneficiaries	87

Section 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	88

13.1.	Successors and Assigns	88
13.2.	Participations	88

Section 14.	MISCELLANEOUS	89

14.1.	Consents, Amendments and Waivers	89
14.2.	Indemnity	90
14.3.	Notices and Communications	90
14.4.	Performance of Borrowers’ Obligations	90
14.5.	Credit Inquiries	91
14.6.	Severability	91
14.7.	Cumulative Effect; Conflict of Terms	91
14.8.	Counterparts	91
14.9.	Entire Agreement	91
14.10.	Relationship with Lenders	91
14.11.	No Advisory or Fiduciary Responsibility	91
14.12.	Confidentiality	92
14.13.	Intentionally Omitted	92
14.14.	GOVERNING LAW	92
14.15.	Consent to Forum; Arbitration	92
14.16.	Waivers by Borrowers	93
14.17.	Patriot Act Notice	94
14.18.	Intercreditor Agreement	94

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Revolver Note
Exhibit B	Assignment and Acceptance
Exhibit C	Assignment Notice

Schedule P-1	Investments
Schedule 1.1	Commitments of Lenders
Schedule 7.3.1	Real Estate Collateral
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is dated as of October 27, 2009, among HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s Subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “Agent”) and as sole lead arranger.

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.                         DEFINITIONS; RULES OF CONSTRUCTION

1.1.                            Definitions.  As used herein, the following terms have the meanings set forth below:

2.5% Notes: the “2.5% Notes” as defined in the Guaranty and Security Agreement.

2012 Convertible Notes: the “2012 Convertible Notes” as defined in the Guaranty and Security Agreement

2012 Senior Notes Conditions: the following conditions for 2012 Senior Notes Debt: (a) all such Debt is in an aggregate principal amount that does not exceed $65,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the 2.5% Notes through a tender offer, open market purchase, redemption or discharge of the 2.5% Notes and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than ninety (90) days after the Revolver Termination Date; (d) any such Debt has an interest rate no greater than 10.0%,  (e) any such Debt is subordinated to the Obligations at least to the same extent as that permissible for the Senior Notes Refinancing Debt; (f) all such Debt is subject to the Intercreditor Agreement; (g) the representations, covenants and defaults applicable to any such Debt are no less favorable to Borrowers than those permissible for the Senior Notes Refinancing Debt; (h) no additional Lien is granted to secure any such Debt other than Liens that are permissible under the Senior Notes Refinancing Debt; (i) no additional Person is obligated on any such Debt other than Persons who are permitted to be obligated under the Senior Notes Refinancing Debt; (j) upon giving effect to any such Debt, no Default or Event of Default exists; and (k) all such Debt has been incurred by Parent on or prior to the date that is one hundred eighty (180) days after the Fifth Amendment Effective Date.

2012 Senior Notes Debt: Borrowed Money incurred by Parent that satisfies each of the 2012 Senior Notes Conditions.

2013 Senior Notes Conditions: the following conditions for 2013 Senior Notes Debt: (a) all such Debt is in an aggregate principal amount that does not exceed $200,000,000; (b) all of the proceeds of such Debt are used (i) for working capital and other lawful corporate purposes of Borrowers and Parent (including Permitted Acquisitions), and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Senior Notes Refinancing Debt; (d) any such Debt is subordinated to the Obligations at least to the same extent as that permissible for the Senior Notes Refinancing Debt; (e) all such Debt is subject to the Intercreditor Agreement; (f) the representations, covenants and defaults applicable to any such Debt are no less favorable to Borrowers than those permissible for the Senior Notes Refinancing Debt; (g) no additional Lien is granted to secure any such Debt other than Liens that are permissible under the Senior Notes Refinancing Debt; (h) no additional Person is obligated on any such Debt other than Persons who are permitted to be obligated under the Senior Notes Refinancing Debt; (i) upon giving effect to any such Debt, no Default or Event of Default exists; (j) all such Debt has been incurred on or prior to the date that is one hundred eighty (180) days after the Eighth Amendment Effective Date; and (k) on a pro forma basis the Fixed Charge Coverage Ratio (but calculated to include one year’s projected interest on such Debt as a Fixed Charge), measured on a trailing twelve (12) month basis after giving effect to the incurrence of such Debt and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0.

2013 Senior Notes Debt: Borrowed Money that satisfies each of the 2013 Senior Notes Conditions.

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Acquisition: any transaction, or any series of related transactions, consummated on or after the Closing Date, by which any Obligor (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) acquires all or substantially all of the Equity Interests of any other Person.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.11.3.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: with respect to a Person, all laws, rules, regulations and governmental guidelines applicable to such Person or its conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: with respect to any Type of Loan, the respective margin set forth in the grid below, as determined by the Availability Ratio for the last calendar quarter:

Level	Availability Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	Greater than or equal to 67%	0.50%	1.75%
II	Less than 67% but greater than or equal to 33%	0.75%	2.00%
III	Less than 33%	1.00%	2.25%

Until December 31, 2013, margins shall be determined as if Level I were applicable regardless of the Availability Ratio for the last calendar quarter.  Thereafter, margins shall be subject to increase or decrease based upon the Availability Ratio for the prior calendar quarter, as determined by Agent based upon the records of Agent.  If, by the first day of a calendar quarter, any Borrowing Base Certificate due in the preceding calendar quarter has not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, but excluding any (i) damage to, or loss of or destruction, or loss of title to, physical property of any Borrower or Guarantor, and (ii) taking of any property of any Borrower or Guarantor or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition or use of any property of any Borrower or any Guarantor or any portion thereof by an Governmental Authority.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit B.

Availability: the Borrowing Base minus the principal balance of all Revolver Loans.

Availability Block: at Agent’s election, in its sole discretion, a reserve in an amount equal to 10% of the aggregate Revolver Commitments, to be imposed during any Availability Block Period.

Availability Block Commencement Date:  any day that (a) the Excess Availability is less than 40% of the Revolver Commitment and (b) at any time after the occurrence of an initial Availability Block Period, a Default or an Event of Default occurs.

Availability Block Period: the period (a) commencing on the Availability Block Commencement Date and (b) ending on the related Availability Block Termination Date.

Availability Block Termination Date:  any day following an Availability Block Commencement Date when both (a) no Defaults or Events of Default are continuing, and (b) for each day during the two consecutive calendar month period preceding such date the Excess Availability is greater than 50% of the Revolver Commitment.

Availability Ratio: the ratio (expressed as a percentage), for any calendar quarter, of (a) the average daily Availability for such calendar quarter to (b) an amount equal to the average daily aggregate Revolver Commitments for such calendar quarter.

Availability Reserve: the sum (without duplication) of:

(a)                                 the Inventory Reserve;

(b)                                 the Rent and Charges Reserve;

(c)                                  the LC Reserve;

(d)                                 the Bank Product Reserve;

(e)                                  all accrued Royalties (if any), whether or not then due and payable by a Borrower, arising under any license or agreement under which a Borrower is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral;

(f)                                   the aggregate amount of liabilities secured by: (i) Liens upon Revolver Priority Collateral that are senior to Agent’s Liens, and (ii) Liens (other than Permitted Liens) upon any other Collateral that are senior to Agent’s Liens; but in each case, imposition of any such reserve shall not waive an Event of Default arising therefrom;

(g)                                  the Dilution Reserve;

(h)                                 the Litigation Reserve;

(i)                                     reserves on account of Canadian engineering certifications;

(j)                                    all sales, excise or similar taxes included in the amount of any Accounts reported to Agent;

(k)                                 the Availability Block;

(l)                                     the Fly Ash Commission Reserve;

(m)                             the Term Debt Reserve; and

(n)                                 such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Guarantor by any Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; (d) electronic business-to-business payment and financing systems; and (e) other banking products or services as may be requested by any Borrower or Subsidiary, other than (i) loans, (ii) Letters of Credit and (iii) equipment leases and services and obligations related thereto; provided, however, that for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.6.1, the applicable Secured Party and Obligor must have previously (i) provided written notice to Agent of (A) the existence of such Bank Product, (B) the maximum dollar amount of obligations arising thereunder to be included as part of the Bank Product Reserve (“Bank Product Amount”), and (C) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time and (ii) received Agent’s approval of such Bank Product Amount.  The Bank Product Amount may be changed from time to time, with Agent’s consent, upon written notice to Agent by the Secured Party and Obligor.

Bank Product Amount: as defined in the definition of Bank Product.

Bank Product Debt: Debt and other obligations of a Borrower or Guarantor relating to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt, which shall be at least equal to the sum of all Bank Product Amounts.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greatest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as determined on such day, plus 1.0%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower Groups: each of the Eldorado Group, the HRI Group, the SCP Group, and the Tapco Group.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve, minus the Litigation Reserve, minus the Availability Block, minus the Fly Ash Reserve, minus the Term Debt Reserve; or (b) the sum of the HRI Borrowing Base, plus the Tapco Borrowing Base, plus the Eldorado Borrowing Base, plus the SCP Borrowing Base, plus 100% of Pledged Cash, minus the Availability Reserve.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Boynton Litigation: Phillip E. Boynton, et al., v. Headwaters Incorporated, U.S.D.C., Western Dist. TN, no. 1:02-cv-01111-JPM-egb, including any appellate proceedings therefrom.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and California, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by Parent or Subsidiary of Parent for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.  For the purpose of this definition, the purchase price of Property which is acquired simultaneously with the trade-in of existing Property owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such Property being traded in at such time or the amount of such proceeds, as the case may be.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash that is delivered to Agent to Cash Collateralize any Obligations and any interest or other income earned on such cash.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Guarantor in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: (a) a majority of the board of directors of Parent fails to consist of Continuing Directors, (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 35%, or more, of the Equity Interests of Parent having the right to vote for the election of members of the board of directors of Parent, (c) other than pursuant to a transaction permitted under Section 10.2.9, Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of each Borrower and each Guarantor (other than Parent), or (d) any “change of control” occurs under the Senior Secured Notes Documents or any document governing Senior Notes Refinancing Debt, 2012 Senior Notes Debt, or 2013 Senior Notes Debt.

Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment.  “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3.

Consolidated Borrowed Money: with respect to Parent and each of its Subsidiaries, without duplication, their (a) Debt that (i) arises from the lending of money by any Person to Parent or any of its Subsidiaries, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person, all determined on a consolidated basis in accordance with GAAP.

Consolidated Rent Expense: with reference to any period, the Rentals of Parent and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

Consolidated Tangible Assets:  as of any date of determination, (a) the total assets reflected on the balance sheet of Parent and its Subsidiaries as of the end of the Fiscal Year most recently ended, less (b) the total intangible assets reflected on the balance sheet of Parent and its Subsidiaries as of the end of the Fiscal Year most recently ended; in each case of clauses (a) and (b), determined on a consolidated basis in accordance with GAAP.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Director: with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

Credit Judgment: Agent’s judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could result in a Default or Event of Default.  In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Borrower, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.

Deposit Account Control Agreements: the Deposit Account control agreements, in each case, in form and substance satisfactory to Agent, to be executed by each institution maintaining a Deposit Account for a Borrower of Guarantor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Designated Account: the Deposit Account of Borrowers as directed by Borrower Agent to Agent in writing from time to time.

Dilution Reserve: as of any date of determination, the sum of the Eldorado Dilution Reserve, plus the HRI Dilution Reserve, plus the SCP Dilution Reserve, plus the Tapco Dilution Reserve.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of

Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Domestic Subsidiary: a Subsidiary that is organized or incorporated under the laws of the United States of America, any state of the United States of America, or the District of Columbia.

Dominion Account: one or more special accounts established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes at all times after a Dominion Trigger Event.

Dominion Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Excess Availability is less than an amount equal to 17% of the aggregate Revolver Commitments at any time; and (b) continuing until, during the preceding thirty (30) consecutive days, no Event of Default has existed and Excess Availability has been greater than or equal to an amount equal to 17% of the aggregate Revolver Commitments at all times.

EBITDAR: determined on a consolidated basis for Parent and its Subsidiaries, the sum of (a) net income, calculated before interest expense, expense or benefit for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, any extraordinary gains, and any non-cash income (in each case, to the extent included in determining net income), plus (b) Consolidated Rent Expense plus (c) any non-cash charges, losses or expenses of Parent and its Subsidiaries for such period (but excluding any non-cash charge, loss or expense in respect of an item that was included in net income in a prior period and any non-cash charge, loss or expense that relates to the write-down or write-off of inventory, other than any write-down or write-off of inventory as a result of purchase accounting adjustments in respect of any Permitted Acquisition).

Eighth Amendment Effective Date: November 6, 2013.

Eldorado Borrowing Base: on any date of determination, an amount equal to the sum of (a) 85% of the Value of Eldorado Eligible Accounts, plus (b) the lesser of (i) 65% of the Value of Eldorado Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Eldorado Eligible Inventory.

Eldorado Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the Eldorado Group, divided by (b) gross sales of the Eldorado Group.

Eldorado Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Eldorado Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the Eldorado Dilution Percent is in excess of 5.0%.

Eldorado Eligible Account: an Account owing to any Borrower in the Eldorado Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be an Eldorado Eligible Account.  Without limiting the foregoing, no such Account shall be an Eldorado Eligible Account if:

(a)                                 it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)                                 50% or more of the Accounts owing by the Account Debtor to Borrowers in the Eldorado Group are not Eldorado Eligible Accounts under the foregoing clause;

(c)                                  when aggregated with other Accounts owing by the Account Debtor to Borrowers in the Eldorado Group, it exceeds 15% of the aggregate Eldorado Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)                                 it does not conform with a covenant or representation herein;

(e)                                  it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)                                   an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)                                  the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

(h)                                 it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)                                     it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)                                    the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)                                 it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)                                     its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)                             it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)                                 it represents a progress billing or retainage; or

(o)                                 it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eldorado Eligible Inventory: Inventory owned by any Borrower in the Eldorado Group that Agent, in its Credit Judgment, deems to be Eldorado Eligible Inventory.  Without limiting the foregoing, no such Inventory shall be Eldorado Eligible Inventory unless it:

(a)                                 is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)                                 is not held on consignment, nor subject to any deposit or downpayment;

(c)                                  is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d)                                 is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;

(e)                                  meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law;

(f)                                   conforms with the covenants and representations herein;

(g)                                  is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens which have been explicitly disclosed to Agent in writing;

(h)                                 is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person;

(i)                                     is not subject to any warehouse receipt or negotiable Document;

(j)                                    is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)                                 is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established;

(l)                                     does not consist of molds or pallets;

(m)                             is not currently contemplated to be written off by the applicable Borrower; and

(n)                                 is reflected in the details of a current perpetual inventory report.

Eldorado Group: collectively, HCM Stone, LLC, a Utah limited liability company, Dutch Quality Stone, Inc., an Ohio corporation, Eldorado SC-Acquisition Co., a Utah corporation, Eldorado G-

Acquisition Co., a Utah corporation, Eldorado Stone LLC, a Delaware limited liability company, Eldorado Stone Acquisition Co., LLC, a Utah limited liability company, Eldorado Stone Funding Co., LLC, a Utah limited liability company, Stonecraft Manufacturing, LLC, an Ohio limited liability company, Chihuahua Stone, LLC, a Utah limited liability company, Eldorado Stone Operations, LLC, a Utah limited liability company, and L-B Stone, LLC, a Utah limited liability company.

Eligible Accounts: collectively, the Eldorado Eligible Accounts, the HRI Eligible Accounts, the SCP Eligible Accounts, and the Tapco Eligible Accounts.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Agent or Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within three Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person commercially reasonably acceptable to Agent in its discretion.

Eligible Inventory: collectively, the Eldorado Eligible Inventory, the SCP Eligible Inventory, and the Tapco Eligible Inventory.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Agreement: each agreement of Borrowers and Guarantors with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers and Guarantors, as applicable, agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a written notice from any Governmental Authority of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest in any other Person.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification to the Multiemployer Plan that such plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any minimum funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excess Availability: as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and Guarantors unpaid for more than 60 days after the original invoice date and all book overdrafts of Borrowers and Guarantors, in each case as determined by Agent in its Credit Judgment.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; and (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax.

Exempt Property: (i) in the case of the Real Estate, all such Real Estate other than the Real Estate Collateral, (ii) all vehicles and other Collateral subject to state certificate of title statutes, (iii) all Deposit Accounts which are not maintained with the Agent and that with respect to which Deposit Account Control Agreements are not required to be entered into in accordance with Section 8.5, and (iv) the Equity Interests in FlexCrete Building Systems, L.C., a Utah limited liability company.

Existing Credit Agreement: the Credit Agreement dated as of September 8, 2004, by and among Parent, as the borrower, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley & Co. Incorporated, as collateral agent, and JPMorgan Chase Bank, as syndication agent.

Extraordinary Expenses: all costs, expenses or advances that Agent or any Lender may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of a Borrower or Guarantor, in each case, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent or any Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter: the fee letter agreement between Agent and Borrowers.

Fifth Amendment Effective Date: April 26, 2012.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on September 30 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and  Parent’s Subsidiaries for the most recent twelve calendar months, of (a) EBITDAR minus Capital Expenditures (except those financed with Consolidated Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges, plus Consolidated Rent Expense.

Fixed Charges: the sum of cash interest paid or scheduled to be paid (other than cash premiums paid in connection with extinguishing (x) the Debt evidenced by the Senior Secured Notes Documents to the extent such premiums constitute interest expense, or (y) the Debt evidenced by the 2.5% Notes or the 2012 Senior Notes Debt to the extent such premiums are substantially contemporaneously funded with the proceeds of new Debt permitted to be incurred hereunder and such premiums constitute interest expense), principal payments made or scheduled to be made on Consolidated Borrowed Money (other than (i) repayments of the Revolver Loans, (ii) payments made to extinguish the Debt evidenced by the Senior Secured Notes Documents solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with Senior Notes Refinancing Debt, (iii) payments made to extinguish the Debt evidenced by the 2.5% Notes solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with the 2012 Convertible Notes or the 2012 Senior Notes Debt, (iv) payments made to extinguish the

Debt evidenced by the 2012 Senior Notes Debt solely to the extent such Debt is replaced or refinanced on a dollar-for-dollar basis with Refinancing Debt, (v) payments made to extinguish the Debt evidenced by the Convertible Subordinated Notes in an amount not to exceed the amount of any proceeds received by (a) Energy Services or its Subsidiaries (as defined in the Guaranty and Security Agreement) from the Coal Cleaning Disposition or any Partial Coal Cleaning Disposition, and (b) Headwaters Ethanol Holdings LLC, a Utah limited liability company, from a sale of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, solely to the extent such payments are made within six (6) months after receipt of any such proceeds, and (vi) voluntary prepayments (which for clarification shall not include any scheduled or mandatory prepayments) made if (a) Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments at all times for the sixty (60) days prior to such prepayment (on a pro forma basis) and immediately after giving effect to such prepayment, and (b) the Borrowers believe in good faith that Excess Availability shall be greater than an amount equal to 25% of the aggregate Revolver Commitments on a pro forma basis at all times for the sixty (60) days following such prepayment), and Distributions made.  Capitalized terms used in this definition and not otherwise defined in this Agreement shall have the meanings provided in the Guaranty and Security Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Fly Ash Commission Reserve: as of any date of determination, an amount equal to (a) $2,000,000 plus (b) the amount of all commissions owing by any Borrower on account of any fly ash products sold by any Borrower that are unpaid for more than 45 days after the original due date.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date.  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantor Payment: as defined in Section 5.11.3.

Guarantors: Parent, and each Person who guarantees payment or performance of any Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Guaranty and Security Agreement: that certain Guaranty and Security Agreement, dated as of October 27, 2009, among the Guarantors signatory thereto and Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

HRI Borrowing Base: on any date of determination, an amount equal to 85% of the Value of HRI Eligible Accounts.

HRI Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the HRI Group, divided by (b) gross sales of the HRI Group.

HRI Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against HRI Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the HRI Dilution Percent is in excess of 5.0%.

HRI Eligible Account: an Account owing to any Borrower in the HRI Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be a HRI Eligible Account.  Without limiting the foregoing, no such Account shall be a HRI Eligible Account if:

(a)                                 it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)                                 50% or more of the Accounts owing by the Account Debtor to Borrowers in the HRI Group are not HRI Eligible Accounts under the foregoing clause;

(c)                                  when aggregated with other Accounts owing by the Account Debtor to Borrowers in the HRI Group, it exceeds 15% of the aggregate HRI Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)                                 it does not conform with a covenant or representation herein;

(e)                                it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)                                   an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)                                the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

(h)                               it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)                                   it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)                                  the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)                                 it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)                                   its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)                           it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)                                 it represents a progress billing or retainage; or

(o)                                 it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

HRI Group: collectively, Headwaters Resources, Inc., a Utah corporation, and Headwaters Services Corporation, a Utah corporation.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: the Intercreditor Agreement of even date herewith, between the Senior Secured Notes Collateral Agent and the Agent, and any amendments or joinders thereto, in form and substance satisfactory to Agent, to include any agent for the holders of any Senior Notes Refinancing Debt, 2012 Senior Notes Debt, or 2013 Senior Notes Debt.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Reserve: reserves established by Agent in its Credit Judgment to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any loan, advance or capital contribution to or other investment in a Person.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America or an Affiliate of Bank of America.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Kleer Acquisition: the acquisition of certain assets of Kleer Lumber, Inc., a Massachusetts corporation, pursuant to that certain Asset Purchase Agreement, dated on or about December 14, 2012, among Tapco, Kleer Lumber, Inc. and any other party identified on the signature pages thereto (the “Kleer Acquisition Agreement”).

Kleer Acquisition Loan:  Debt owing by Tapco to Parent in connection with the Kleer Acquisition that (a) is not secured by a Lien, (b) does not exceed $5,000,000, (c) is incurred prior to the Kleer Acquisition Payment Date, and (d) the proceeds of which are used solely to fund the purchase consideration payable by Tapco in connection with the Kleer Acquisition.

Kleer Acquisition Payment Date: two (2) Business Days prior to the Closing Date (as defined in the Kleer Acquisition Agreement) of the Kleer Acquisition.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date; (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the maximum amount available to be drawn under all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting fees and other amounts owing to the Issuing Bank.

Lender Indemnitees: Lenders and their respective officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter of Credit Subline: $35,000,000.

LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/32nd of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA

LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market.  If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Line Usage: for any period, the percent equal to (a) the average daily amount of outstanding Obligations for such period divided by (b) the average amount of Revolver Commitments during such period.

Litigation Reserve: an amount equal to any amounts (net of insurance coverage therefore acknowledged by the insurer in writing) owing by Parent or any of its Subsidiaries from time to time in connection with unsatisfied verdicts, judgments or settlements, as established by Agent from time to time in its Credit Judgment.  On the Closing Date the Litigation Reserve shall be $8,700,000, which amount is attributable to the Boynton Litigation.

Loan: a Revolver Loan.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Borrower Group taken as a whole or the Obligors taken as a whole, on the value of any material Collateral, on the enforceability of the Loan Documents, or on the validity or priority of Agent’s Liens on the Collateral; (b) impairs the ability of any Borrower or Guarantor to perform its obligations under the Loan Documents, including repayment of the Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect the Obligations or to realize upon the Collateral.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $10,000,000 or more.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: each mortgage, deed of trust or deed to secure debt pursuant to which a Borrower or Guarantor grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate Collateral owned by such Borrower, as security for the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) any Taxes reasonably attributable to such Asset Disposition (including any withholding in respect of such Taxes) and reasonably estimated by Borrowers to be actually payable; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: with respect to any category of Inventory for any Borrower Group, the net orderly liquidation value of such Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of such Inventory performed by an appraiser and on terms satisfactory to Agent.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Operating Lease: with respect to any Person, any lease of Property (other than a Capital Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability company agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or management of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Note; each LC Document; each Lien Waiver; the Fee Letter; the Intercreditor Agreement; each Related Real Estate Document; each Borrowing Base Certificate, each Compliance Certificate, each financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Parent: Headwaters Incorporated, a Delaware corporation.

Participant: as defined in Section 13.2.

Patent Security Agreement: each patent security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its patents, as security for the Obligations.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition:  any Acquisition by any Obligor in a transaction that satisfies each of the following requirements: (a) such Acquisition is not a hostile acquisition or contested by the Person to be acquired; (b) the assets being acquired (other than a de minimis amount of assets in relation to Obligors’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Obligors or a business reasonably related thereto; (c) both before and after giving effect to such Acquisition, each of the representations and warranties in the Loan Documents is true and correct; (d) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of such Acquisition; (e) as soon as available, but not less than 30 days (or 15 days in the case of the Kleer Acquisition) prior to such Acquisition, the Obligors have provided Agent (i) notice of such Acquisition and (ii) a copy of all available business and financial information reasonably requested by Agent, including pro forma financial statements, statements of cash flow, financial covenant projections, and Availability projections; (f) not later than: (i) 15 Business Days (or 10 Business Days in the case of the Kleer Acquisition) prior to the anticipated closing date of such Acquisition, Obligors shall have provided the Agent with the then current drafts of the acquisition agreement and other material documents relative to such Acquisition, which agreement and documents must be reasonably acceptable to Agent and (ii) 5 Business Days prior to the anticipated closing date of such Acquisition, Obligors shall have provided the Agent with the final copies of the acquisition agreement and other material documents relative to such Acquisition, which agreement and documents must be reasonably acceptable to Agent; (g) Intentionally Omitted; (h) if such Acquisition is an acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned Subsidiary of an Obligor and, in accordance with Section 10.1.9 of this Agreement or Section 5.1(h) of the Guaranty and Security Agreement, as applicable, an Obligor pursuant to the terms of the Loan Documents; (i) if such Acquisition is an acquisition of assets, the Acquisition is structured so that an Obligor shall acquire such assets; (j) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States; (k) no Debt will be incurred, assumed, or would exist with respect to any Obligor or its Subsidiaries as a result of such Acquisition, other than Debt permitted under Section 10.2.1 or Section 5.2(a) of the Guaranty and Security Agreement, as applicable, and no Liens will be incurred, assumed, or would exist with respect to the assets of any Obligor or its Subsidiaries as a result or such Acquisition other than Permitted Liens or Permitted Liens (as defined in the Guaranty and Security Agreement), as applicable; and (l) either: (i) (A) both immediately before and immediately after giving effect to any such Acquisition, Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such Acquisition and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to any such Acquisition, Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments.  In no event will assets acquired pursuant to a Permitted Acquisition constitute assets eligible for inclusion in the Borrowing Base prior to completion of a field examination and other due diligence acceptable to Agent in its discretion.

Permitted Asset Disposition: (i) an Asset Disposition by any Obligor other than a Borrower, or (ii) as long as: (x) no Default or Event of Default exists (provided that, in the case of clauses (a) and (c) only, such Asset Dispositions will continue to be permitted unless Agent has given Borrower Agent notice otherwise), and (y) in the case of clauses (a) and (c) only, all Net Proceeds are remitted to a Dominion Account, an Asset Disposition by a Borrower that is: (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $5,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) a sale or grant of non-exclusive licenses of Intellectual Property entered into in the Ordinary Course of Business; (e) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Borrower’s default; (f) leases, sales or other dispositions of Property (other than any Revolver Priority Collateral) that, in the aggregate during any Fiscal Year, do not exceed more than 5% of Consolidated Tangible Assets; (g) a disposition of Property (other than any Revolver Priority Collateral) that is exchanged for credit against the purchase price of similar replacement property; (h) a transfer of Property by a Borrower to another Borrower; or (i) approved in writing by Agent and Required Lenders.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) consisting of customary indemnification obligations included in contracts entered into in the Ordinary Course of Business; (h) pursuant to guaranties by: (i) a Borrower of the obligations of another Borrower, (ii) a Guarantor of the obligations of another Guarantor, or (iii) a Guarantor of the obligations of a Borrower, in each case, with respect to lease, contracts and other commitments entered into in the Ordinary Course of Business; or (i) in an aggregate amount of $5,000,000 or less at any time.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $5,000,000 at any time.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Pledged Cash: the funds maintained in a blocked Deposit Account of Borrowers, which may not be withdrawn without the Agent’s prior consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Borrowing Base upon giving effect to such withdrawal), Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with a perfected first priority security interest in and Lien on such funds; provided that, for clarification, no Pledged Cash shall also constitute Term Debt Cash Collateral and no Term Debt Cash Collateral shall also constitute Pledged Cash.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations or Capital Leases) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations or Capital Leases) incurred within 30 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a purchase money security interest under the UCC, excluding all Capital Leases.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Real Estate Collateral: means all Real Estate owned by any Borrower or Guarantor listed on Schedule 7.3.1, any Real Estate owned by any Borrower or Guarantor that is acquired after the Closing Date with a net book value in excess of $1,000,000 and any additional Real Estate owned by any Borrower or Guarantor to the extent that the aggregate net book value of all such Real Estate owned by Borrowers and Guarantors that does not constitute Real Estate Collateral exceeds $15,000,000.

Refinancing Conditions: the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d), (k), (p), (q) or (s).

Reimbursement Date: as defined in Section 2.3.2.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance satisfactory to Agent and received by Agent for review at least 15 days (or such fewer days as may be agreed between the Agent and Borrower Agent in writing) prior to the effective date of the Mortgage: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) flood insurance in an amount, with endorsements and by an insurer acceptable to Agent, if the Real Estate is within a flood plain; and (d) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Rentals: with respect to any Person, the aggregate fixed amounts payable by such Person under any Operating Lease.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Reporting Trigger Period: the period (a) commencing on the day that an Event of Default occurs, or Excess Availability is less than an amount equal to 20% of the aggregate Revolver Commitments at any time; and (b) continuing until, during the preceding thirty (30) consecutive days, no Event of Default has existed and Excess Availability has been greater than or equal to an amount equal to 20% of the aggregate Revolver Commitments at all times.

Required Lenders: Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Cash: cash of Borrowers that is in blocked Deposit Accounts of Borrowers over which only Agent has control, subject to Deposit Account Control Agreements in form and substance satisfactory to Agent.

Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in (i) Subsidiaries to the extent existing on the Closing Date, (ii) Subsidiaries that become a Borrower in accordance with Section 10.1.9 before or concurrently with the making of such Investment, or (iii) another Borrower; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) Investments consisting of accounts receivable created, acquired or made by any Obligor in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; (e) Investments consisting of Equity Interests, obligations, securities or other Property received by any Obligor in settlement of accounts receivable from bankrupt obligors; (f) Investments existing on the Closing Date and set forth on Schedule P-1; (g) Permitted Acquisitions; (h) Investments resulting from pledges and deposits constituting Permitted Liens; (i) Hedging Agreements to the extent permitted under Section 10.2.15; (j) Investments made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing customer contracts so long as the aggregate amount of all such Investments made after the Closing Date do not exceed $3,000,000; provided, however, that any returns on such Investments recovered by a Borrower shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limit; (k) any Investment (other than an Acquisition) made if either: (i) (A) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such Investment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments; and (l) Investments otherwise permitted by the Required Lenders in writing.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any Borrower’s or Guarantor’s assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt; provided that an agreement  that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to grant Liens on such person’s leased equipment that is subject to a Capital Lease shall not be deemed a Restrictive Agreement.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter modified pursuant to Section 2.1.7 or an Assignment and Acceptance to which it is a party.  “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Priority Collateral: as defined in the Intercreditor Agreement.

Revolver Termination Date: the earlier of: (x) any Term Debt Reserve Shortfall Date, or (y) October 31, 2018.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

SCP Borrowing Base: on any date of determination, an amount equal to the sum of (a) 85% of the Value of SCP Eligible Accounts, plus (b) the lesser of (i) 65% of the Value of SCP Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of SCP Eligible Inventory.

SCP Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the SCP Group, divided by (b) gross sales of the SCP Group.

SCP Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against SCP Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the SCP Dilution Percent is in excess of 5.0%.

SCP Eligible Account: an Account owing to any Borrower in the SCP Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be a SCP Eligible Account.  Without limiting the foregoing, no such Account shall be a SCP Eligible Account if:

(a)                                 it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)                                 50% or more of the Accounts owing by the Account Debtor to Borrowers in the SCP Group are not SCP Eligible Accounts under the foregoing clause;

(c)                                when aggregated with other Accounts owing by the Account Debtor to Borrowers in the SCP Group, it exceeds 15% of the aggregate SCP Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)                               it does not conform with a covenant or representation herein;

(e)                                it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)                                 an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)                                the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

(h)                               it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)                                   it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)                                  the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)                               it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)                                   its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)                           it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)                               it represents a progress billing or retainage; or

(o)                               it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

SCP Eligible Inventory: Inventory owned by any Borrower in the SCP Group that Agent, in its Credit Judgment, deems to be SCP Eligible Inventory.  Without limiting the foregoing, no such Inventory shall be SCP Eligible Inventory unless it:

(a)                                 is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)                               is not held on consignment, nor subject to any deposit or downpayment;

(c)                                is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d)                               is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;

(e)                                meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law;

(f)                                 conforms with the covenants and representations herein;

(g)                                is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens which have been explicitly disclosed to Agent in writing;

(h)                               is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person;

(i)                                   is not subject to any warehouse receipt or negotiable Document;

(j)                                  is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)                               is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and

(l)                                   is reflected in the details of a current perpetual inventory report.

SCP Group: collectively, Headwaters Construction Materials, Inc, a Utah corporation, HCM Utah, LLC, a Utah limited liability company, and Headwaters Construction Materials, LLC, a Texas limited liability company.

Secured Parties: Agent, Issuing Bank, Lenders and providers of Bank Products.

Security Documents: the Guaranties, Mortgages, Patent Security Agreements, Trademark Security Agreements, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Notes Refinancing Condition: the following conditions for Senior Notes Refinancing Debt: (a) all such Debt is in an aggregate principal amount that does not exceed $400,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the Senior Secured Notes through a tender offer, open market purchase, redemption or discharge of the Senior Secured Notes and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; provided, however, that up to $10,000,000 of the proceeds of such Debt may be used for working capital and other lawful corporate purposes of Borrowers and Parent; (c) any such Debt has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt evidenced by the Senior Secured Notes Documents; (d) any such Debt is subordinated to the Obligations at least to the same extent as the Debt evidenced by the Senior Secured Notes Documents; (e) all such Debt is subject to the Intercreditor Agreement; (f) the representations, covenants and defaults applicable to any such Debt are no less favorable to Borrowers than those applicable to the Debt evidenced by the Senior Secured Notes Documents; (g) no additional Lien is granted to secure any such Debt; (h) no additional Person is obligated on any such Debt; and (i) upon giving effect to any such Debt, no Default or Event of Default exists.

Senior Notes Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of the Debt evidenced by the Senior Secured Notes Documents and, for clarification, means the 7 5/8% senior secured notes due 2019, issued by Parent.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Senior Secured Notes:  senior secured notes due not earlier than 2014 to be issued by Parent on the Closing Date and the Debt represented thereby, the terms and conditions of which are satisfactory to each Lender in its sole discretion.

Senior Secured Notes Documents:  the indenture to be entered into among Parent, certain of its subsidiaries listed therein and the trustee named therein, in respect of the Senior Secured Notes and all other instruments, agreements and other documents evidencing or governing the Senior Secured Notes or providing for any guaranty or other right in respect thereof, the terms and conditions of which are satisfactory to each Lender in its sole discretion.

Senior Secured Notes Collateral Agent:  Wilmington Trust, FSB, any successor Trustee under any indenture governing any Senior Notes Refinancing Debt, any successor Trustee under any indenture governing any 2012 Senior Notes Debt, or any successor Trustee under any indenture governing any 2013 Senior Notes Debt.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Seventh Amendment Effective Date: December 13, 2012.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value”

means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to the Required Lenders.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests); provided that FlexCrete Building Systems, L.C., a Utah limited liability company shall not be considered a “Subsidiary” of a Borrower for any purpose under this Agreement, including, without limitation, for purposes of the covenants set forth in Section 10.3.

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Tapco Borrowing Base: on any date of determination, an amount equal to the sum of (a) 85% of the Value of Tapco Eligible Accounts, plus (b) the lesser of (i) 65% of the Value of Tapco Eligible Inventory; or (ii) 85% of the NOLV Percentage of the Value of Tapco Eligible Inventory.

Tapco Dilution Percent: the percent, determined for the immediately prior 90 or 365 consecutive days (at Agent’s option), equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts of the Tapco Group, divided by (b) gross sales of the Tapco Group.

Tapco Dilution Reserve: as of any date of determination, an amount sufficient to reduce the advance rate against Tapco Eligible Accounts by the percentage points (rounded to the nearest 1/10 of 1%) by which the Tapco Dilution Percent is in excess of 5.0%.

Tapco Eligible Account: an Account owing to any Borrower in the Tapco Group that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars and is deemed by Agent, in its Credit Judgment, to be a Tapco Eligible Account.  Without limiting the foregoing, no such Account shall be a Tapco Eligible Account if:

(a)                               it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;

(b)                               50% or more of the Accounts owing by the Account Debtor to Borrowers in the Tapco Group are not Tapco Eligible Accounts under the foregoing clause;

(c)                                when aggregated with other Accounts owing by the Account Debtor to Borrowers in the Tapco Group, it exceeds (i) in the case of The Home Depot, Inc., 20% of the aggregate Tapco Eligible Accounts, or (ii) in the case of all other Account Debtors, 15% of the aggregate Tapco Eligible Accounts (or such higher percentage as the Required Lenders may establish for the Account Debtor from time to time);

(d)                               it does not conform with a covenant or representation herein;

(e)                                it is subject to a potential offset, counterclaim, dispute, deduction, discount (other than an early-pay discount offered as part of normal-course selling terms), recoupment, reserve, defense, chargeback, credit or allowance by the Account Debtor, whether it is a creditor, a supplier or otherwise (but ineligibility shall be limited to the amount thereof);

(f)                                 an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or the applicable Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process;

(g)                                the Account Debtor is organized or has its principal offices or assets outside the United States or Canada unless (i) such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and (ii) such letter of credit has been delivered to Agent and is directly drawable by Agent;

(h)                               it is owing by a Government Authority, unless the Account Debtor is the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

(i)                                   it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any Lien other than a Permitted Lien which has been explicitly disclosed to Agent in writing;

(j)                                  the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;

(k)                               it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment;

(l)                                   its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis;

(m)                           it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes;

(n)                               it represents a progress billing or retainage;

(o)                                 [Intentionally Omitted]; or

(p)                               it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof.

In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Tapco Eligible Inventory: Inventory owned by any Borrower in the Tapco Group that Agent, in its Credit Judgment, deems to be Tapco Eligible Inventory.  Without limiting the foregoing, no such Inventory shall be Tapco Eligible Inventory unless it:

(a)                               is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;

(b)                               is not held on consignment, nor subject to any deposit or downpayment;

(c)                                is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale;

(d)                               is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;

(e)                                meets all standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law;

(f)                                 conforms with the covenants and representations herein;

(g)                                is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Permitted Liens which have been explicitly disclosed to Agent in writing;

(h)                               is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person;

(i)                                   is not subject to any warehouse receipt or negotiable Document;

(j)                                  is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver;

(k)                               is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established;

(l)                                     does not consist of molds;

(o)                                 [Intentionally Omitted]; and

(l)                                   is reflected in the details of a current perpetual inventory report.

Tapco Group: collectively, Tapco International Corporation, a Michigan corporation, and Atlantic Shutter Systems, Inc., a South Carolina corporation.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Debt: any one or more of the following Debt: (a) the Senior Notes Refinancing Debt, (b) any of the Convertible Subordinated Notes (as defined in the Guaranty and Security Agreement), (c) the 2012 Senior Notes Debt, (d) 2013 Senior Notes Debt, and (e) any Refinancing Debt of any of the foregoing permitted under this Agreement or under the Guaranty and Security Agreement.

Term Debt Cash Collateral: the funds maintained in a blocked Deposit Account of Borrowers, which funds may not be withdrawn without the Agent’s prior consent (such consent not to be unreasonably withheld if (i) upon and after giving effect to such withdrawal, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after such withdrawal (for clarification, including after giving effect to any recalculation of the Borrowing Base upon giving effect to such withdrawal), Availability would be a positive number), and which are subject to effective security documents, in form and substance satisfactory to Agent, that provide Agent with a perfected first priority security interest in and Lien on such funds; provided that, for clarification, no Term Debt Cash Collateral shall also constitute Pledged Cash and no Pledged Cash shall also constitute Term Debt Cash Collateral.

Term Debt Reserve:  (i) with respect to any of the Term Debt, a reserve established by the Agent at any time on or after the date that is ninety (90) days prior to the maturity date of such Term Debt, which reserve does not exceed the outstanding principal amount of such Term Debt, plus any other amounts owing with respect to, or to be paid in respect of, such Term Debt on or prior to the maturity date thereof; less (ii) the amount of the Term Debt Cash Collateral.  If the result of the foregoing is a negative number, then the Term Debt Reserve shall be zero (-0-).

Term Debt Reserve Shortfall Date:  each date that Agent establishes a Term Debt Reserve, unless at such time, (x) if there are no Revolver Loans or LC Obligations outstanding, Availability is greater than zero ($0), or (y) if there are any Revolver Loans or LC Obligations outstanding, the aggregate amount of such outstanding Revolver Loans and LC Obligations does not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation).

Terminated Lender: as defined in Section 4.7.

Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type: any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of California or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of the present value of a Pension Plan’s benefit liabilities, as described in Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code as of the most recent valuation date for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower.

Unused Line Margin: the percentage set forth below, as determined by the Line Usage for the prior calendar month:

Level	Line Usage	Unused Line Margin

I	Greater than or equal to 50%	0.25%
II	Less than 50%	0.375%

Notwithstanding the forgoing, from the Eighth Amendment Effective Date until November 30, 2013, the Unused Line Margin shall be determined as if Level II were applicable.  Thereafter, the Unused Line Margin shall be subject to increase or decrease based upon the Line Usage for the prior month, as determined by Agent.  If by the first day of a month, any Borrowing Base Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the Unused Line Margin shall be determined as if Level II were applicable, from such day until the first day of the calendar month following actual receipt.

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

1.2.                            Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change and the change is disclosed to Agent; provided, however, that, in addition to the foregoing conditions, no such change shall be made in any accounting determinations used to calculate the Fixed Charge Coverage Ratio unless Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3.                            Uniform Commercial Code.  As used herein, the following terms are defined in accordance with the UCC in effect in the State of California from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4.                            Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement includes any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Document shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.

SECTION 2.                         CREDIT FACILITIES

2.1.                            Revolver Commitment.

2.1.1.                                 Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2.                                 Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3.                                 Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to pay fees and transaction expenses associated with the closing of this credit facility; (b) to pay Obligations in accordance with this Agreement; and (c) for working capital and other lawful corporate purposes of Borrowers.

2.1.4.                                 Termination of Revolver Commitments.  The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 45 days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by Borrowers shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

2.1.5.                                 Overadvances.  If the aggregate Revolver Loans exceed the Borrowing Base (“Overadvance”), the excess amount shall be payable by Borrowers on demand by Agent or the Required Lenders, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 10% of the aggregate Revolver Commitments; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6.                                 Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, and without regard to the aggregate Commitments, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of 10% of the aggregate Revolver Commitments outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7.                                 Increase in Revolver Commitments.  Borrowers may request an increase in Revolver Commitments from time to time upon notice to Agent, as long as (a) the requested increase is in a minimum amount of $5,000,000 and is offered on the same terms as existing Revolver Commitments, except for a closing fee agreed to among Agent and Borrowers, (b) increases under this Section do not exceed $15,000,000 in the aggregate and no more than three (3) increases are made, and (c) the requested increase is consented to by any holders of Debt subject to the Intercreditor Agreement (to the extent deemed necessary by Agent).  Agent shall promptly notify Lenders of the requested increase and, within 20 Business Days thereafter, each Lender shall notify Agent if and to what extent such Lender commits to increase its Revolver Commitment.  Any Lender not responding within such period shall be deemed to have declined an increase.  If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional Revolver Commitments and become Lenders hereunder.  Agent may allocate, in its discretion, the increased Revolver Commitments among committing Lenders and, if necessary, Eligible Assignees.  Provided the conditions set forth in Section 6.2 are satisfied, total Revolver Commitments shall be increased by the requested amount (or such lesser amount committed by Lenders and Eligible Assignees) on a date agreed upon by Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request.  Agent, Borrowers, and new and existing Lenders shall execute and deliver such documents and agreements as Agent deems appropriate to evidence the increase in and allocations of Revolver Commitments.  On the effective date of an increase, the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders, and settled by Agent if necessary,  in accordance with Lenders’ adjusted shares of such Revolver Commitments.

2.2.                            Intentionally Omitted.

2.3.                            Letter of Credit Facility.

2.3.1.                                 Issuance of Letters of Credit.  Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)                                 Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with the Defaulting Lender.  If Issuing Bank receives written notice from a Lender at least two Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of any of the LC Conditions set forth in clauses (a) and (b) of the definition of L/C Conditions.

(b)                                 Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)                                  Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)                                 In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person, except to the extent Issuing Bank shall be grossly negligent in so doing or the same shall constitute willful misconduct.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts, except to the extent Issuing Bank shall be grossly negligent in so doing or the same shall constitute willful misconduct.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

2.3.2.                                 Reimbursement; Participations.

(a)                                 If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit and if Borrowers fail to pay such amount on such day, Borrowers shall also pay interest in such amount at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, if Borrowers do not, on the Reimbursement Date, pay Issuing Bank the amount paid under the Letter of Credit, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such deemed Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)                                 Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)                                  The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)                                 No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3.                                 Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within 5 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s, Agent’s or Required Lenders’ request, Cash Collateralize the maximum amount available to be drawn under all outstanding Letters of Credit and all other LC Obligations.  Borrowers shall, on demand by Issuing Bank or Agent from time to time, Cash Collateralize the LC Obligations of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

SECTION 3.                         INTEREST, FEES AND CHARGES

3.1.                            Interest.

3.1.1.                                 Rates and Payment of Interest.

(a)                                 The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b)                                 During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)                                  Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.                                 Application of LIBOR to Outstanding Loans.

(a)                                 Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.

(b)                                 Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period in respect of any

LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans.

3.1.3.                                 Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, or 90 days; provided, however, that:

(a)                                 the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)                                 if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)                                  no Interest Period shall extend beyond the Revolver Termination Date.

3.2.                            Fees.

3.2.1.                                 Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Margin per annum times the amount by which the Revolver Commitments exceed the average daily balance of Revolver Loans and LC Obligations during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2.                                 LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily maximum amount available to be drawn under outstanding Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the average daily maximum amount available to be drawn under each outstanding Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.                                 Agent Fees.  In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.3.                            Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4.                            Reimbursement Obligations.  Borrowers shall reimburse Agent and each Lender for all Extraordinary Expenses, except to the extent provided to the contrary in Section 14.2.  Borrowers shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction.  If, for any reason (including inaccurate reporting on financial statements, a Borrowing Base Certificate, or a Compliance Certificate), it is determined that a higher Applicable Margin or Unused Line Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by Borrowers under this Section shall be due on demand.

3.5.                            Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6.                            Inability to Determine Rates.  If Agent determines, or if Required Lenders notify Agent, for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender.  Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent revokes such notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7.                            Increased Costs; Capital Adequacy.

3.7.1.                                 Change in Law.  If any Change in Law (other than any Change of Law by way of imposition or increase of Reserve Percentage included in determining LIBOR) shall:

(a)                                 impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)                                 subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or

(c)                                  impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2.                                 Capital Adequacy.  If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3.                                 Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8.                            Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it.  Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9.                            Funding Losses.  If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.  Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10.                     Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.                         LOAN ADMINISTRATION

4.1.                            Manner of Borrowing and Funding Revolver Loans.

4.1.1.                                 Notice of Borrowing.

(a)                                 Whenever Borrowers desire funding of a Borrowing of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 11:00 a.m. shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)                                 Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation.  In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)                                  If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment.  The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2.                                 Fundings by Lenders.  Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3.                                 Swingline Loans; Settlement.

(a)                                 Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of 15% of the aggregate Revolver Commitments, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)                                 To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4.                                 Notices.  Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2.                            Defaulting Lender.  Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement.  The failure of any Lender to fund a Loan, to make any payment in respect of LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.  Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents (including the granting of any consents or waivers) and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.  Notwithstanding anything contained herein to the contrary, Borrowers reserve all of their rights and remedies against each Defaulting Lender to recover for any damages caused to Borrowers by such Defaulting Lender on account of such Default Lender’s failure to make any payment or provide funds to Agent or any Borrower as required hereunder.

4.3.                            Number and Amount of LIBOR Loans; Determination of Rate.  Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $1,000,000 in excess thereof.  No more than 5 Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.  Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4.                            Borrower Agent.  Each Borrower hereby designates Headwaters Resources, Inc., a Utah corporation (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5.                            One Obligation.  The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6.                            Effect of Termination.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Borrower or any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services).  All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages.  Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

4.7.                            Assignment of Commitments Under Certain Circumstances.  In the event that any Lender is a Defaulting Lender, then with respect to each such Defaulting Lender (a “Terminated Lender”), Borrower Agent shall have the right, but not the obligation, at its own expense, upon notice to such Terminated Lender and Agent, to replace such Terminated Lender with an Eligible Assignee (in accordance with and subject to restrictions of Section 13.2.4), and such Terminated Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions in Section 13.2.4) all its interests, rights and obligations under the Loan Documents to such Eligible Assignee; provided, however, that no such Terminated Lender shall be obligated to make any such assignment unless (i) such assignment shall not conflict with any law, rule, regulation or order of any Governmental Authority and (ii) such Terminated Lender shall have been paid in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Terminated Lender and all fees and other amounts accrued for such Terminated Lender’s account or owed to it hereunder.  Each Lender agrees that, if it becomes a Terminated Lender, it shall execute and deliver to Agent an assignment and acceptance agreement to evidence such sale and purchase and shall deliver to Agent any Notes subject to such assignment and acceptance; provided, however, that the failure of any Terminated Lender to execute an assignment and acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and Agent shall record such assignment in its books and records.

SECTION 5.                         PAYMENTS

5.1.                            General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2.                            Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium except as set forth in Section 3.9.  If any Asset Disposition during any Dominion Trigger Period includes the disposition of Accounts or Inventory, then Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base upon giving effect to such disposition, shall be applied to the Revolver Loans.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3.                            Intentionally Omitted.

5.4.                            Payment of Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5.                            Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6.                            Post-Default Allocation of Payments.

5.6.1.                                 Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)                                 first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)                                 second, to all Extraordinary Expenses owing to any Lender;

(c)                                  third, to all amounts owing to Agent on Swingline Loans;

(d)                                 fourth, to all amounts owing to Issuing Bank on LC Obligations;

(e)                                  fifth, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(f)                                   sixth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(g)                                  seventh, to provide Cash Collateral for outstanding Letters of Credit;

(h)                                 eighth, to all other Obligations, other than Bank Product Debt; and

(i)                                     last, to Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.  Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Party.  In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among all of the Lenders without the consent of any Obligor.  This Section is not for the benefit of or enforceable by any Borrower.

5.6.2.                                 Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7.                            Application of Payments.  The ledger balance in each Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, at all times during a Dominion Trigger Period.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and, as long as no Default or Event of Default exists, such credit balance shall be remitted by Agent as soon as practicable to the Designated Account.  Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable.

5.8.                            Loan Account; Account Stated.

5.8.1.                                 Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2.                                 Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9.                            Taxes.

5.9.1.                                 Payments Free of Taxes.  All payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes.  If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority.  If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made.  Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2.                                 Payment.  Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay indefeasibly to Agent under Section 5.10.  A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error.  As soon as practicable after any payment of Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment satisfactory to Agent.

5.10.                     Lender Tax Information.

5.10.1.                          Status of Lenders.  Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

5.10.2.                          Documentation.  If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements.  If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.

5.10.3.                          Lender Obligations.  Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction described in Section 5.10.2.  Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section 5.10.3.  Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section 5.10.3 against any amounts payable to such Lender or Issuing Bank under any Loan Document.

5.11.                     Nature and Extent of Each Borrower’s Liability.

5.11.1.                          Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.11.2.                          Waivers.

(a)                                 Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)                                 Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3.                          Extent of Liability; Contribution.  (a)  Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(b)                                 If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)                                  Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

5.11.4.                          Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers.  Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.5.                          Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.                         CONDITIONS PRECEDENT

6.1.                            Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)                                 Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note.  Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b)                                 Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)                                  Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(d)                                 Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e)                                  Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f)                                   Agent shall have received a written opinion of Pillsbury Winthrop Shaw Pittman LLP, as well as local counsel to Borrowers and Parent in Utah and Michigan, each in form and substance satisfactory to Agent.

(g)                                  Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.  Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h)                                 Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents, together with endorsements naming Agent as lender loss payee or additional insured, as appropriate, each in form and substance satisfactory to Agent.

(i)                                     Agent shall have completed its business, financial and legal due diligence of Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent.  No material adverse change in the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since September 30, 2008.

(j)                                    Agent shall have received, each in form and substance satisfactory to Agent, interim financial statements not more than 30 days prior to the Closing Date for: (i) Parent and its Subsidiaries on a consolidated basis; and (ii) Parent and its Subsidiaries on a consolidating basis (but only on a group by group basis for each of the HRI Group, the Eldorado Group, the SCP Group, and the Tapco Group).

(k)                                 Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(l)                                     The Intercreditor Agreement shall have been duly executed and delivered to Agent by each of the signatories thereto, and be in form and substance satisfactory to each Lender in their sole discretion.

(m)                             Agent shall have received a listing of the Borrowers’ Account Debtors, including the name and address of each such Account Debtor.

(n)                                 Agent shall have received a Borrowing Base Certificate prepared as of the Closing Date.  Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $20,000,000.

(o)                                 Consummation of Refinancing.

(i)                                     On or prior to the Closing Date, all Debt of the Parent and its Subsidiaries under the Existing Credit Agreement and all documentation related thereto shall have been repaid in full, together with all fees and other amounts owing thereon, all commitments thereunder shall have been terminated and all letters of credit issued pursuant thereto shall have been terminated.

(ii)                                  On the Closing Date, all security interests in respect of, and Liens securing, the Debt under the Existing Credit Agreement created pursuant to the security documentation relating thereto shall have been terminated and released, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance satisfactory to the Agent.  Without limiting the foregoing, there shall have been delivered to the Agent (i) proper termination statements (Form UCC-3 or the appropriate equivalent in each relevant jurisdiction) for filing under the UCC or equivalent statute or regulation of each relevant jurisdiction where a financing statement or application for registration (Form UCC-1 or the appropriate equivalent in each relevant jurisdiction) was filed with respect to the Parent or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement, (ii) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Parent or any of its Subsidiaries on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages, hypothecs and deeds of trust created with respect to property of the Parent or any of its Subsidiaries, in each case, to secure the obligations under the Existing Credit Agreement, all of which shall be in form and substance satisfactory to the Agent.

(p)                                 On the Closing Date, (i) Agent shall have received true and correct copies of the Senior Secured Notes Documents certified as such by an authorized officer of Parent, (ii) all Senior Secured Notes Documents and all the terms and conditions thereof shall be in form and substance reasonably satisfactory to Agent and (iii) the Senior Secured Notes shall have been issued and all Senior

Secured Notes Documents shall be in full force and effect.  All conditions precedent to the Closing Date (as defined in the purchase agreement related to the Senior Secured Notes), as set forth in the Senior Secured Notes, shall have been satisfied, and not waived unless consented to by the Agent, to the reasonable satisfaction of the Agent.

6.2.                            Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)                                 No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)                                 The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)                                  All conditions precedent in any other Loan Document shall be satisfied;

(d)                                 No event shall have occurred or circumstance exist since the Closing Date that has or could reasonably be expected to have a Material Adverse Effect; and

(e)                                  With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7.                         COLLATERAL

7.1.                            Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)                                 all Accounts;

(b)                                 all Chattel Paper, including electronic chattel paper;

(c)                                  all Commercial Tort Claims, including those shown on Schedule 9.1.16;

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                   all General Intangibles, including Intellectual Property;

(g)                                  all Goods, including Inventory, Equipment and fixtures;

(h)                                 all Instruments;

(i)                                     all Investment Property;

(j)                                    all Letter-of-Credit Rights;

(k)                                 all Supporting Obligations;

(l)                                     all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)                             all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)                                 all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2.                            Lien on Deposit Accounts; Cash Collateral.

7.2.1.                                 Deposit Accounts.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority or right of Agent to make such request.

7.2.2.                                 Cash Collateral.  Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Borrower, and shall have no responsibility for any investment or loss.  Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere.  Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3.                            Lien on Real Estate.  Within sixty (60) days after receipt of one or more requests by Agent, the Borrowers will execute and deliver Mortgages, in form and substance satisfactory to Agent, upon the Real Estate Collateral owned by Borrowers (along with the corresponding Related Real Estate Documents) as specified by Agent in each such request; provided that no Mortgage shall be required to be provided to Agent with respect to any specific Real Estate Collateral if the costs to the Borrowers of providing such Mortgage and corresponding Related Real Estate Documents are unreasonably excessive (as determined by Agent in consultation with Borrower Agent) in relation to the benefits to Agent and the Lenders of the security afforded thereby.  Any such Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby.

7.4.                            Other Collateral.

7.4.1.                                 Commercial Tort Claims.  Borrowers shall promptly notify Agent in writing if any Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 9.1.16 to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected, (subject to the priorities established in the Intercreditor Agreement) first priority Lien in favor of Agent (for the benefit of Secured Parties).

7.4.2.                                 Certain After-Acquired Collateral.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Intellectual Property, or Investment Property and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, (subject to the priorities established in the Intercreditor Agreement) first priority Lien upon such Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), including obtaining any appropriate possession, control agreement or Lien Waiver.  Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Chattel Paper, Documents, Instruments, or Letter-of-Credit Rights, in each case to the extent that the aggregate amount of such Collateral (along with all other Collateral of the same type previously obtained and not disclosed) exceeds $100,000, and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, (subject to the priorities established in the Intercreditor Agreement) first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5.                            No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6.                            Further Assurances.  Promptly upon request, Borrowers shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), or otherwise to give effect to the intent of this Agreement.  Each Borrower authorizes Agent to file any financing statement that Agent deems reasonably desirable to preserve and perfect Agent’s security interest in the Collateral of such Borrower, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.7.                            Foreign Subsidiary Stock.  Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

SECTION 8.                         COLLATERAL ADMINISTRATION

8.1.                            Borrowing Base Certificates.  By the 20th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request; provided that during any Reporting Trigger Period, Borrowers shall be required to deliver to Agent: (i) weekly Borrowing Base Certificates by the second Business Day of each week which begins during such Reporting Trigger Period; and (ii) monthly Borrowing Base Certificates by the 20th day of each month, prepared as of the close of business of the previous month.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Accounts or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

8.2.                            Administration of Accounts.

8.2.1.                                 Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request.  Each Borrower shall also provide to Agent, on or before the 20th day of each month, a summary aged trial balance of all Accounts as of the end of the preceding month.  Upon Agent’s request, each Borrower shall provide to Agent a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and upon request by Agent, including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts since delivery of the last Borrowing Base Certificate other than as a result of payment thereof, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.  Upon request by Agent, but no less than once per year, each Borrower shall provide to Agent a listing of each Account Debtor’s address.

8.2.2.                                 Taxes.  If an Account of any Borrower includes a charge for any Taxes and an Event of Default has occurred and is continuing, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3.                                 Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise.  Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4.                                 Maintenance of Dominion Account.  Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Borrowers shall obtain an agreement (in form and substance satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent at any time during a Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  As soon as reasonably practical after the date hereof, but in no even longer than six (6) months after the date hereof, Borrowers shall establish lockbox services and open Dominion Accounts at Bank of America and close all lockboxes and Dominion Accounts which are not maintained with Bank of America.  Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5.                                 Proceeds of Revolver Priority Collateral.  Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Revolver Priority Collateral are made directly to a Dominion Account (or a lockbox relating to a

Dominion Account).  If any Borrower or Subsidiary receives cash or Payment Items with respect to any Revolver Priority Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

8.3.                            Administration of Inventory.

8.3.1.                                 Records and Reports of Inventory.  Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent, (i) no later than the 20th day after the end of each calendar month, inventory reconciliation reports in form satisfactory to Agent, prepared as of the last day of the previous month (such reconciliation reports to include, without limitation, a reconciliation of the Borrowing Base reported to Agent with the Borrowers’ general ledger and other financial statements), and (ii) promptly upon Agent’s request from time to time, such other Inventory reports.  Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each physical count.

8.3.2.                                 Returns of Inventory.  No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned since delivery of the last Borrowing Base Certificate exceeds $1,000,000; and (d) any payment received by a Borrower for a return is promptly remitted to a Dominion Account.

8.3.3.                                 Acquisition, Sale and Maintenance.  No Borrower shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.  No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory; provided, however, that Borrowers may consign Inventory in the ordinary course of business so long as the aggregate value of all such Inventory consigned at any one time does not exceed $4,000,000; provided, further, that the aggregate amount of all Inventory on consignment as of the last day of any calendar month shall be reported in the Compliance Certificate delivered for such month pursuant to Section 10.2.1(c).  Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4.                            Administration of Equipment.

8.4.1.                                 Records and Schedules of Equipment.  Each Borrower shall keep records of its Equipment that are accurate and complete in all material respects, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent.  Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.

8.4.2.                                 Administration of Equipment.  The Equipment necessary for the continued operation of Borrowers’ business is in good operating condition and repair, and all necessary replacements and repairs have been made so that Borrowers can continue the operation of their business.

8.5.                            Administration of Deposit Accounts.  Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts.  Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than as excused by the penultimate sentence of this Section 8.5 and other than any account exclusively used for payroll, payroll taxes or employee benefits).  A Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.  Notwithstanding the foregoing, Borrowers shall not be required to establish Agent’s control over a Deposit Account listed on Schedule 8.5 to the extent that: (i) the aggregate amount on deposit with such Deposit Account does not exceed $15,000 at any time; and (ii) the aggregate amount on deposit with all such Deposit Accounts for which there is not in effect a Deposit Account Control Agreement does not exceed $200,000 at any time.  For clarification, each Borrower agrees that at no time shall the aggregate amount on deposit in all Deposit Accounts for which there is not in effect a Deposit Account Control Agreement exceed $200,000.

8.6.                            General Provisions.

8.6.1.                                 Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.6.2.                                 Insurance of Collateral; Condemnation Proceeds.

(a)                                 Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent.  All proceeds under each policy shall be payable to Agent with respect to the Collateral.  From time to time upon request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies and, with respect to Real Estate Collateral, updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Borrower agrees to deliver to Agent: (i) promptly as rendered, copies of all claims made to insurance companies with respect to each casualty event causing more than $100,000 of damage or destruction to the Collateral; and (ii) such additional information and reports regarding insurance as requested by Agent from time to time.  While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent in accordance with Section 8.6.2(b).  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise any claims involving any Collateral.

(b)                                 Any proceeds of insurance relating to the Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent.  Any such proceeds or awards that relate to Inventory that is Collateral shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding.

8.6.3.                                 Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4.                                 Defense of Title to Collateral.  Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7.                            Power of Attorney.  Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:

(a)                                 Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)                                 During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.

SECTION 9.                         REPRESENTATIONS AND WARRANTIES

9.1.                            General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower represents and warrants that:

9.1.1.                                 Organization and Qualification.  Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign entity in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2.                                 Power and Authority.  Each Obligor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3.                                 Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

9.1.4.                                 Capital Structure.  Schedule 9.1.4 shows, for each Borrower and Subsidiary (a) its name and its jurisdiction of organization (as the same may be updated in writing by Borrowers from time to time after the Closing Date so long as such updates are done prior to or concurrently with any changes to such information (or within 10 days thereof in the case of the formation of new Subsidiaries so long as Borrowers are in compliance with Section 10.1.9)), and (b) as of the Closing Date, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests, provided that upon request by Agent on dates after the Closing Date, Borrowers shall provide updated information with respect to such items required under this clause (b).  Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Borrower or Domestic Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.  Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable.  There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower or Subsidiary.

9.1.5.                                 Title to Properties; Priority of Liens.  Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral, other than Exempt Property, are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens (for clarification, Permitted Liens that are expressly allowed to have priority over Agent’s Liens include the Liens of the Senior Secured Notes Collateral Agent to the extent such Liens have priority over Agent’s Liens pursuant to the terms of the Intercreditor Agreement).

9.1.6.                                 Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto.  Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)                                 it is genuine and in all respects what it purports to be, and has not been reduced to judgment;

(b)                                 it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)                                  it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)                                 it is not subject to potential offset, Lien (other than Agent’s Lien and other Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)                                  no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), except with respect to Accounts owing by the United States or any State, department, agency or instrumentality thereof and the Assignment of Claims Act or any similar State or local law, if applicable, have been complied with in a manner satisfactory to Agent, and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)                                   no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)                                  to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.7.                                 Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and its Subsidiaries at the dates and for the periods indicated, subject to, in the case of unaudited financial statements, changes resulting from audit, normal year end audit adjustments and the absence of footnotes.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized.  Since September 30, 2008, or as disclosed to Agent in writing through the Closing Date, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Borrower and Subsidiary is Solvent.

9.1.8.                                 Surety Obligations.  No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9.                                 Taxes.  Each Borrower and Subsidiary has filed all federal, state and material local tax returns and other reports that it is required by law to file (for clarification, subject to allowable extensions), and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except: (a) to the extent being Properly Contested, (b) local Taxes in an amount which in the aggregate for all such local Taxes, does not exceed $50,000.  The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10.                          Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11.                          Intellectual Property.  Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property).  Except as disclosed on Schedule 9.1.11 (as the same may be updated in writing by Borrowers from time to time after the Closing Date), no Borrower or Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned or used by any Borrower or Subsidiary that is registered or subject to a pending application for registration, and all Licenses (other than license agreements for commercially available off-the-shelf software that is generally available to the public) of any Borrower or Subsidiary, is shown on Schedule 9.1.11 (as the same shall be updated in writing by Borrowers after the Closing Date once each 120 days).

9.1.12.                          Governmental Approvals.  Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.13.                          Compliance with Laws.  Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law which could reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced by any Borrower or Guarantor in violation of the FLSA.

9.1.14.                          Compliance with Environmental Laws.  No Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up except as disclosed on Schedule 9.1.14 or that could not reasonably be expected to have Material Adverse Effect.  No Borrower or Subsidiary has received any Environmental Notice which could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it which could reasonably be expected to have a Material Adverse Effect.

9.1.15.                          Burdensome Contracts.  No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

9.1.16.                          Litigation.  Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary.  Except as shown on such Schedule, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17.                          No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.18.                          ERISA.  Except as disclosed on Schedule 9.1.18:

(a)                                 Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed (or will be processed prior to the end of the applicable remedial amendment period for such Plan) by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or a breach of fiduciary duties under ERISA or applicable state law rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c)                                  Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(d)                                 Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19.                          Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Borrower or Subsidiary.  There exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20.                          Labor Relations.  Except as described on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees.  To each Borrower’s knowledge, there are no asserted or threatened strikes, work stoppages or demands for collective bargaining which if occurred would have a Material Adverse Effect.

9.1.21.                          Payable Practices.  No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.22.                          Not a Regulated Entity.  No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23.                          Margin Stock.  No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2.                            Complete Disclosure.  No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading (it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized).  There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10.                  COVENANTS AND CONTINUING AGREEMENTS

10.1.                     Affirmative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall, and shall cause each Subsidiary to:

10.1.1.                          Inspections; Appraisals.

(a)                                 Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b)                                 Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to one time per Loan Year; and (ii) appraisals of Inventory up to one time per Loan Year; provided, however, that if a Reporting Trigger Period is in effect, Borrowers shall reimburse Agent for one additional examination and one additional appraisal per Loan Year; provided, further, that if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits.  Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2.                          Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)                                 as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for Parent and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)                                 (i) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including, without limitation, the last Fiscal Quarter of each Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes; and (ii) if Excess Availability is less than an amount equal to 30% of the aggregate Revolver Commitments at any time in a month (other than any month which is the last month of a Fiscal Quarter), as soon as available, and in any event within 30 days after the end of each such month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for Parent and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c)                                  concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while a Default or Event of Default exists, (i) a Compliance Certificate executed by the chief financial officer of Borrower Agent, (ii) a reconciliation of Accounts and Inventory to the Borrowing Base Certificates (previously submitted to Agent) and Borrowers’ general ledgers, (iii) a detailed calculation of Excess Availability for such period, (iv) a detailed calculation of the Line Usage for such period, and (v) any updates to the extent required by Section 9.1.11;

(d)                                 concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(e)                                  not later than 60 days after the end of each Fiscal Year, final projections of Parent’s and Borrowers’ consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, month by month;

(f)                                   no later than the 20th day after the end of each calendar month, a listing of each Borrower’s trade payables prepared as of the last day of the previous month, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g)                                  at Agent’s request, (i) a detailed aging of Borrowers’ Accounts, and (ii) a detailed report of Borrowers’ Inventory by location;

(h)                                 promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Parent or any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Parent or any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by Parent or a Borrower to the public concerning material changes to or developments in the business of Parent or such Borrower;

(i)                                     promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(j)                                    concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent, an update, in form and detail satisfactory to Agent, as to the status of the Boynton Litigation;

(k)                                 such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Simultaneously with retaining accountants for their annual audit, Borrowers shall send a letter to the accountants, with a copy to Agent and Lenders, notifying the accountants that one of the primary purposes for retaining their services and obtaining audited financial statements is for use by Agent and Lenders.  Agent is authorized: (a) to send such notice if Borrowers fail to do so for any reason; and (b) to speak directly with such accountants regarding the Borrowers and Guarantors (and Borrower Agent shall have a reasonable opportunity to participate in any such discussions between Agent and such accountants).

10.1.3.                          Notices.  Notify Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination is reasonably possible and could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout which involves any group of employees of Borrowers, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract (for clarification, any renewal or replacement of a Material Contract which is consummated on substantially similar terms shall not constitute a termination for purposes of this clause (c)); (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) the institution of any proceeding against a Borrower or Guarantor with respect to, or the receipt of notice by a Borrower or Guarantor of potential liability or responsibility for, any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor if such Environmental Release could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4.                          Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5.                          Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs which could reasonably be expected to have a Material Adverse Effect at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and, to the extent required by Applicable Law, all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6.                          Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7.                          Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $50,000,000, with deductibles satisfactory to Agent.

10.1.8.                          Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and

Subsidiaries in full force and effect, except to the extent any such License is no longer required for the conduct of  Borrowers’ business or the failure to maintain such License could not reasonably be expected to have a Material Adverse Effect; once every 90 days, notify Agent of any modifications to any such Licenses, or entry into any such new Licenses affecting any Inventory; pay all Royalties under such Licenses when due; and notify Agent of any default or breach asserted by any Person to have occurred under any such License.

10.1.9.                          Future Subsidiaries.  Promptly (and in any event within 10 days thereof) notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to, at Agent’s election, become a Borrower hereunder or guaranty the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.2.                     Negative Covenants.  As long as any Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

10.2.1.                          Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)                                 the Obligations;

(b)                                 Subordinated Debt;

(c)                                  Permitted Purchase Money Debt;

(d)                                 Borrowed Money (other than the Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(e)                                  Bank Product Debt and, to the extent approved by Agent, Debt arising under Hedging Agreements;

(f)                                   Permitted Contingent Obligations;

(g)                                  So long as upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate: (i) Borrowed Money of any Borrower owing to another Borrower, and (ii) Borrowed Money of any Guarantor owing to another Guarantor.

(h)                                 Debt and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protectors, employee credit card programs and other cash management an similar arrangements, in the Ordinary Course of Business;

(i)                                     Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business or other cash management services in the Ordinary Course of Business;

(j)                                    Refinancing Debt as long as each Refinancing Condition is satisfied;

(k)                                 Subject to the terms of the Intercreditor Agreement, Debt of any Borrower or any Guarantor outstanding at any time under the Senior Secured Notes Documents in an aggregate principal amount not to exceed $328,250,000 (as such amount shall be reduced on a dollar-for-dollar basis to give effect to the payments described in clause (b)(i) of the definition of Senior Notes Refinancing Condition);

(l)                                     Debt constituting Capital Leases in an aggregate principal amount not exceeding $30,000,000 at any time outstanding (including all Capital Leases existing on the Closing Date);

(m)                             Debt with respect to deferred compensation to employees of Borrowers and Guarantors in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(n)                                 Earn-out obligations, working capital adjustments, purchase price and similar adjustments and indemnification obligations under the agreements entered into in connection with any Permitted Acquisition so long as: (i) no payments are made with respect thereto in excess of $5,000,000 per Fiscal Year (the “Cap”); (ii) both immediately before and immediately after giving effect to such payment, no Event of Default exists and Excess Availability is greater than $10,000,000, and (iii) either (A) both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments, or (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; provided, that, no such payment shall count against the Cap if both immediately before and immediately after giving effect to such payment, Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments;

(o)                                 Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $5,000,0000 in the aggregate at any time;

(p)                                 Subject to the terms of the Intercreditor Agreement, the Senior Notes Refinancing Debt of any Borrower or any Guarantor as long as each Senior Notes Refinancing Condition is satisfied;

(q)                                 So long as Parent has not incurred any Debt permitted under Section 5.2(a)(xvi)(1) of the Guaranty and Security Agreement, and subject to the terms of the Intercreditor Agreement, 2012 Senior Notes Debt of any Borrower or any Guarantor;

(r)                                    So long as between the Seventh Amendment Effective Date and the Kleer Acquisition Payment Date, Parent does not sell or issue any Equity Interests, the Kleer Acquisition Loan; and

(s)                                   Subject to the terms of the Intercreditor Agreement, 2013 Senior Notes Debt of any Borrower or any Guarantor.

For purposes of determining compliance with this Section 10.2.1, in the event that an item of Debt meets the criteria of more than one of the categories of Debt described in clause (a) through (s) above, Borrowers may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses.

10.2.2.                          Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)                                 Liens in favor of Agent;

(b)                                 Purchase Money Liens securing Permitted Purchase Money Debt;

(c)                                  Liens for Taxes not yet due or being Properly Contested;

(d)                                 statutory Liens (including statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law, but excluding Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Borrower or Subsidiary;

(e)                                  Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety or appeal bonds, performance bonds and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f)                                   Liens arising out of pledges or deposits of cash in the Ordinary Course of Business under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(g)                                  statutory Liens of suppliers imposed by law or pursuant to customary reservations or retentions of title, provided that: (i) such Liens do not attach to Collateral with a value of more than $250,000 at any time, (ii) such Liens arise in the Ordinary Course of Business, and (iii) any such Liens are not perfected and are subordinated under law to the Liens in favor of Agent;

(h)                                 Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(i)                                     Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(j)                                    easements, reservations, rights-of-way, restrictions, survey exceptions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(k)                                 normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(l)                                     any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(m)                             so long as such Liens are subject to the terms of the Intercreditor Agreement, Liens securing (i) Debt arising under the Senior Secured Notes Documents, (ii) Senior Notes Refinancing Debt, (iii) Debt permitted under Section 10.2.1(q), and (iv) Debt permitted under Section 10.2.1(s);

(n)                                 existing Liens shown on Schedule 10.2.2;

(o)                                 Liens arising in connection with Capitalized Leases permitted under Section 10.2.1(l);

(p)                                 Liens securing Debt permitted under Section 10.2.1(d), provided that such Liens shall be subject to an intercreditor agreement in form an substance acceptable to the Required Lenders and shall be junior in priority to the Liens securing the Obligations;

(q)                                 Liens in respect of judgments that do not otherwise cause a Default or Event of Default;

(r)                                    leases or subleases of Real Estate granted to others not interfering in any material respect with the business of any Borrower or Guarantor; and

(s)                                   other Liens securing Debt in an aggregate amount not to exceed $100,000.

10.2.3.                          Intentionally Omitted.

10.2.4.                          Distributions; Upstream Payments.

(a)                                 Declare or make any Distributions, except: (i) Upstream Payments; (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay mandatory payments of principal, interest, fees and other obligations on account of Debt owing by Parent; (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, pay reasonable administrative and operating expenses, including, cash operating expenses, taxes, and Capital Expenditures arising solely out of the consolidated operations of Parent and its Subsidiaries; (iv) Borrowers may make a one time distribution to Parent in an aggregate amount not to exceed $5,000,000, so long as (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) after the Closing Date but prior to December 31, 2009, Parent has received a tax refund in an amount not less than $9,000,000, and (C) the aggregate Revolver Commitments at the time of such distribution shall be $80,000,000 or more (it being acknowledged by Borrowers that nothing contained in this Section 10.2.4 shall imply any obligation on the part of Lenders to consent to any increase in the aggregate Revolver Commitments); (v) so long as the conditions set forth in Sections 5.2(g)(d)(iv)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the Debt evidenced by the 2.5% Notes; (vi) so long as (1) the conditions set forth in Sections 5.2(g)(e)(ii)(A) or (B), as applicable, of the Guaranty and Security Agreement have been satisfied, and (2) the 2012 Convertible Notes are permitted under Section 5.2(a)(xvi) of the Guaranty and Security Agreement, Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make voluntary prepayments on the 2012 Convertible Notes (as defined in the Guaranty and Security Agreement); and (vii) Borrowers may make distributions to Parent for the sole purpose of allowing Parent to, and Parent shall use the proceeds thereof solely to, make Investments permitted under clauses (k) and (l) of the definition of “Restricted Investments” as defined in the Guaranty and Security Agreement so long as either: (A) (1) both immediately before and immediately after giving effect to such distribution, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (2) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such distribution and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (B) both immediately before and immediately after giving effect to such distribution, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments; or

(b)                                 create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under the Secured Notes Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.15.

10.2.5.                          Restricted Investments.  Make any Restricted Investment.

10.2.6.                          Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition.

10.2.7.                          Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel, relocation and other expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans by a Borrower to another Borrower, and (e) Investments permitted under clauses (a), (f), (j) and (k) of the definition of “Restricted Investment”.

10.2.8.                          Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); (b) Borrowed Money (other than the Obligations, the Debt evidenced by the Senior Secured Notes Documents or any Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the 2013 Senior Notes Debt) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of the Required Lenders); (c) Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, or any 2013 Senior Notes Debt, except (i) mandatory payments due thereunder as in effect on the Closing Date (or, with respect to the 2012 Senior Notes Debt and 2013 Senior Notes Debt, as in effect on the date of incurrence of such Debt, or as amended thereafter with the consent of the Required Lenders), and (ii) voluntary prepayments on such Debt so long as (A)(1) no Event of Default exists, (2) Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, and (3) Borrowers shall have delivered to Agent five Business Days’ prior written notice of any such prepayment accompanied by detailed calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(A); or (B) if Excess Availability is less than or equal to an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (1) no Event of Default exists, (2) Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments immediately after giving effect to any such prepayment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such prepayment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0, and (4) Borrowers shall have delivered to Agent five Business Days prior written notice of any such prepayment accompanied by detailed calculations confirming that Borrowers are in compliance with the requirements set forth in this clause (c)(ii)(B); and (d) payments (other than those set forth in clause (a) above) on intercompany loans, except (i) payments by an Obligor to a Borrower, and (ii) repayment by Tapco of the Kleer Acquisition Loan so long as (A) such repayment is made solely using proceeds of a substantially contemporaneous capital contribution from Parent and (B) Borrowers have received capital contributions from Parent in an amount no less than an amount equal to the aggregate purchase consideration payable (including deferred payment obligations) in respect of the Kleer Acquisition in accordance with Section 10.1.10; provided, however, that for purposes of the foregoing clause (c) of this Section 10.2.8, no mandatory prepayments shall be made to the extent such prepayments are required on account of sales of Revolver Priority Collateral.  For clarification, payments by Parent under the Senior Secured Notes Documents and the documents governing the Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the 2013 Senior Notes Debt shall not constitute a payment by Borrowers under guarantees of such Debt that would constitute a breach of this Section 10.2.8.   Notwithstanding anything contained in this Agreement to the contrary, for purposes of determining the amount of a mandatory prepayment that shall be deemed to be required to be made on account of a sale of Revolver Priority Collateral, such amount shall equal the lesser of (x) the total proceeds of such sale of Revolver Priority Collateral, and (y) the greater of (i) the value of such assets attributed to the Borrowing Base and (ii) net book value of such assets recorded on the applicable Obligor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of such asset sale.

10.2.9.                          Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10.                   Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares or to the parent of such Subsidiary.

10.2.11.                   Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date where such amendment, modification or other change would materially adversely affect the interests of Agent or the Lenders.

10.2.12.                   Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Parent, Borrowers and Subsidiaries.

10.2.13.                   Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14.                   Restrictive Agreements.  Become a party to any Restrictive Agreement, except the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 10.2.1(q) or Section 10.2.1(s) and except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, including, without limitation, any Refinancing Debt, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; or (d) any restrictions imposed on any Property pursuant to an agreement that has been entered into in connection with a Permitted Asset Disposition of such Property.

10.2.15.                   Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16.                   Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17.                   Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation and provisions of other reasonable benefits to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions: (i) solely among Borrowers; (ii) solely among Guarantors; and (iii) solely among Subsidiaries that are not Borrowers or Guarantors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.17; (f) transactions permitted under Section 10.2.7; (g) agreements and arrangements entered into in the Ordinary Course of Business with officers and employees of Borrowers in connection with termination of their employment therewith; (h) indemnity and reimbursement provided on behalf of directors, officers and employees of any Borrower or Subsidiary in the Ordinary Course of Business; (i) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (j) any other transactions so long as both before and after giving effect to any payment, sale, lease, license, consignment, transfer or other disposition or payment of Property by an Obligor in connection with any such transaction (each, an “Affiliate Transfer”), either: (i) (A) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such Affiliate Transfer and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments.

10.2.18.                   Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date and other than as disclosed to Agent upon thirty (30) days’ prior written notice, except as may be required by Applicable Law.

10.2.19.                   Amendments to Subordinated Debt, Senior Secured Notes Documents, Senior Notes Refinancing Debt, 2012 Senior Notes Debt, or 2013 Senior Notes Debt.

(a)                                 Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower, any Subsidiary or Lenders; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof, except that any acceleration or prepayment that would be prohibited under clause (b) or (c) and any fees or charges prohibited under clause (e) shall not be prohibited under this Section 10.2.19(a) where such acceleration or prepayment is made, or such fees or charges are incurred, in connection with a refinancing of such Subordinated Debt permitted under Section 10.2.1(j).

(b)                                 Amend, supplement or otherwise modify any document, instrument or agreement relating to any Senior Secured Notes Document, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, or any 2013 Senior Notes Debt, if such modification (a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate or in the case of Debt under the Senior Secured Notes, Senior Notes Refinancing Debt, 2012 Senior Notes Debt, or 2013 Senior Notes Debt, if the effect of such increase would result in the economic return on such Debt increasing by more than 5.00 percentage points per annum in the aggregate for all such Debt (excluding increases resulting from the accrual of interest at the default rate or similar component of the interest rate that is applicable after the occurrence of an event of default); (e) increases or adds any fees or charges; or (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower, any Subsidiary or Lenders, except that any acceleration or prepayment that would be prohibited under clause (b) or (c) shall not be prohibited under this Section 10.2.19(b) where such acceleration or prepayment is made in connection with a refinancing of such Senior Secured Notes permitted under Section 10.2.1(p) or of the Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the 2013 Senior Notes Debt permitted under Section 10.2.1(j).  Nothing contained in this Section 10.2.19(b) shall restrict amendments to the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 10.2.1(q) or Section 10.2.1(s) that (i) permit an increase in the aggregate Revolver Commitments or (ii) expand the scope of Collateral included in the Revolver Priority Collateral.

10.3.                     Fixed Charge Coverage Ratio.  As long as any Commitments or Obligations are outstanding, if Excess Availability is ever less than an amount equal to 15% of the aggregate Revolver Commitments (the “FCCR Event”), Borrowers shall maintain a Fixed Charge Coverage Ratio, when measured at the end of the month ending immediately before the FCCR Event and each month ending after the FCCR Event, on a trailing twelve (12) month basis, of at least 1.0 to 1.0.

SECTION 11.                  EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1.                     Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)                                 A Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)                                 Any representation, warranty or other written statement of a Borrower or Guarantor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)                                  A Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2 (to the extent insurance has not been maintained as required), 10.1.1, 10.1.2, 10.2 or 10.3;

(d)                                 A Borrower or Guarantor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 15 days after a Senior Officer of such Borrower or Guarantor has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by a Borrower or Guarantor;

(e)                                  A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)                                   Any breach or default of a Borrower or Guarantor occurs and is continuing under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and other than Debt evidenced by the Senior Secured Notes Documents, Senior Notes Refinancing Debt, 2012 Senior Notes Debt, 2013 Senior Notes Debt or any Refinancing Debt that refinances the Senior Notes Refinancing Debt, 2012 Senior Notes Debt or 2013 Senior Notes Debt) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)                                  Any judgment or order for the payment of money is entered against a Borrower or Guarantor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Borrowers and Guarantors, $1,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless (i) a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, or (ii) such judgment or order is satisfied within two (2) Business Days of it being entered;

(h)                                 A loss, theft, damage or destruction occurs with respect to any: (i) Revolver Priority Collateral if the amount not covered by insurance exceeds $1,000,000, and (ii) other Collateral if the amount not covered by insurance exceeds $5,000,000;

(i)                                     A Borrower or Guarantor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; a Borrower or Guarantor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of a Borrower’s or Guarantor’s business for a material period of time; any material Collateral or Property of a Borrower or Guarantor is taken or impaired through condemnation; a Borrower or Guarantor agrees to or commences any liquidation, dissolution or winding up of its affairs except as permitted in Section 10.2.9; or a Borrower or Guarantor is not Solvent;

(j)                                    An Insolvency Proceeding is commenced by a Borrower or Guarantor; a Borrower or Guarantor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of a Borrower or Guarantor; or an Insolvency Proceeding is commenced against a Borrower or Guarantor and such Borrower or Guarantor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by such Borrower or Guarantor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)                                 An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Borrower or Guarantor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; a Borrower, Guarantor or ERISA Affiliate fails to timely pay any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan; except that no event or condition described in this Section 11.1(k) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not resulted in, and could not reasonably be expected to result in, liability to Borrowers and Guarantors in excess of $1,000,000;

(l)                                     A Borrower or Guarantor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Borrower’s or Guarantor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)                             Any breach or default of a Borrower or Guarantor occurs under the Senior Secured Notes, any Senior Secured Notes Documents, any document governing Senior Notes Refinancing Debt, any document governing 2012 Senior Notes Debt, any document governing 2013 Senior Notes Debt, or any document governing any Refinancing Debt that refinances the Senior Notes Refinancing Debt, the 2012 Senior Notes Debt, or the 2013 Senior Notes Debt; or

(n)                                 A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect.

11.2.                     Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)                                 declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)                                 terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)                                  require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)                                 exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3.                     License.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 10.2.1(q), holders of any Debt permitted under Section 10.2.1(s), and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 10.2.1(q) or Section 10.2.1(s) under the Intercreditor Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4.                     Setoff.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 10.2.1(q), holders of any Debt permitted under Section 10.2.1(s), and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 10.2.1(q) or Section 10.2.1(s) under the Intercreditor Agreement, at any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Borrower or Guarantor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5.                     Remedies Cumulative; No Waiver.

11.5.1.                          Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

11.5.2.                          Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.                  AGENT

12.1.                     Appointment, Authority and Duties of Agent.

12.1.1.                          Appointment and Authority.  Each Lender appoints and designates Bank of America as Agent hereunder.  Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders.  Each Lender agrees that any action taken by Agent or Required Lenders (unless this Agreement otherwise requires the consent of all Lenders) in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders (unless this Agreement otherwise requires the consent of all Lenders) of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all

Lenders.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts or Inventory constitute, in accordance with the definitions thereof, Eldorado Eligible Accounts, HRI Eligible Accounts, SCP Eligible Accounts, Tapco Eligible Accounts, Eldorado Eligible Inventory, SCP Eligible Inventory, or Tapco Eligible Inventory, or whether to impose any reserve or release any discretionary reserve, and to exercise its Credit Judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2.                          Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders (or all Lenders if this Agreement otherwise so provides) in accordance with this Agreement.

12.1.3.                          Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4.                          Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders.  In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2.                     Agreements Regarding Collateral and Field Examination Reports.

12.2.1.                          Lien Releases; Care of Collateral.  Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an

Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); or (c) with the written consent of the Required Lenders (or all Lenders to the extent required by Section 14.1(d)).  Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2.                          Possession of Collateral.  Agent and Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

12.2.3.                          Reports.  Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”).  Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.

12.3.                     Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4.                     Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5.                     Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6.                     Indemnification of Agent Indemnitees.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT) AND WAS NOT CAUSED BY THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY AGENT INDEMNITEE.  In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders.  If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7.                     Limitation on Responsibilities of Agent.  Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents.  Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor.  No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor.  No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8.                     Successor Agent and Co-Agents.

12.8.1.                          Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2.                          Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9.                     Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary.  Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10.              Replacement of Certain Lenders.  If a Lender (a) is a Defaulting Lender, or (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge other than amounts owed under Section 3.9).

12.11.              Remittance of Payments and Collections.

12.11.1.                   Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2.                   Failure to Pay.  If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3.                   Recovery of Payments.  If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12.              Agent in its Individual Capacity.  As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13.              Agent Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14.              No Third Party Beneficiaries.  This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations.  This Section 12 does not confer any rights or benefits upon Borrowers or any other Person.  As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13.                  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2.                     Participations.

13.2.1.                          Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.

13.2.2.                          Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3.                          Benefit of Set-Off.  Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.  Assignments.

13.2.4.                          Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any

Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.2.5.                          Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit C and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.2.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.  The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

SECTION 14.                  MISCELLANEOUS

14.1.                     Consents, Amendments and Waivers.

14.1.1.                          Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)                                 without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)                                 without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

(c)                                  without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d)                                 without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral), 12.5 or 14.1.1; (iii) amend the definitions of Borrowing Base (or any of the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, or increase total Commitments; (vi) release Collateral with a book value greater than $1,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release.

14.1.2.                          Limitations.  The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves and does not modify any right, obligation or liability of any Obligor.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification of any other Loan Document.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

14.1.3.                          Payment for Consents.  No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2.                     Indemnity.  EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event, however, shall any party to a Loan Document have any obligation to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3.                     Notices and Communications.

14.3.1.                          Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3.  Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all Borrowers.

14.3.2.                          Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3.                          Non-Conforming Communications.  Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4.                     Performance of Borrowers’ Obligations.  Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5.                     Credit Inquiries.  Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.

14.6.                     Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7.                     Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8.                     Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

14.9.                     Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10.              Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.11.              No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates.  To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12.              Confidentiality.  Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep the Information confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business that is identified as confidential when delivered.  Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13.              Intentionally Omitted.

14.14.              GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.15.              Consent to Forum; Arbitration.

14.15.1.                   Forum.  EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT

MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15.2.                   Arbitration.  Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code).  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section.  In the event of any inconsistency, the terms of this Section shall control.  If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration.  The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California.  The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter.  The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award.  The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator.  The arbitrator shall have the power to award legal fees to the extent provided by this Agreement.  Judgment upon an arbitration award may be entered in any court having jurisdiction.  The arbitrator shall not have the power to commit errors of law or legal reasoning, and any award may be reviewed and vacated or corrected on appeal to a court of competent jurisdiction for any such error.  The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.  No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence.  At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced.  None of the foregoing provisions of this Section shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding.  The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.  At Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

14.16.              Waivers by Borrowers.  To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.  Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17.              Patriot Act Notice.  Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.

14.18.              Intercreditor Agreement.  The provisions of this Agreement are in all respects subject to the terms and provisions of the Intercreditor Agreement, including the relative rights, obligations and priorities with respect to Collateral (but such Intercreditor Agreement shall not impart any rights on any Borrower or Guarantor).

14.19.              Inclusion of Energy Services Group.   Each Lender acknowledges that it is currently considering consenting to the inclusion of Headwaters Energy Services Corporation and each of its Subsidiaries as Borrowers hereunder.  Each Borrower acknowledges and agrees that the consent of each Lender to include such Persons as Borrowers hereunder would be in the sole discretion of each Lender and would be subject to completion of business and legal due diligence by each Lender and approval of each Lender’s credit committee (for clarification, the inclusion of such Persons as Borrowers shall require the consent of all Lenders).  Nothing contained in this Section 14.19 shall constitute a commitment by any Lender, or an agreement to deliver such a commitment.

[Remainder of page intentionally left blank; signatures begin on following page]

EXHIBIT C

Marked Guaranty

Composite copy attached to Eighth Amendment to Loan and Security Agreement and Fifth Amendment to Guaranty and Security Agreement

GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT, dated as of October 27, 2009 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by each of the Persons identified on the signature pages hereto as a “Guarantor”, together with any Person who becomes a party hereto pursuant to Section 2.10 (each a “Guarantor” and collectively, the “Guarantors”), in favor of Agent (as defined below) on behalf of each of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, each of HRI’s, HCM’s and Tapco’s Subsidiaries identified on the signature pages thereof, and any other Person that at any time after the date hereof becomes a Borrower in accordance with the terms thereof each individually a “Borrower”, and collectively, the “Borrowers”), have entered into the Loan and Security Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Loan Agreement”), with the lenders signatory thereto (collectively, together with their respective successors, transferees and assigns, the “Lenders”) and Bank of America, N.A., in its capacity as agent (“Agent”);

WHEREAS, each Guarantor is an Affiliate of a Borrower;

WHEREAS, as a condition precedent to the making of the initial Loans pursuant to the Loan Agreement, Guarantors are required to execute and deliver this Agreement; and

WHEREAS, Guarantors have duly authorized the execution, delivery and performance of this Agreement and will receive direct and indirect benefits by reason of the making of the Loans by Lenders to the Borrowers;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Lenders to make the initial Loans to the Borrowers pursuant to the Loan Agreement, each Guarantor hereby agrees with Agent as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1                     Certain Terms.  The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

~~“2-7/8% Notes” means the 2-7/8% convertible senior subordinated notes due 2016, issued by Parent.~~

“2.5% Notes” means the 2.5% convertible senior subordinated notes due 2014, issued by Parent.

“~~14.75% Notes” means the 14.75% convertible senior subordinated notes due 2014, issued by Parent.”16% Notes” means the 16~~2012 Convertible Notes” means Borrowed Money (including the 8.75% convertible senior subordinated notes due 2016, issued by Parent~~.”2012 Convertible Notes” means Borrowed Money~~) that is the result of an extension, renewal, exchange or refinancing of the 2.5% Notes, and that satisfies each of the 2012 Convertible Notes Conditions.

“2012 Convertible Notes Conditions” means the following conditions for the 2012 Convertible Notes: (a) all such Debt is in an aggregate principal amount that does not exceed $60,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the 2.5% Notes through a tender offer, exchange, open market purchase, redemption or discharge of the 2.5% Notes, and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than, and a weighted average life no less than, the 2.5% Notes; (d) any such Debt has an interest rate no greater than 9.0%; (e) any such Debt is subordinated to the Guaranteed Obligations at least to the same extent as the 2.5% Notes; (f) the representations, covenants and defaults applicable to any such Debt are no less favorable to Guarantors than those applicable to the 2.5% Notes; (g) no Lien is granted to secure such Debt; (h) no Person is obligated on any such Debt other than Parent; and (i) upon giving effect to any such Debt, no Default or Event of Default exists; and (j) all such Debt has been incurred by Parent on or prior to the date that is one hundred eighty (180) days after the Fifth Amendment Effective Date.

“Agreement” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the first recital.

“Coal Cleaning Business”: means the businesses of the Covol Subsidiaries.

“Coal Cleaning Disposition”: means Parent has delivered to Agent evidence, in form and substance satisfactory to Agent, that (a) the sale or other disposition by Energy Services of one hundred percent (100%) of its membership interests in, or all of the assets of, the Covol Subsidiaries has occurred, or (b) the Covol Subsidiaries have discontinued their operations.

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~~“Coal Cleaning FCCR”: means, for any period, the ratio of, determined for the Coal Cleaning Business in each case, (a) EBITDAR minus Capital Expenditures (except those financed with Consolidated Borrowed Money other than Revolver Loans) and cash taxes paid, to (b) Fixed Charges plus Consolidated Rent Expense, calculated in a manner consistent with Borrowers’ calculations of the Fixed Charge Coverage Ratio.~~

“Collateral” is defined in Section 2.3.

“Convertible Subordinated Notes” means, individually and collectively, the (a) 2.5% Notes, ~~(b) 2-7/8% Notes, (c) 14.75% Notes, (d) 16% Notes and (e~~and (b) the 2012 Convertible Notes.

“Covol Subsidiaries” means, collectively, Covol Fuels Alabama No. 4, LLC; Covol Fuels Alabama No. 5, LLC; Covol Fuels Alabama No. 7, LLC; Covol Fuels No. 4, LLC; Covol Fuels No. 5, LLC; Covol Engineered Fuels, LLC; Covol Fuels Chinook, LLC; Covol Fuels Rock Crusher, LLC; Covol Fuels Alabama No. 3, LLC; Covol Fuels No. 2, LLC and Covol Fuels No. 3, LLC, each a Utah limited liability company.

“Energy Services”:  means Headwaters Energy Services Corporation, a Utah corporation.

“Excluded Subsidiary” means each of: (i) Evonik Headwaters Korea Co., Ltd, a Korean limited liability company, (ii) Evonik Headwaters LLP, formed in the United Kingdom, (iii) HES Ethanol Holdings, LLC, a Utah limited liability company, (iv) Blue Flint Ethanol LLC, a Delaware limited liability company, (v) Flexcrete Building Systems, LC, a Utah limited liability company, (vi) Headwaters Clean Carbon Services LLC, a Utah limited liability company and (vii) American Lignite Energy, LLC, a Delaware limited liability company.

“Exempt Property” means (i) in the case of the Real Estate, all such Real Estate other than the Real Estate Collateral (ii) all vehicles and other Collateral subject to state certificate of title statutes, and (iii) all Deposit Accounts which are not maintained with the Agent and that with respect to which Deposit Account Control Agreements are not required to be entered into in accordance with Section 3.2.

“Guaranteed Obligations” is defined in Section 2.1.

“Guarantor” and “Guarantors” are defined in the preamble.

“Loan Agreement” is defined in the first recital.

“Lenders” is defined in the first recital.

“Ordinary Course of Business” means the ordinary course of business of any Guarantor, consistent with past practices and undertaken in good faith.

“Partial Coal Cleaning Disposition”: means Parent has delivered to Agent evidence, in form and substance satisfactory to Agent, that (a) a sale or other disposition by Energy Services of

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less than one hundred percent (100%) of its membership interests in, or a portion of the assets of, the Covol Subsidiaries has occurred, or (b) the Covol Subsidiaries have discontinued some, but not all, of the operations of their operations.

“Permitted Purchase Money Debt” means Purchase Money Debt of Guarantors and Borrowers that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $5,000,000 at any time.

“Refinancing Conditions” means the following conditions for Refinancing Debt:  (a) (i) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (ii) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (iii) it is subordinated to the Guaranteed Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (iv) the representations, covenants and defaults applicable to it are no less favorable to Guarantors than those applicable to the Debt being extended, renewed or refinanced; (v) no additional Lien is granted to secure it; (vi) no additional Person is obligated on such Debt; and (vii) upon giving effect to it, no Default or Event of Default exists, or (b) the terms and conditions of such Debt are satisfactory to Agent.

“Refinancing Debt” means Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 5.2(a)(ii), (iv), (xi), (xv), (xvi) or (~~xvi~~xvii).

“Restricted Investment” means any Investment by a Guarantor, other than (a) Investments in (i) Subsidiaries to the extent such Investments exist on the Closing Date, (ii) Subsidiaries that become an Obligor in accordance with Section 5.1(h) before or concurrently with the making of such Investment, (iii) Subsidiaries that are not Borrowers or Subsidiaries of Borrowers after the Closing Date so long as the aggregate amount of all such Investments made after the Closing Date do not exceed, for Guarantors, $5,000,000; provided, however, that any returns on such Investments recovered by a Guarantor shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limits, (iv) Subsidiaries that are Borrowers or Subsidiaries of Borrowers, (v) another Guarantor or (vi) Energy Services made after the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 5.2(f); (d) Investments consisting of accounts receivable created, acquired or made by any Guarantor in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; (e) Investments consisting of Equity Interests, obligations, securities or other Property received by any Guarantor in settlement of accounts receivable from bankrupt obligors; (f) Investments existing on the Closing Date and set forth on Schedule P-1; (g) Investments resulting from pledges and deposits constituting Permitted Liens; (h) Hedging Agreements to the extent permitted under Section 5.2(n); (i) Investments (i) made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing customer contracts so long as the aggregate amount of all such Investments made after the Closing Date do not exceed, for Guarantors, Borrowers and any Subsidiary, $3,000,000 and (ii) in joint ventures so long as the aggregate amount of all such Investments made after the Closing Date do not exceed, for Guarantors, Borrowers and any Subsidiary, $5,000,000; provided, however, that in

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each of the foregoing clauses (i) and (ii) any returns on such Investments recovered by a Guarantor, Borrower or Subsidiary shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limits; (j) the acquisition of substantially of all or substantially all the assets of a Person by Parent where the consideration paid or payable in connection therewith consists of Equity Interests of Parent; ~~and (k~~ (k) any Investment (other than an Acquisition) made if either: (i) (A) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such Investment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments; (l) Permitted Acquisitions; and (m) Investments otherwise permitted by Agent in writing.

“Secured Parties” means Agent, Issuing Bank, Lenders and providers of Bank Products.

“Subsidiary” means any entity at least 50% of whose voting securities or Equity Interests is owned by a Guarantor or any combination of Guarantors (including indirect ownership by a Guarantor through other entities in which the Guarantor directly or indirectly owns 50% of the voting securities or Equity Interests); provided that no Excluded Subsidiary shall be considered a “Subsidiary” of a Guarantor for any purpose under this Agreement.

“Upstream Payment” means a Distribution by a Subsidiary of a Guarantor to such Guarantor.

SECTION 1.2                     Loan Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, shall have the meanings provided in the Loan Agreement.

ARTICLE 2

GUARANTY, GUARANTORS

SECTION 2.1                     Guaranty.

(a)  Each Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the “Guaranteed Obligations”):

(i)                                     all Obligations of the Borrowers to each Secured Party now or hereafter existing under the Loan Agreement and each other Loan Document

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(including this Agreement), whether for principal, interest, fees, expenses or otherwise; and

(ii)                                  any and all costs and expenses (including reasonable fees and expenses of legal counsel) incurred by each Secured Party in enforcing any of its rights under this Agreement.

(b)  This Agreement constitutes a guaranty of payment when due and not merely of collection, and each Guarantor specifically agrees that it shall not be necessary or required that Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower, any other Guarantor or any other Person, or any Collateral before or as a condition to the obligations of Guarantor hereunder.

SECTION 2.2                     Guaranty Absolute.  This Agreement is a continuing, absolute, unconditional and irrevocable guarantee of payment and shall remain in full force and effect until Full Payment of all Guaranteed Obligations.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any Lender with respect thereto.  The liability of Guarantors under this Agreement shall be absolute and unconditional irrespective of:

(a)                                 any lack of validity, legality or enforceability of the Loan Agreement, any other Loan Document or any other agreement or instrument relating to any thereof;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any other Loan Document, subject, however, to each Guarantor’s right to make inquiry of the Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(c)                                  any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)                                 the failure of Agent or any Lender

(i)                                     to assert any claim or demand or to enforce any right or remedy against any Guarantor, any Borrower or any other Person (including any other guarantor) under the provisions of the Loan Agreement, any other Loan Document or otherwise, or

(ii)                                  to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

(e)                                  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document;

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(f)                                   any defense, set-off or counterclaim which may at any time be available to or be asserted by any Guarantor or any Borrower against Agent or any Lender;

(g)                                  any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

(h)                                 any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower or any Guarantor.

SECTION 2.3                     Grant and Perfection of Security Interest.  To secure the prompt payment and performance of all Guaranteed Obligations, each Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Guarantor, including all of the following Property, whether now owned or hereafter acquired, and wherever located (with respect to each Guarantor, its “Collateral” and collectively, the “Collateral”, as the context indicates):

(a)                                 all Accounts;

(b)                                 all Chattel Paper, including electronic chattel paper;

(c)                                  all Commercial Tort Claims, including those shown on Schedule 2.7(a) attached hereto (as such Schedule may be amended or supplemented from time to time);

(d)                                 all Deposit Accounts;

(e)                                  all Documents;

(f)                                   all General Intangibles, including Intellectual Property;

(g)                                  all Goods, including Inventory, Equipment and fixtures;

(h)                                 all Instruments;

(i)                                     all Investment Property;

(j)                                    all Letter-of-Credit Rights;

(k)                                 all Supporting Obligations;

(l)                                     all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

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(m)  all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Cash Collateral; and

(n)                                 all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

SECTION 2.4                     Deposit Accounts.  To further secure the prompt payment and performance of all Guaranteed Obligations, each Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in (subject to the priorities established in the Intercreditor Agreement) and Lien upon all amounts credited to any Deposit Account of such Guarantor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Subject to the terms of the Intercreditor Agreement, each Guarantor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Guarantor, without inquiry into the authority or right of Agent to make such request.

SECTION 2.5                     Other Collateral.

(a)                                 Commercial Tort Claims.  Guarantors shall promptly notify Agent in writing if any Guarantor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 2.5(a) to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected (subject to the priorities established in the Intercreditor Agreement), first priority Lien in favor of Agent (for the benefit of Secured Parties).

(b)                                                Certain After-Acquired Collateral.  Guarantors shall promptly notify Agent in writing if, after the Closing Date, any Guarantor obtains any interest in any Collateral consisting of Deposit Accounts, Intellectual Property, or Investment Property and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected (subject to the priorities established in the Intercreditor Agreement), first priority Lien upon such Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), including obtaining any appropriate possession, control agreement or Lien Waiver.  Guarantors shall promptly notify Agent in writing if, after the Closing Date, any Guarantor obtains any interest in any Collateral consisting of Chattel Paper, Documents, Instruments, or Letter-of-Credit Rights, in each case to the extent that the aggregate amount of such Collateral (along with all other Collateral of the same type previously obtained and not disclosed) exceeds $100,000, and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected (subject to the priorities established in the Intercreditor Agreement), first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Guarantors shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

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SECTION 2.6                     No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Guarantor relating to any Collateral.

SECTION 2.7                     Further Assurances.  Promptly upon request, Guarantors shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), or otherwise to give effect to the intent of this Agreement.  Each Guarantor authorizes Agent to file any financing statement that Agent deems reasonably desireable to preserve and perfect Agent’s security interest in the Collateral of such Guarantor, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 2.8                     Subsidiary Stock.  Notwithstanding Section 2.3, the Collateral shall not include the Equity Interests in any Subsidiary or Excluded Subsidiary, other than the Equity Interests in (a) HCM, Tapco, HRI and (b) if and when Headwaters Energy Services Corporation becomes a Borrower as contemplated by Section 14.19 of the Loan Agreement, Headwaters Energy Services Corporation.

SECTION 2.9                     Additional Guarantors.  If Borrowers are required, pursuant to Section 10.1.9 of the Loan Agreement, to cause a Subsidiary to become a guarantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the date hereof.

ARTICLE 3

COLLATERAL ADMINISTRATION

SECTION 3.1                     Administration of Accounts.

(a)                                 Records and Schedules of Accounts.  Each Guarantor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request.

(b)                                 Taxes.  If an Account of any Guarantor includes a charge for any Taxes and an Event of Default has occurred and is continuing, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Guarantor and to charge Guarantors therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Guarantors or with respect to any Collateral.

(c)                                  Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Guarantor, to verify the validity, amount or any other matter relating to any Accounts of

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Guarantors by mail, telephone or otherwise.  Guarantors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

(d)                                 Proceeds of Revolver Priority Collateral.  Guarantors shall request in writing and otherwise take all necessary steps to ensure that all payments relating to Revolver Priority Collateral are made directly to a Dominion Account, which Dominion Account may be a Dominion Account of Borrower (or a lockbox relating to a Dominion Account).  If any Guarantor receives cash or Payment Items with respect to any Revolver Priority Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account or a Deposit Account (including a Dominion Account or Deposit Account of Borrower) in respect of which Agent shall have received a duly executed and currently effective Control Agreement.

SECTION 3.2  Administration of Deposit Accounts.  Schedule 3.2 sets forth all Deposit Accounts maintained by Guarantors.  Each Guarantor shall take all actions necessary to establish Agent’s control or, subject to the priorities set forth in the Intercreditor Agreement, the Senior Secured Notes Collateral Agent’s control, of each such Deposit Account (other than as excused by the penultimate sentence of this Section 3.2 and other than any account exclusively used for payroll, payroll taxes or employee benefits).  Except as set forth on Schedule 3.2, each Guarantor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent or the Senior Secured Notes Collateral Agent, subject to the terms of the Intercreditor Agreement) to have control over a Deposit Account or any Property deposited therein.  Each Guarantor shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 3.2 to reflect same.  Notwithstanding the foregoing, Guarantors shall not be required to establish Agent’s control over a Deposit Account listed on Schedule 3.2 to the extent that: (i) the aggregate amount on deposit with such Deposit Account does not exceed $15,000 at any time; and (ii) the aggregate amount on deposit with all such Deposit Accounts together with the aggregate amount of all Deposit Accounts maintained by Borrowers for which there is not in effect a Deposit Account Control Agreement does not exceed $200,000 at any time.  For clarification, each Guarantor agrees that at no time shall the aggregate amount on deposit in all Deposit Accounts together with the aggregate amount of all Deposit Accounts maintained by Borrowers for which there is not in effect a Deposit Account Control Agreement exceed $200,000.

SECTION 3.3                     General Provisions.

(a)                                 Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Guarantors at the business or warehouse locations set forth in Schedule 3.3(a), except that Guarantors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6 of the Loan Agreement; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

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(b)                                 Insurance of Collateral; Condemnation Proceeds.

(i)                         Each Guarantor shall (or Borrower shall on such Guarantor’s behalf) maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent; provided, however, Guarantors shall not be required to obtain credit insurance related to their Accounts.  All proceeds under each policy with respect to the Collateral shall be payable to Agent.  From time to time upon request, Guarantors shall deliver to Agent the originals or certified copies of its insurance policies and, with respect to Real Estate Collateral, updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Guarantor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Guarantor fails to provide and pay for any insurance (or Borrower fails to provide and pay for such insurance on such Guarantor’s behalf), Agent may, at its option, but shall not be required to, procure the insurance and charge Guarantors therefor.  Each Guarantor agrees to deliver to Agent: (i) promptly as rendered, copies of all claims made to insurance companies with respect to each casualty event causing more than $100,000 of damage or destruction to the Collateral; and (ii) such additional information and reports regarding insurance as requested by Agent from time to time.  While no Event of Default exists, Guarantors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise any claims involving any Collateral.

(ii)                      After the occurrence and during the continuance of any Event of Default, and only to the extent that there are any Guaranteed Obligations outstanding, any proceeds of insurance relating to the Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent.

(c)                                  Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Guarantors.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Guarantors’ sole risk.

(d)                                 Defense of Title to Collateral.  Each Guarantor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

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SECTION 3.4                     Power of Attorney.  Under the Intercreditor Agreement, each Guarantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Guarantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Guarantor’s name, but at the cost and expense of Guarantors:

(a)                                 Endorse a Guarantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)                                 During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Guarantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Guarantor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Guarantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Guarantor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Guarantor’s obligations under the Loan Documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

SECTION 4.1                     Representations and Warranties.  Guarantors hereby represent and warrant to Agent and Lenders as follows:

(a)  Organization and Qualification.  Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Guarantor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b)  Power and Authority.  Each Guarantor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of this Agreement and the other Loan Documents to which Guarantors are a party have been duly authorized by all

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necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Guarantor, other than those already obtained; (b) contravene the Organic Documents of any Guarantor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Guarantor.

(c)  Enforceability.  This Agreement and each other Loan Document to which Guarantors are a party constitutes the legal, valid and binding obligation of each Guarantor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d)  Capital Structure.  Schedule 4.1(d) shows, for each Guarantor (a) its name and its jurisdiction of organization (as the same may be updated in writing by Guarantors from time to time after the Closing Date so long as such updates are done prior to or concurrently with any changes to such information (or within 10 days thereof in the case of the formation of new Subsidiaries so long as Guarantors are in compliance with Section 5.1(h)), and (b) other than Parent, as of the Closing Date, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests, provided that upon request by Agent on dates after the Closing Date, Guarantors shall provide updated information with respect to such items required under this clause (b).  Each Guarantor has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable.

(e)  Title to Properties; Priority of Liens.  Each Guarantor has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Guarantor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral, other than Exempt Property, are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens (for clarification, Permitted Liens that are expressly allowed to have priority over Agent’s Liens include the Liens of the Senior Secured Notes Collateral Agent to the extent such Liens have priority over Agent’s Liens pursuant to the terms of the Intercreditor Agreement).

(f)  Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Guarantors that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Guarantors at the dates and for the periods indicated, subject to, in the case of unaudited financial statements, changes resulting from audit, normal year end audit adjustments and the absence of footnotes.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any

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forecast or projection will be realized.  Since September 30, 2008, or as disclosed to Agent in writing through the Closing Date, there has been no change in the condition, financial or otherwise, of any Guarantor that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Parent is Solvent and each Subsidiary that is a Guarantor is, when consolidated with Parent and its Subsidiaries, Solvent.

(g)  Surety Obligations.  No Guarantor is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

(h)  Taxes.  Each Guarantor has filed all federal, state and material local tax returns and other reports that it is required by law to file (for clarification, subject to allowable extensions), and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except: (a) to the extent being Properly Contested and (b) local Taxes in an amount which in the aggregate for all such local Taxes, does not exceed $50,000.  The provision for Taxes on the books of each Guarantor is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

(i)  Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

(j)  Intellectual Property.  Each Guarantor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Guarantor’s knowledge, threatened Intellectual Property Claim with respect to any Guarantor or any of its Property (including any Intellectual Property).  Except as disclosed on Schedule 4.1(j) (as the same may be updated in writing by Guarantors from time to time after the Closing Date), no Guarantor pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned or used by any Guarantor that is registered or subject to a pending application for registration, and all Licenses (other than license agreements for commercially available off-the-shelf software that is generally available to the public) of any Guarantor, is shown on Schedule 4.1(j) (as the same shall be updated in writing by Guarantors after the Closing Date once each 120 days).

(k)  Governmental Approvals.  Each Guarantor has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Guarantors have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

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(l)  Compliance with Laws.  Each Guarantor has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Guarantor under any Applicable Law which could reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced by any Guarantor in violation of the FLSA.

(m)  Compliance with Environmental Laws.  No Guarantor’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up except as disclosed on Schedule 4.1(m) or that could not reasonably be expected to have Material Adverse Effect.  No Guarantor has received any Environmental Notice which could reasonably be expected to have a Material Adverse Effect.  No Guarantor has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it which could reasonably be expected to have a Material Adverse Effect.

(n)  Burdensome Contracts.  No Guarantor is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Guarantor is party or subject to any Restrictive Agreement, except as shown on Schedule 4.1(n).  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

(o)  Litigation.  Except as shown on Schedule 4.1(o), there are no proceedings or investigations pending or, to any Guarantor’s knowledge, threatened against any Guarantor, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Guarantor.  Except as shown on such Schedule, no Guarantor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  No Guarantor is in default with respect to any order, injunction or judgment of any Governmental Authority.

(p)  No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Guarantor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than Parent or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

(q)  ERISA.  Except as disclosed on Schedule 4.1(q):

(i)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable

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determination letter from the IRS or an application for such a letter is currently being processed (or will be processed prior to the end of the applicable remedial amendment period for such Plan) by the IRS with respect thereto and, to the knowledge of Guarantors, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Guarantor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii)  There are no pending or, to the knowledge of Guarantors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or a breach of fiduciary duties under ERISA or applicable state law rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(iii)   Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Guarantor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Guarantor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(iv)  Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(r)  Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Guarantor and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Guarantor.  There exists no condition or circumstance that could reasonably be expected to impair the ability of any Guarantor to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

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(s)  Labor Relations.  Except as described on Schedule 4.1(s), no Guarantor is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Guarantor’s employees.  To each Guarantor’s knowledge, there are no asserted or threatened strikes, work stoppages or demands for collective bargaining which if occurred would have a Material Adverse Effect.

(t)  Payable Practices.  No Guarantor has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

(u)  Not a Regulated Entity.  No Guarantor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

(v)  Margin Stock.  No Guarantor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Guarantors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

(w)  General.  Guarantors have reviewed each of the other Loan Documents, and restate as though fully set forth herein, each such representation and warranty made by or with respect to Guarantors in any other Loan Document, including without limitation each representation and warranty made with respect to Guarantors in Section 9 of the Loan Agreement.

SECTION 4.2                     Complete Disclosure.  Guarantors hereby represent and warrant to Agent and Lenders that no Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading (it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized).  There is no fact or circumstance that any Guarantor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

ARTICLE 5

COVENANTS AND CONTINUING AGREEMENTS, REMEDIES

SECTION 5.1  Affirmative Covenants.  As long as any Commitments or Guaranteed Obligations are outstanding, each Guarantor shall:

(a)  Inspections; Appraisals.  Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of any Guarantor, inspect, audit and make extracts from any Guarantor’s books and records, and discuss with its officers, employees, agents, advisors and

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independent accountants such Guarantor’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Guarantor to make any inspection, nor to share any results of any inspection, appraisal or report with any Guarantor.  Guarantors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Guarantors shall not be entitled to rely upon them.

(b)  Notices.  Notify Agent and Lenders in writing, promptly after a Guarantor’s obtaining knowledge thereof, of any of the following that affects a Guarantor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination is reasonably possible and could reasonably be expected to have a Material Adverse Effect; (b) the existence of any Default or Event of Default; (c) any judgment in an amount exceeding $1,000,000; (d) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (e) the institution of any proceeding against a Guarantor with respect to, or the receipt of notice by a Guarantor of potential liability or responsibility for, any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (f) any Environmental Release by a Guarantor or on any Property owned, leased or occupied by a Guarantor if such Environmental Release could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) the occurrence of any ERISA Event; or (h) the discharge of or any withdrawal or resignation by Guarantors’ independent accountants.

(c)  Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between a Guarantor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

(d)  Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs which could reasonably be expected to have a Material Adverse Effect at or on any Properties of any Guarantor, it shall act promptly and diligently to investigate and report to Agent and, to the extent required by Applicable Law, all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

(e)  Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

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(f)  Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Guarantor of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $50,000,000, with deductibles satisfactory to Agent.

(g)  Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Guarantors in full force and effect, except to the extent any such License is no longer required for the conduct of  Guarantors’ business or the failure to maintain such License could not reasonably be expected to have a Material Adverse Effect; once every 90 days, notify Agent of any modifications to any such Licenses; pay all Royalties under such Licenses when due; and notify Agent of any default or breach asserted by any Person to have occurred under any such License.

(h)  Future Subsidiaries.  Promptly (and in any event within 10 days thereof) notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to, at Agent’s election, become a Guarantor hereunder or a Borrower under the Loan Agreement in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

SECTION 5.2  Negative Covenants.  As long as any Commitments or Guaranteed Obligations are outstanding, each Guarantor shall not:

(a)  Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(i)  the Guaranteed Obligations;

(ii)  Subordinated Debt;

(iii)  Permitted Purchase Money Debt;

(iv)  Borrowed Money (other than Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(v)  Bank Product Debt and, to the extent approved by Agent, Debt arising under Hedging Agreements;

(vi)  Permitted Contingent Obligations;

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(vii)  So long as upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate, Borrowed Money of any Guarantor owing to another Subsidiary or Excluded Subsidiary that is not an Obligor;

(viii)  Debt and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protectors, employee credit card programs and other cash management an similar arrangements, in the Ordinary Course of Business;

(ix)  Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business or other cash management services in the Ordinary Course of Business;

(x)  Refinancing Debt as long as each Refinancing Condition is satisfied;

(xi)  Subject to the terms of the Intercreditor Agreement, Debt of any Guarantor outstanding at any time under the Senior Secured Notes Documents in an aggregate principal amount not to exceed $328,250,000 (as such amount shall be reduced on a dollar-for-dollar basis to give effect to the payments described in clause (b)(i) of the definition of Senior Notes Refinancing Condition);

(xii)  Debt constituting Capital Leases in an aggregate principal amount not exceeding, for Guarantors, Borrowers and any Subsidiary, $30,000,000 at any time outstanding (including all Capital Leases existing on the Closing Date);

(xiii)  Debt with respect to deferred compensation to employees of Borrowers and Guarantors in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(xiv)  Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed, for Guarantors, Borrowers and any Subsidiary, $5,000,0000 in the aggregate at any time;

(xv)  Subject to the terms of the Intercreditor Agreement, Senior Notes Refinancing Debt of any Guarantor as long as each Senior Notes Refinancing Condition is satisfied; ~~and~~

(xvi)  (1) the 2012 Convertible Notes, or (2) subject to the terms of the Intercreditor Agreement, the 2012 Senior Notes Debt; provided that, for clarification, only one of options (1) or (2) of this clause (xvi) shall be permitted hereunder; and

(xvii)  Subject to the terms of the Intercreditor Agreement, the 2013 Senior Notes Debt of any Guarantor.

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For purposes of determining compliance with this Section 5.2(a), in the event that an item of Debt meets the criteria of more than one of the categories of Debt described in subclauses (i) through (~~xvi~~xvii) above, Guarantors may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses.

(b)  Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(i)  Liens in favor of Agent;

(ii)  Purchase Money Liens securing Permitted Purchase Money Debt;

(iii)  Liens for Taxes not yet due or being Properly Contested;

(iv)  statutory Liens (including statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law, but excluding Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Guarantor;

(v)  Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety or appeal bonds, performance bonds and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(vi)  Liens arising out of pledges or deposits of cash in the Ordinary Course of Business under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(vii)  statutory Liens of suppliers imposed by law or pursuant to customary reservations or retentions of title provided that: (i) such Liens do not attach to Collateral (as defined in the Loan Agreement) with a value of more than $250,000 at any time, (ii) such Liens arise in the Ordinary Course of Business, and (iii) any such Liens are not perfected and are subordinated under law to the Liens in favor of Agent;

(viii)  Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(ix)  Liens arising by virtue of a judgment or judicial order against any Guarantor, or any Property of a Guarantor, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

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(x)  easements, reservations, rights-of-way, restrictions, survey exceptions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(xi)  normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(xii)  any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(xiii)  so long as such Liens are subject to the terms of the Intercreditor Agreement, Liens securing (A) Debt arising under the Senior Secured Notes Documents (B) Senior Notes Refinancing Debt, ~~and~~ (C) Debt permitted under Section 5.2(a)(xvi)(2), and (D) Debt permitted under Section 5.2(a)(xvii);

(xiv)  existing Liens shown on Schedule 5.2(b)(xiv);

(xv)  Liens arising in connection with Capitalized Leases permitted under Section 5.2(a)(xii);

(xvi)  Liens securing Debt permitted under Section 5.2(a)(iv), provided that such Liens shall be subject to an intercreditor agreement in form an substance acceptable to Agent and shall be junior in priority to the Liens securing the Guaranteed Obligations;

(xvii)  Liens in respect of judgments that do not otherwise cause a Default or Event of Default;

(xviii)  leases or subleases of Real Estate granted to others not interfering in any material respect with the business of any Guarantor; and

(xix)  other Liens securing Debt in an aggregate amount not to exceed, for Guarantors, Borrowers and any Subsidiary, $100,000.

(c)  Distributions; Upstream Payments.

(i)  Declare or make any Distributions, except (x) Upstream Payments and (y) to holders of the Convertible Subordinated Notes in accordance with the terms thereof; or

(ii)  create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under the Senior Secured Notes Documents, under the documents governing Senior Notes Refinancing Debt, under the documents governing Debt permitted under

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Section 5.2(a)(xvi)(2) and Section 5.2(a)(xvii), under Applicable Law or in effect on the Closing Date as shown on Schedule 4.1(n).

(d)  Restricted Investments.  Make any Restricted Investment.

(e)  Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, and sales of Equity Interests of Parent.

(f)  Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel, relocation and other expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans by a Guarantor to another Guarantor; and (e) Investments permitted under clauses (a), (f), (i) and (k) of the definition of “Restricted Investment”.

(g)  Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Parent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied);

(b) Borrowed Money (other than the Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, any 2013 Senior Notes Debt, or the Convertible Subordinated Notes) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) unless (i) the Refinancing Condition is satisfied, (ii) subject to Agent’s consent, acquired in connection with an exchange for Debt or (iii) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;

(c) Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt or any ~~2012~~2013 Senior Notes Debt, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or, with respect to the 2012 Senior Notes Debt and 2013 Senior Notes Debt, as in effect on the date of incurrence of such Debt, or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as the

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conditions set forth in Section 10.2.8.(c)(ii) of the Loan Agreement have been satisfied, or

(iii) unless

(A) subject to Agent’s consent, acquired in connection with an exchange for Debt, or

(B) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;

provided, however, that for purposes of this Section 5.2(g)(c), no mandatory prepayments shall be made to the extent such prepayments are required on account of sales of Revolver Priority Collateral;

(d) Debt evidenced by the ~~14.75% Notes, except:~~

~~(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),~~

~~(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 14.75% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes, or~~

~~(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as:~~

~~(A)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (3) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (d)(iii)(A), or~~

~~(B) if Excess Availability is less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (1) no Event of Default exists, (2) Excess Availability is no less than 20% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such payment and recomputed for the most recent month for which~~

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~~financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (d)(iii)(B);~~

~~(e) Debt evidenced by the 16% Notes, except:~~

~~(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),~~

~~(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 16% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes, or~~

~~(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as:~~

~~(A)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that the Coal Cleaning Disposition has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (e)(iii)(A),~~

~~(B)(1) no Event of Default exists, (2) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Coal Cleaning FCCR, measured on a trailing six (6) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is at least 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (e)(iii)(B), or~~

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~~(C)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that a Partial Coal Cleaning Disposition or a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (4) the amount of any such payment does not exceed amount of the proceeds of such Partial Coal Cleaning Disposition and/or the proceeds of a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, which proceeds have been distributed to Parent, and (5) Borrowers or Parent shall have delivered to Agent five Business Days’ prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (e)(iii)(C);(f) Debt evidenced by the~~ 2.5% Notes, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 2.5% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes,

(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) made by Parent with respect to or for any of the outstanding 2.5% Notes, but only to the extent that such payments are made from the proceeds of a substantially contemporaneous incurrence of Debt permitted under Section 5.2(a)(xvi), or

(iv) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) on such Debt, solely to the extent such payments are made to prepay, redeem, retire, acquire or repurchase in a tender offer such Debt, as the case may be, at the face value of such Debt or less, and so long as:

(A)(1) no Event of Default exists, (2) ~~prior to the making of any such payment, Borrowers or Parent shall have delivered to~~

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~~Agent evidence, in form and substance satisfactory to Agent, that the Coal Cleaning Disposition has occurred, (3)~~ Excess Availability is ~~no less~~greater than ~~50~~an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (~~4~~3) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (~~f~~d)(iv)(A), or

(B)(1) no Event of Default exists, (2) Excess Availability is ~~no less~~greater than ~~50~~an amount equal to 17.5% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the ~~Coal Cleaning FCCR~~Fixed Charge Coverage Ratio, measured on a trailing ~~six~~twelve (~~6~~12) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is ~~at least~~greater than 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (~~f~~d)(iv)(B), or

(~~C)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that a Partial Coal Cleaning Disposition or a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (4) the amount of any such payment does not exceed amount of the proceeds of such Partial Coal Cleaning Disposition and/or the proceeds of a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, which proceeds have been distributed to Parent, and (5) Borrowers or Parent shall have delivered to Agent five Business Days’ prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (f)(iv)(C); or~~e) Debt evidenced by the 2012 Convertible Notes, except:

~~(g) Debt evidenced by the 2012 Convertible Notes, except:~~

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(i) mandatory payments due thereunder as in effect on the date of incurrence of such Debt (or as amended thereafter with the consent of Agent), or

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) on such Debt, solely to the extent such payments are made to prepay, redeem, retire, acquire, exchange or repurchase in a tender offer such Debt, as the case may be, at the face value of such Debt or less, and so long as:

(A)(1) no Event of Default exists, (2) ~~prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that the Coal Cleaning Disposition has occurred, (3)~~ Excess Availability is ~~no less~~greater than ~~50~~an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (~~4~~3) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (~~g~~e)(~~ii~~iv)(A), or

(B)(1) no Event of Default exists, (2) Excess Availability is ~~no less~~greater than ~~50~~an amount equal to 17.5% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the ~~Coal Cleaning FCCR~~Fixed Charge Coverage Ratio, measured on a trailing ~~six~~twelve (~~6~~12) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is ~~at least~~greater than 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (~~g~~d)(~~ii~~iv)(B)~~, or(C)(1) no Event of Default exists, (2) prior to the making of any such payment, Borrowers or Parent shall have delivered to Agent evidence, in form and substance satisfactory to Agent, that a Partial Coal Cleaning Disposition or a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, has occurred, (3) Excess Availability is no less than 50% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (4) the amount of any such payment does not exceed amount of the proceeds of such Partial Coal Cleaning Disposition and/or the~~

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~~proceeds of a sale by Headwaters Ethanol Holdings LLC, a Utah limited liability company, of its membership interests in Blue Flint Ethanol LLC, a Delaware limited liability company, in each case, which proceeds have been distributed to Parent, and (5) Borrowers or Parent shall have delivered to Agent five Business Days’ prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (g)(ii)(C)~~.

Notwithstanding anything contained in this Agreement to the contrary, for purposes of determining the amount of a mandatory prepayment that shall be deemed to be required to be made on account of a sale of Revolver Priority Collateral, such amount shall equal the lesser of (x) the total proceeds of such sale of Revolver Priority Collateral, and (y) the greater of (i) the value of such assets attributed to the Borrowing Base and (ii) net book value of such assets recorded on the applicable Obligor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of such asset sale.

(h)  Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization; provided, however, that Parent may do any of the foregoing with its Subsidiary so long as (i) the representations and warranties of Parent in the Loan Documents shall be true and correct on the date of, and upon giving effect to, any of the foregoing (except for representations and warranties that expressly relate to an earlier date), (ii) Agent shall have provided its written consent to the any of the foregoing, such consent not to be unreasonably withheld and (iii) doing so would not reasonably be expected to have a Material Adverse Effect.

(i)  Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 5.1(h) and 5.2(d); or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares or to the parent of such Subsidiary.

(j)  Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date where such amendment, modification or other change would materially adversely affect the interests of Agent or the Lenders.

(k)  Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Parent, Borrowers and Subsidiaries.

(l)  Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2 of the Loan Agreement; or change its Fiscal Year.

(m)  Restrictive Agreements.  Become a party to any Restrictive Agreement, except the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or

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Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) and except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, including, without limitation, any Refinancing Debt, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; or (d) any restrictions imposed on any Property pursuant to an agreement that has been entered into in connection with a Permitted Asset Disposition of such Property.

(n)  Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

(o)  Conduct of Business.  Engage in any business, other than in substantially the same manner and in substantially the same fields of enterprise as such business is presently conducted.

(p)  Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation and provisions of other reasonable benefits to officers and employees for services actually rendered, and loans and advances permitted by Section 5.2(f); (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Guarantors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 5.2(p); (f) transactions permitted under Section 5.2(f); (g) agreements and arrangements entered into in the Ordinary Course of Business with officers and employees of Guarantors in connection with termination of their employment therewith; (h) indemnity and reimbursement provided on behalf of directors, officers and employees of any Guarantor in the Ordinary Course of Business; ~~and~~ (i) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (j) any other transactions so long as both before and after giving effect to any payment, sale, lease, license, consignment, transfer or other disposition or payment of Property by an Obligor in connection with any such transaction (each, an “Affiliate Transfer”), either: (i) (A) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such Affiliate Transfer and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments.

(q)  Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date and other than as disclosed to Agent upon thirty (30) days’ prior written notice, except as may be required by Applicable Law.

(r)  Amendments to Subordinated Debt, Senior Secured Notes Documents, Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt or 2013 Senior Notes Debt.

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(i)  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (A) increases the principal balance of such Debt, or increases any required payment of principal or interest; (B) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (C) shortens the final maturity date or otherwise accelerates amortization; (D) increases the interest rate; (E) increases or adds any fees or charges; (F) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower or any Subsidiary or Lenders; or (G) results in the Guaranteed Obligations not being fully benefited by the subordination provisions thereof, except that any acceleration or prepayment that would be prohibited under clause (B) or (C) and any fees or charges prohibited under clause (E) shall not be prohibited under this Section 5.2(r)(i) where such acceleration or prepayment is made, or such fees or charges are incurred, in connection with a refinancing of such Subordinated Debt permitted under Section 5.2(a)(x).

(ii)  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Senior Secured Notes Document, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, or any ~~2012~~2013 Senior Notes Debt, if such modification (A) increases the principal balance of such Debt, or increases any required payment of principal or interest; (B) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (C) shortens the final maturity date or otherwise accelerates amortization; (D) increases the interest rate or in the case of Debt under the Senior Secured Notes, Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt or 2013 Senior Notes Debt, if the effect of such increase would result in the economic return on such Debt increasing by more than 5.00 percentage points per annum in the aggregate for all such Debt (excluding increases resulting from the accrual of interest at the default rate or similar component of the interest rate that is applicable after the occurrence of an event of default); (E) increases or adds any fees or charges; or (F) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower or any Subsidiary or Lenders, except that any acceleration or prepayment that would be prohibited under clause (B) or (C) and any fees or charges prohibited under clause (E) shall not be prohibited under this Section 5.2(r)(ii) where such acceleration or prepayment is made, or such fees or charges are incurred, in connection with a refinancing of such Senior Secured Notes permitted under Section 5.2(a)(xv) or of the Senior Notes Refinancing Debt ~~or~~, 2012 Senior Notes Debt or 2013 Senior Notes Debt permitted under Section 5.2(a)(x).  Nothing contained in this Section 5.2(r)(ii) shall restrict amendments to the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt, the documents governing 2012 Senior Notes Debt, or the documents governing ~~2012~~2013 Senior Notes Debt that (i) permit an increase in the aggregate Revolver Commitments or (ii) expand the scope of Collateral included in the Revolver Priority Collateral.

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SECTION 5.3  Representation and Warranty Regarding Loan Document Covenants. Guarantors hereby represent and warrant to Agent and Lenders that they have reviewed each of the other Loan Documents, and restate as though fully set forth herein, and agree to be bound by and strictly observe, each covenant made by Borrowers with respect to Guarantors in each other Loan Document, including without limitation each covenant set forth in Section 10.1 and Section 10.2 of the Loan Agreement.

SECTION 5.4                     Remedies upon Default.  Guarantors hereby represent and warrant to Agent and Lenders that they have reviewed each of the other Loan Documents, and restate as though fully set forth herein, and agree to be bound by and strictly observe, and consent in every respect to each right and remedy afforded to Agent and Lenders with respect to Guarantors following the occurrence of a Default or Event of Default in each other Loan Document, including without limitation each right and remedy set forth in Section 11.2 of the Loan Agreement.

SECTION 5.5                     License.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 5.2(a)(xvi)(2) and Section 5.2(a)(xvii) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) under the Intercreditor Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Guarantors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Guarantor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

SECTION 5.6  Setoff.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) under the Intercreditor Agreement, at any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Guarantor against any Guaranteed Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Guaranteed Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

SECTION 5.7                     Remedies Cumulative; No Waiver.

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(a)                             Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Guarantors under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Guaranteed Obligations.

(b)                                 Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Guarantors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; or (b) acceptance by Agent or any Lender of any payment or performance by a Guarantor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Guarantors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

ARTICLE 6

MISCELLANEOUS

SECTION 6.1                     Reinstatement, etc.  Guarantors agree that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of any Borrower, any other Guarantor or otherwise, all as though such payment had not been made.

SECTION 6.2                     Waiver.  Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person (including any other Guarantor) or any collateral securing the Guaranteed Obligations.

SECTION 6.3                     Waiver of Subrogation.  Guarantors hereby irrevocably waive any claim or other rights which they may now or hereafter acquire against any Borrower that arises from the existence, payment, performance or enforcement of Guarantors’ obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of Agent or any Lender against any Borrower or any other Guarantor or any collateral which Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until such time as the Guaranteed Obligations shall have been indefeasibly paid in full in cash or Cash Collateralized.  If any amount shall be paid to Guarantors in violation of the preceding sentence, such amount shall be deemed to

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have been paid to Guarantors for the benefit of, and held in trust for, Agent for itself and for the benefit of Lenders, and shall forthwith be paid to Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 6.4                     Successors, Transferees and Assigns, etc.  This Agreement shall:

(a)                                 be binding upon Guarantors and their respective successors, transferees and assigns; and

(b)                                 inure to the benefit of and be enforceable by Agent and Lenders.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) in accordance with the terms of the Loan Agreement the Revolver Commitments held by it to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise.

SECTION 6.5                     Loan Document.  This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 6.6                     Binding on Successors, Transferees and Assigns; Assignment.  In addition to, and not in limitation of, Section 6.4, this Agreement shall be binding upon Guarantors and their respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by Agent and Lenders and their respective successors, transferees and assigns; provided, however, that Guarantors may not assign any of their obligations hereunder without the prior written consent of Agent and each Lender.

SECTION 6.7                     Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Lenders and, if required, approved by the Bankruptcy Court and, in the case of any such amendment, Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.8                     Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile transmission and, if to Guarantors, mailed, given by facsimile transmission or delivered to it care of the Borrower Agent at its address provided for in the Loan Agreement.  All such notices shall be given in a manner and otherwise subject to the terms of Section 14.3 of the Loan Agreement.

SECTION 6.9                     Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any

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provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

SECTION 6.10              Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

SECTION 6.11              Governing Law; Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

SECTION 6.12              Consent to Forum; Arbitration.

(a)                                 Forum.  EACH GUARANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH GUARANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.8.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Guarantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

(b)                                 Arbitration.  Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Guaranteed Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code).  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section.  In the event of any inconsistency, the terms of this Section shall control.  If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration.  The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California.  The arbitration

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hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter.  The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award.  The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator.  The arbitrator shall have the power to award legal fees to the extent provided by this Agreement.  Judgment upon an arbitration award may be entered in any court having jurisdiction.  The arbitrator shall not have the power to commit errors of law or legal reasoning, and any award may be reviewed and vacated or corrected on appeal to a court of competent jurisdiction for any such error.  The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.  No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence.  At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced.  None of the foregoing provisions of this Section shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding.  The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.  At Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

SECTION 6.13              Waiver of Certain Claims.

(a)                                 To the fullest extent permitted by Applicable Law, each Guarantor waives (i) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Guaranteed Obligations or Collateral; (ii) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Guarantor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (iii) notice prior to taking possession or control of any Collateral; (iv) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (v) the benefit of all valuation, appraisement and exemption laws; (vi) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive

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damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (vii) notice of acceptance hereof.  Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure (and any similar law of or any other applicable jurisdiction) shall have no applicability with respect to the determination of Guarantors’ liability under this Guaranty.  Each Guarantor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Guarantors.  Each Guarantor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(b)                                 If Agent or any Lender forecloses on any Real Property Collateral that may be pledged by Guarantors, the amount of the Guaranteed Obligations or any obligations of any Guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and Agent may collect from Guarantors, even if Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from Borrowers or any other Guarantor.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantors may have if all or part of the Guaranteed Obligations are secured by real property.  These rights and defenses are based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure and any similar law of or any other jurisdiction.

(c)                                  WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTORS HEREBY WAIVE, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE §§ 2787, 2799, 2808, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2847, 2848, AND 2855, CALIFORNIA CODE OF CIVIL PROCEDURE §§ 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION

(d)                                 Agent’s right to enforce this Agreement is absolute and is not contingent upon the genuineness, validity or enforceability of the Guaranteed Obligations or any of the Loan Documents.  Guarantors waive all benefits and defenses they may have under California Civil Code Section 2810 or any similar laws in any other applicable jurisdiction and agrees that Agent’s rights under this Agreement shall be enforceable even if Borrowers had no liability at the time of execution of the Loan Documents or the Guaranteed Obligations are unenforceable in whole or in part, or Borrowers cease to be liable with respect to all or any portion of the Guaranteed Obligations

(e)                                  Guarantors waive all benefits and defenses they may have under California Civil Code Section 2809 or any similar laws in any other applicable jurisdiction with respect to its obligations under this Agreement and agree that Agent’s rights under the Loan Documents will

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remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which Borrowers are responsible.

(f)                                   Guarantors waive all benefits and defenses they may have under California Civil Code §§ 2845, 2849 and 2850 or any similar laws of any other applicable jurisdiction with respect to its obligations under this Agreement, including the right to require Agent to (A) proceed against Borrowers, any guarantor of Borrowers’ obligations under any Loan Document, any other pledgor of collateral for any Person’s obligations to Agent or any other person in connection with the Guaranteed Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for Guarantors’ benefit.

[Remainder of page intentionally left blank; signatures begin on following page]

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EXHIBIT D

Unmarked Guaranty

Composite copy attached to Eighth Amendment to Loan and Security Agreement and Fifth Amendment to Guaranty and Security Agreement

GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT, dated as of October 27, 2009 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by each of the Persons identified on the signature pages hereto as a “Guarantor”, together with any Person who becomes a party hereto pursuant to Section 2.10 (each a “Guarantor” and collectively, the “Guarantors”), in favor of Agent (as defined below) on behalf of each of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, each of HRI’s, HCM’s and Tapco’s Subsidiaries identified on the signature pages thereof, and any other Person that at any time after the date hereof becomes a Borrower in accordance with the terms thereof each individually a “Borrower”, and collectively, the “Borrowers”), have entered into the Loan and Security Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time, the “Loan Agreement”), with the lenders signatory thereto (collectively, together with their respective successors, transferees and assigns, the “Lenders”) and Bank of America, N.A., in its capacity as agent (“Agent”);

WHEREAS, each Guarantor is an Affiliate of a Borrower;

WHEREAS, as a condition precedent to the making of the initial Loans pursuant to the Loan Agreement, Guarantors are required to execute and deliver this Agreement; and

WHEREAS, Guarantors have duly authorized the execution, delivery and performance of this Agreement and will receive direct and indirect benefits by reason of the making of the Loans by Lenders to the Borrowers;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Lenders to make the initial Loans to the Borrowers pursuant to the Loan Agreement, each Guarantor hereby agrees with Agent as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1       Certain Terms.  The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“2.5% Notes” means the 2.5% convertible senior subordinated notes due 2014, issued by Parent.

“2012 Convertible Notes” means Borrowed Money (including the 8.75% convertible senior subordinated notes due 2016, issued by Parent) that is the result of an extension, renewal, exchange or refinancing of the 2.5% Notes, and that satisfies each of the 2012 Convertible Notes Conditions.

“2012 Convertible Notes Conditions” means the following conditions for the 2012 Convertible Notes: (a) all such Debt is in an aggregate principal amount that does not exceed $60,000,000; (b) all of the proceeds of such Debt are used (i) to repurchase the 2.5% Notes through a tender offer, exchange, open market purchase, redemption or discharge of the 2.5% Notes, and (ii) to pay reasonable, documented, out-of-pocket costs and expenses incurred by Borrowers or Parent in connection with the issuance of such Debt, including tender premiums, consent payments, redemption premiums and accrued and unpaid interest; (c) any such Debt has a final maturity no sooner than, and a weighted average life no less than, the 2.5% Notes; (d) any such Debt has an interest rate no greater than 9.0%; (e) any such Debt is subordinated to the Guaranteed Obligations at least to the same extent as the 2.5% Notes; (f) the representations, covenants and defaults applicable to any such Debt are no less favorable to Guarantors than those applicable to the 2.5% Notes; (g) no Lien is granted to secure such Debt; (h) no Person is obligated on any such Debt other than Parent; and (i) upon giving effect to any such Debt, no Default or Event of Default exists; and (j) all such Debt has been incurred by Parent on or prior to the date that is one hundred eighty (180) days after the Fifth Amendment Effective Date.

“Agreement” is defined in the preamble.

“Borrower” and “Borrowers” are defined in the first recital.

“Coal Cleaning Business”: means the businesses of the Covol Subsidiaries.

“Coal Cleaning Disposition”: means Parent has delivered to Agent evidence, in form and substance satisfactory to Agent, that (a) the sale or other disposition by Energy Services of one hundred percent (100%) of its membership interests in, or all of the assets of, the Covol Subsidiaries has occurred, or (b) the Covol Subsidiaries have discontinued their operations.

“Collateral” is defined in Section 2.3.

“Convertible Subordinated Notes” means, individually and collectively, the (a) 2.5% Notes, and (b) the 2012 Convertible Notes.

“Covol Subsidiaries” means, collectively, Covol Fuels Alabama No. 4, LLC; Covol Fuels Alabama No. 5, LLC; Covol Fuels Alabama No. 7, LLC; Covol Fuels No. 4, LLC; Covol Fuels No. 5, LLC; Covol Engineered Fuels, LLC; Covol Fuels Chinook, LLC; Covol Fuels Rock Crusher, LLC; Covol Fuels Alabama No. 3, LLC; Covol Fuels No. 2, LLC and Covol Fuels No. 3, LLC, each a Utah limited liability company.

“Energy Services”:  means Headwaters Energy Services Corporation, a Utah corporation.

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“Excluded Subsidiary” means each of: (i) Evonik Headwaters Korea Co., Ltd, a Korean limited liability company, (ii) Evonik Headwaters LLP, formed in the United Kingdom, (iii) HES Ethanol Holdings, LLC, a Utah limited liability company, (iv) Blue Flint Ethanol LLC, a Delaware limited liability company, (v) Flexcrete Building Systems, LC, a Utah limited liability company, (vi) Headwaters Clean Carbon Services LLC, a Utah limited liability company and (vii) American Lignite Energy, LLC, a Delaware limited liability company.

“Exempt Property” means (i) in the case of the Real Estate, all such Real Estate other than the Real Estate Collateral (ii) all vehicles and other Collateral subject to state certificate of title statutes, and (iii) all Deposit Accounts which are not maintained with the Agent and that with respect to which Deposit Account Control Agreements are not required to be entered into in accordance with Section 3.2.

“Guaranteed Obligations” is defined in Section 2.1.

“Guarantor” and “Guarantors” are defined in the preamble.

“Loan Agreement” is defined in the first recital.

“Lenders” is defined in the first recital.

“Ordinary Course of Business” means the ordinary course of business of any Guarantor, consistent with past practices and undertaken in good faith.

“Partial Coal Cleaning Disposition”: means Parent has delivered to Agent evidence, in form and substance satisfactory to Agent, that (a) a sale or other disposition by Energy Services of less than one hundred percent (100%) of its membership interests in, or a portion of the assets of, the Covol Subsidiaries has occurred, or (b) the Covol Subsidiaries have discontinued some, but not all, of the operations of their operations.

“Permitted Purchase Money Debt” means Purchase Money Debt of Guarantors and Borrowers that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $5,000,000 at any time.

“Refinancing Conditions” means the following conditions for Refinancing Debt:  (a) (i) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (ii) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (iii) it is subordinated to the Guaranteed Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (iv) the representations, covenants and defaults applicable to it are no less favorable to Guarantors than those applicable to the Debt being extended, renewed or refinanced; (v) no additional Lien is granted to secure it; (vi) no additional Person is obligated on such Debt; and (vii) upon giving effect to it, no Default or Event of Default exists, or (b) the terms and conditions of such Debt are satisfactory to Agent.

“Refinancing Debt” means Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 5.2(a)(ii), (iv), (xi), (xv), (xvi) or (xvii).

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“Restricted Investment” means any Investment by a Guarantor, other than (a) Investments in (i) Subsidiaries to the extent such Investments exist on the Closing Date, (ii) Subsidiaries that become an Obligor in accordance with Section 5.1(h) before or concurrently with the making of such Investment, (iii) Subsidiaries that are not Borrowers or Subsidiaries of Borrowers after the Closing Date so long as the aggregate amount of all such Investments made after the Closing Date do not exceed, for Guarantors, $5,000,000; provided, however, that any returns on such Investments recovered by a Guarantor shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limits, (iv) Subsidiaries that are Borrowers or Subsidiaries of Borrowers, (v) another Guarantor or (vi) Energy Services made after the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 5.2(f); (d) Investments consisting of accounts receivable created, acquired or made by any Guarantor in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms; (e) Investments consisting of Equity Interests, obligations, securities or other Property received by any Guarantor in settlement of accounts receivable from bankrupt obligors; (f) Investments existing on the Closing Date and set forth on Schedule P-1; (g) Investments resulting from pledges and deposits constituting Permitted Liens; (h) Hedging Agreements to the extent permitted under Section 5.2(n); (i) Investments (i) made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing customer contracts so long as the aggregate amount of all such Investments made after the Closing Date do not exceed, for Guarantors, Borrowers and any Subsidiary, $3,000,000 and (ii) in joint ventures so long as the aggregate amount of all such Investments made after the Closing Date do not exceed, for Guarantors, Borrowers and any Subsidiary, $5,000,000; provided, however, that in each of the foregoing clauses (i) and (ii) any returns on such Investments recovered by a Guarantor, Borrower or Subsidiary shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limits; (j) the acquisition of substantially of all or substantially all the assets of a Person by Parent where the consideration paid or payable in connection therewith consists of Equity Interests of Parent; (k) any Investment (other than an Acquisition) made if either: (i) (A) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to such Investment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to such Investment, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments; (l) Permitted Acquisitions; and (m) Investments otherwise permitted by Agent in writing.

“Secured Parties” means Agent, Issuing Bank, Lenders and providers of Bank Products.

“Subsidiary” means any entity at least 50% of whose voting securities or Equity Interests is owned by a Guarantor or any combination of Guarantors (including indirect ownership by a Guarantor through other entities in which the Guarantor directly or indirectly owns 50% of the voting securities or Equity Interests); provided that no Excluded Subsidiary shall be considered a “Subsidiary” of a Guarantor for any purpose under this Agreement.

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“Upstream Payment” means a Distribution by a Subsidiary of a Guarantor to such Guarantor.

SECTION 1.2       Loan Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, shall have the meanings provided in the Loan Agreement.

ARTICLE 2

GUARANTY, GUARANTORS

SECTION 2.1       Guaranty.

(a)  Each Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of the following (collectively, the “Guaranteed Obligations”):

(i)            all Obligations of the Borrowers to each Secured Party now or hereafter existing under the Loan Agreement and each other Loan Document (including this Agreement), whether for principal, interest, fees, expenses or otherwise; and

(ii)           any and all costs and expenses (including reasonable fees and expenses of legal counsel) incurred by each Secured Party in enforcing any of its rights under this Agreement.

(b)  This Agreement constitutes a guaranty of payment when due and not merely of collection, and each Guarantor specifically agrees that it shall not be necessary or required that Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower, any other Guarantor or any other Person, or any Collateral before or as a condition to the obligations of Guarantor hereunder.

SECTION 2.2       Guaranty Absolute.  This Agreement is a continuing, absolute, unconditional and irrevocable guarantee of payment and shall remain in full force and effect until Full Payment of all Guaranteed Obligations.  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any Lender with respect thereto.  The liability of Guarantors under this Agreement shall be absolute and unconditional irrespective of:

(a)           any lack of validity, legality or enforceability of the Loan Agreement, any other Loan Document or any other agreement or instrument relating to any thereof;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent

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to departure from the Loan Agreement or any other Loan Document, subject, however, to each Guarantor’s right to make inquiry of the Agent and the Secured Parties to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(c)           any addition, exchange, release, impairment or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)           the failure of Agent or any Lender

(i)            to assert any claim or demand or to enforce any right or remedy against any Guarantor, any Borrower or any other Person (including any other guarantor) under the provisions of the Loan Agreement, any other Loan Document or otherwise, or

(ii)           to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document;

(f)            any defense, set-off or counterclaim which may at any time be available to or be asserted by any Guarantor or any Borrower against Agent or any Lender;

(g)           any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise; or

(h)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower or any Guarantor.

SECTION 2.3       Grant and Perfection of Security Interest.  To secure the prompt payment and performance of all Guaranteed Obligations, each Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Guarantor, including all of the following Property, whether now owned or hereafter acquired, and wherever located (with respect to each Guarantor, its “Collateral” and collectively, the “Collateral”, as the context indicates):

(a)           all Accounts;

(b)           all Chattel Paper, including electronic chattel paper;

(c)           all Commercial Tort Claims, including those shown on Schedule 2.7(a) attached hereto (as such Schedule may be amended or supplemented from time to time);

(d)           all Deposit Accounts;

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(e)           all Documents;

(f)            all General Intangibles, including Intellectual Property;

(g)           all Goods, including Inventory, Equipment and fixtures;

(h)           all Instruments;

(i)            all Investment Property;

(j)            all Letter-of-Credit Rights;

(k)           all Supporting Obligations;

(l)            all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)  all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Cash Collateral; and

(n)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

SECTION 2.4       Deposit Accounts.  To further secure the prompt payment and performance of all Guaranteed Obligations, each Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in (subject to the priorities established in the Intercreditor Agreement) and Lien upon all amounts credited to any Deposit Account of such Guarantor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Subject to the terms of the Intercreditor Agreement, each Guarantor hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Guarantor, without inquiry into the authority or right of Agent to make such request.

SECTION 2.5       Other Collateral.

(a)           Commercial Tort Claims.  Guarantors shall promptly notify Agent in writing if any Guarantor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000), shall promptly amend Schedule 2.5(a) to include such claim, and shall take such actions as Agent deems appropriate to subject such claim to a duly perfected (subject to the priorities established in the Intercreditor Agreement), first priority Lien in favor of Agent (for the benefit of Secured Parties).

(b)                Certain After-Acquired Collateral.  Guarantors shall promptly notify Agent in writing if, after the Closing Date, any Guarantor obtains any interest in any Collateral consisting of Deposit Accounts, Intellectual Property, or Investment Property and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly

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perfected (subject to the priorities established in the Intercreditor Agreement), first priority Lien upon such Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), including obtaining any appropriate possession, control agreement or Lien Waiver.  Guarantors shall promptly notify Agent in writing if, after the Closing Date, any Guarantor obtains any interest in any Collateral consisting of Chattel Paper, Documents, Instruments, or Letter-of-Credit Rights, in each case to the extent that the aggregate amount of such Collateral (along with all other Collateral of the same type previously obtained and not disclosed) exceeds $100,000, and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected (subject to the priorities established in the Intercreditor Agreement), first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver.  If any Collateral is in the possession of a third party, at Agent’s request, Guarantors shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

SECTION 2.6       No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Guarantor relating to any Collateral.

SECTION 2.7       Further Assurances.  Promptly upon request, Guarantors shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral (other than Intellectual Property only to the extent of its registration or pending registration outside of the United States), or otherwise to give effect to the intent of this Agreement.  Each Guarantor authorizes Agent to file any financing statement that Agent deems reasonably desireable to preserve and perfect Agent’s security interest in the Collateral of such Guarantor, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

SECTION 2.8       Subsidiary Stock.  Notwithstanding Section 2.3, the Collateral shall not include the Equity Interests in any Subsidiary or Excluded Subsidiary, other than the Equity Interests in (a) HCM, Tapco, HRI and (b) if and when Headwaters Energy Services Corporation becomes a Borrower as contemplated by Section 14.19 of the Loan Agreement, Headwaters Energy Services Corporation.

SECTION 2.9       Additional Guarantors.  If Borrowers are required, pursuant to Section 10.1.9 of the Loan Agreement, to cause a Subsidiary to become a guarantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the date hereof.

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ARTICLE 3

COLLATERAL ADMINISTRATION

SECTION 3.1       Administration of Accounts.

(a)           Records and Schedules of Accounts.  Each Guarantor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request.

(b)           Taxes.  If an Account of any Guarantor includes a charge for any Taxes and an Event of Default has occurred and is continuing, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Guarantor and to charge Guarantors therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Guarantors or with respect to any Collateral.

(c)           Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Guarantor, to verify the validity, amount or any other matter relating to any Accounts of Guarantors by mail, telephone or otherwise.  Guarantors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

(d)           Proceeds of Revolver Priority Collateral.  Guarantors shall request in writing and otherwise take all necessary steps to ensure that all payments relating to Revolver Priority Collateral are made directly to a Dominion Account, which Dominion Account may be a Dominion Account of Borrower (or a lockbox relating to a Dominion Account).  If any Guarantor receives cash or Payment Items with respect to any Revolver Priority Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account or a Deposit Account (including a Dominion Account or Deposit Account of Borrower) in respect of which Agent shall have received a duly executed and currently effective Control Agreement.

SECTION 3.2  Administration of Deposit Accounts.  Schedule 3.2 sets forth all Deposit Accounts maintained by Guarantors.  Each Guarantor shall take all actions necessary to establish Agent’s control or, subject to the priorities set forth in the Intercreditor Agreement, the Senior Secured Notes Collateral Agent’s control, of each such Deposit Account (other than as excused by the penultimate sentence of this Section 3.2 and other than any account exclusively used for payroll, payroll taxes or employee benefits).  Except as set forth on Schedule 3.2, each Guarantor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent or the Senior Secured Notes Collateral Agent, subject to the terms of the Intercreditor Agreement) to have control over a Deposit Account or any Property deposited therein.  Each Guarantor shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 3.2 to reflect same.  Notwithstanding the foregoing, Guarantors shall not be required to establish Agent’s control over a Deposit Account listed on Schedule 3.2 to the extent that: (i) the aggregate amount on deposit with such Deposit Account does not exceed $15,000 at any time; and (ii) the aggregate amount on deposit with all such Deposit Accounts together with the aggregate amount of all Deposit Accounts maintained by Borrowers for which there is not in effect a Deposit Account Control Agreement does not exceed $200,000 at any time.  For clarification, each Guarantor agrees that at no time shall the aggregate amount on deposit in all Deposit Accounts together with the aggregate amount of all Deposit Accounts maintained by Borrowers for which there is not in effect a Deposit Account Control Agreement exceed $200,000.

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SECTION 3.3       General Provisions.

(a)           Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Guarantors at the business or warehouse locations set forth in Schedule 3.3(a), except that Guarantors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6 of the Loan Agreement; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

(b)           Insurance of Collateral; Condemnation Proceeds.

(i)        Each Guarantor shall (or Borrower shall on such Guarantor’s behalf) maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent; provided, however, Guarantors shall not be required to obtain credit insurance related to their Accounts.  All proceeds under each policy with respect to the Collateral shall be payable to Agent.  From time to time upon request, Guarantors shall deliver to Agent the originals or certified copies of its insurance policies and, with respect to Real Estate Collateral, updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Guarantor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Guarantor fails to provide and pay for any insurance (or Borrower fails to provide and pay for such insurance on such Guarantor’s behalf), Agent may, at its option, but shall not be required to, procure the insurance and charge Guarantors therefor.  Each Guarantor agrees to deliver to Agent: (i) promptly as rendered, copies of all claims made to insurance companies with respect to each casualty event causing more than $100,000 of damage or destruction to the Collateral; and (ii) such additional information and reports regarding insurance as requested by Agent from time to time.  While no Event of Default exists, Guarantors may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise any claims involving any Collateral.

(ii)       After the occurrence and during the continuance of any Event of Default, and only to the extent that there are any Guaranteed Obligations outstanding, any proceeds of insurance relating to the Collateral and any awards arising from condemnation of any Collateral shall be paid to Agent.

(c)           Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Guarantors.  Agent shall

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not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Guarantors’ sole risk.

(d)           Defense of Title to Collateral.  Each Guarantor shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

SECTION 3.4       Power of Attorney.  Under the Intercreditor Agreement, each Guarantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Guarantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Guarantor’s name, but at the cost and expense of Guarantors:

(a)           Endorse a Guarantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)           During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Guarantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Guarantor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Guarantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Guarantor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Guarantor’s obligations under the Loan Documents.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

SECTION 4.1       Representations and Warranties.  Guarantors hereby represent and warrant to Agent and Lenders as follows:

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(a)  Organization and Qualification.  Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each Guarantor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b)  Power and Authority.  Each Guarantor is duly authorized to execute, deliver and perform its Loan Documents.  The execution, delivery and performance of this Agreement and the other Loan Documents to which Guarantors are a party have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Guarantor, other than those already obtained; (b) contravene the Organic Documents of any Guarantor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Guarantor.

(c)  Enforceability.  This Agreement and each other Loan Document to which Guarantors are a party constitutes the legal, valid and binding obligation of each Guarantor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d)  Capital Structure.  Schedule 4.1(d) shows, for each Guarantor (a) its name and its jurisdiction of organization (as the same may be updated in writing by Guarantors from time to time after the Closing Date so long as such updates are done prior to or concurrently with any changes to such information (or within 10 days thereof in the case of the formation of new Subsidiaries so long as Guarantors are in compliance with Section 5.1(h)), and (b) other than Parent, as of the Closing Date, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests, provided that upon request by Agent on dates after the Closing Date, Guarantors shall provide updated information with respect to such items required under this clause (b).  Each Guarantor has good title to its Equity Interests in its Subsidiaries, subject only to Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable.

(e)  Title to Properties; Priority of Liens.  Each Guarantor has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Guarantor has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the Collateral, other than Exempt Property, are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens (for clarification, Permitted Liens that are expressly allowed to have priority over Agent’s Liens include the Liens of the Senior Secured Notes Collateral Agent to the extent such Liens have priority over Agent’s Liens pursuant to the terms of the Intercreditor Agreement).

(f)  Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Guarantors that have been

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and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Guarantors at the dates and for the periods indicated, subject to, in the case of unaudited financial statements, changes resulting from audit, normal year end audit adjustments and the absence of footnotes.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized.  Since September 30, 2008, or as disclosed to Agent in writing through the Closing Date, there has been no change in the condition, financial or otherwise, of any Guarantor that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Parent is Solvent and each Subsidiary that is a Guarantor is, when consolidated with Parent and its Subsidiaries, Solvent.

(g)  Surety Obligations.  No Guarantor is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

(h)  Taxes.  Each Guarantor has filed all federal, state and material local tax returns and other reports that it is required by law to file (for clarification, subject to allowable extensions), and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except: (a) to the extent being Properly Contested and (b) local Taxes in an amount which in the aggregate for all such local Taxes, does not exceed $50,000.  The provision for Taxes on the books of each Guarantor is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

(i)  Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

(j)  Intellectual Property.  Each Guarantor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.  There is no pending or, to any Guarantor’s knowledge, threatened Intellectual Property Claim with respect to any Guarantor or any of its Property (including any Intellectual Property).  Except as disclosed on Schedule 4.1(j) (as the same may be updated in writing by Guarantors from time to time after the Closing Date), no Guarantor pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property.  All Intellectual Property owned or used by any Guarantor that is registered or subject to a pending application for registration, and all Licenses (other than license agreements for commercially available off-the-shelf software that is generally available to the public) of any Guarantor, is shown on Schedule 4.1(j) (as the same shall be updated in writing by Guarantors after the Closing Date once each 120 days).

(k)  Governmental Approvals.  Each Guarantor has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses,

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permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Guarantors have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

(l)  Compliance with Laws.  Each Guarantor has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  There have been no citations, notices or orders of material noncompliance issued to any Guarantor under any Applicable Law which could reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced by any Guarantor in violation of the FLSA.

(m)  Compliance with Environmental Laws.  No Guarantor’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up except as disclosed on Schedule 4.1(m) or that could not reasonably be expected to have Material Adverse Effect.  No Guarantor has received any Environmental Notice which could reasonably be expected to have a Material Adverse Effect.  No Guarantor has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it which could reasonably be expected to have a Material Adverse Effect.

(n)  Burdensome Contracts.  No Guarantor is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Guarantor is party or subject to any Restrictive Agreement, except as shown on Schedule 4.1(n).  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor.

(o)  Litigation.  Except as shown on Schedule 4.1(o), there are no proceedings or investigations pending or, to any Guarantor’s knowledge, threatened against any Guarantor, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Guarantor.  Except as shown on such Schedule, no Guarantor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000).  No Guarantor is in default with respect to any order, injunction or judgment of any Governmental Authority.

(p)  No Defaults.  No event or circumstance has occurred or exists that constitutes a Default or Event of Default.  No Guarantor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money.  There is no basis upon which any party (other than Parent or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

(q)  ERISA.  Except as disclosed on Schedule 4.1(q):

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(i)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed (or will be processed prior to the end of the applicable remedial amendment period for such Plan) by the IRS with respect thereto and, to the knowledge of Guarantors, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Guarantor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii)  There are no pending or, to the knowledge of Guarantors, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or a breach of fiduciary duties under ERISA or applicable state law rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(iii)   Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Guarantor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) no Guarantor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(iv)  Except as could not reasonably be expected to result in an aggregate liability of the Obligors in excess of $1,000,000 for all such events, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

(r)  Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Guarantor and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are

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material to the business of such Guarantor.  There exists no condition or circumstance that could reasonably be expected to impair the ability of any Guarantor to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

(s)  Labor Relations.  Except as described on Schedule 4.1(s), no Guarantor is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Guarantor’s employees.  To each Guarantor’s knowledge, there are no asserted or threatened strikes, work stoppages or demands for collective bargaining which if occurred would have a Material Adverse Effect.

(t)  Payable Practices.  No Guarantor has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

(u)  Not a Regulated Entity.  No Guarantor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

(v)  Margin Stock.  No Guarantor is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Guarantors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

(w)  General.  Guarantors have reviewed each of the other Loan Documents, and restate as though fully set forth herein, each such representation and warranty made by or with respect to Guarantors in any other Loan Document, including without limitation each representation and warranty made with respect to Guarantors in Section 9 of the Loan Agreement.

SECTION 4.2       Complete Disclosure.  Guarantors hereby represent and warrant to Agent and Lenders that no Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading (it being understood that forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized).  There is no fact or circumstance that any Guarantor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

ARTICLE 5

COVENANTS AND CONTINUING AGREEMENTS, REMEDIES

SECTION 5.1  Affirmative Covenants.  As long as any Commitments or Guaranteed Obligations are outstanding, each Guarantor shall:

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(a)  Inspections; Appraisals.  Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and during normal business hours, to visit and inspect the Properties of any Guarantor, inspect, audit and make extracts from any Guarantor’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Guarantor’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Guarantor to make any inspection, nor to share any results of any inspection, appraisal or report with any Guarantor.  Guarantors acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Guarantors shall not be entitled to rely upon them.

(b)  Notices.  Notify Agent and Lenders in writing, promptly after a Guarantor’s obtaining knowledge thereof, of any of the following that affects a Guarantor:  (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination is reasonably possible and could reasonably be expected to have a Material Adverse Effect; (b) the existence of any Default or Event of Default; (c) any judgment in an amount exceeding $1,000,000; (d) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (e) the institution of any proceeding against a Guarantor with respect to, or the receipt of notice by a Guarantor of potential liability or responsibility for, any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (f) any Environmental Release by a Guarantor or on any Property owned, leased or occupied by a Guarantor if such Environmental Release could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) the occurrence of any ERISA Event; or (h) the discharge of or any withdrawal or resignation by Guarantors’ independent accountants.

(c)  Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between a Guarantor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

(d)  Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs which could reasonably be expected to have a Material Adverse Effect at or on any Properties of any Guarantor, it shall act promptly and diligently to investigate and report to Agent and, to the extent required by Applicable Law, all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

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(e)  Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

(f)  Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Guarantor of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $50,000,000, with deductibles satisfactory to Agent.

(g)  Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Guarantors in full force and effect, except to the extent any such License is no longer required for the conduct of  Guarantors’ business or the failure to maintain such License could not reasonably be expected to have a Material Adverse Effect; once every 90 days, notify Agent of any modifications to any such Licenses; pay all Royalties under such Licenses when due; and notify Agent of any default or breach asserted by any Person to have occurred under any such License.

(h)  Future Subsidiaries.  Promptly (and in any event within 10 days thereof) notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to, at Agent’s election, become a Guarantor hereunder or a Borrower under the Loan Agreement in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

SECTION 5.2  Negative Covenants.  As long as any Commitments or Guaranteed Obligations are outstanding, each Guarantor shall not:

(a)  Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(i)  the Guaranteed Obligations;

(ii)  Subordinated Debt;

(iii)  Permitted Purchase Money Debt;

(iv)  Borrowed Money (other than Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(v)  Bank Product Debt and, to the extent approved by Agent, Debt arising under Hedging Agreements;

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(vi)  Permitted Contingent Obligations;

(vii)  So long as upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate, Borrowed Money of any Guarantor owing to another Subsidiary or Excluded Subsidiary that is not an Obligor;

(viii)  Debt and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protectors, employee credit card programs and other cash management an similar arrangements, in the Ordinary Course of Business;

(ix)  Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business or other cash management services in the Ordinary Course of Business;

(x)  Refinancing Debt as long as each Refinancing Condition is satisfied;

(xi)  Subject to the terms of the Intercreditor Agreement, Debt of any Guarantor outstanding at any time under the Senior Secured Notes Documents in an aggregate principal amount not to exceed $328,250,000 (as such amount shall be reduced on a dollar-for-dollar basis to give effect to the payments described in clause (b)(i) of the definition of Senior Notes Refinancing Condition);

(xii)  Debt constituting Capital Leases in an aggregate principal amount not exceeding, for Guarantors, Borrowers and any Subsidiary, $30,000,000 at any time outstanding (including all Capital Leases existing on the Closing Date);

(xiii)  Debt with respect to deferred compensation to employees of Borrowers and Guarantors in the Ordinary Course of Business in an aggregate amount not to exceed $1,000,000 at any one time outstanding;

(xiv)  Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed, for Guarantors, Borrowers and any Subsidiary, $5,000,0000 in the aggregate at any time;

(xv)  Subject to the terms of the Intercreditor Agreement, Senior Notes Refinancing Debt of any Guarantor as long as each Senior Notes Refinancing Condition is satisfied;

(xvi)  (1) the 2012 Convertible Notes, or (2) subject to the terms of the Intercreditor Agreement, the 2012 Senior Notes Debt; provided that, for clarification, only one of options (1) or (2) of this clause (xvi) shall be permitted hereunder; and

(xvii)  Subject to the terms of the Intercreditor Agreement, the 2013 Senior Notes Debt of any Guarantor.

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For purposes of determining compliance with this Section 5.2(a), in the event that an item of Debt meets the criteria of more than one of the categories of Debt described in subclauses (i) through (xvii) above, Guarantors may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one or more of the above clauses.

(b)  Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(i)  Liens in favor of Agent;

(ii)  Purchase Money Liens securing Permitted Purchase Money Debt;

(iii)  Liens for Taxes not yet due or being Properly Contested;

(iv)  statutory Liens (including statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law, but excluding Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Guarantor;

(v)  Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations, surety or appeal bonds, performance bonds and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(vi)  Liens arising out of pledges or deposits of cash in the Ordinary Course of Business under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(vii)  statutory Liens of suppliers imposed by law or pursuant to customary reservations or retentions of title provided that: (i) such Liens do not attach to Collateral (as defined in the Loan Agreement) with a value of more than $250,000 at any time, (ii) such Liens arise in the Ordinary Course of Business, and (iii) any such Liens are not perfected and are subordinated under law to the Liens in favor of Agent;

(viii)  Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(ix)  Liens arising by virtue of a judgment or judicial order against any Guarantor, or any Property of a Guarantor, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(x)  easements, reservations, rights-of-way, restrictions, survey exceptions, covenants or other agreements of record, and other similar charges or encumbrances on

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Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(xi)  normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(xii)  any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(xiii)  so long as such Liens are subject to the terms of the Intercreditor Agreement, Liens securing (A) Debt arising under the Senior Secured Notes Documents (B) Senior Notes Refinancing Debt, (C) Debt permitted under Section 5.2(a)(xvi)(2), and (D) Debt permitted under Section 5.2(a)(xvii);

(xiv)  existing Liens shown on Schedule 5.2(b)(xiv);

(xv)  Liens arising in connection with Capitalized Leases permitted under Section 5.2(a)(xii);

(xvi)  Liens securing Debt permitted under Section 5.2(a)(iv), provided that such Liens shall be subject to an intercreditor agreement in form an substance acceptable to Agent and shall be junior in priority to the Liens securing the Guaranteed Obligations;

(xvii)  Liens in respect of judgments that do not otherwise cause a Default or Event of Default;

(xviii)  leases or subleases of Real Estate granted to others not interfering in any material respect with the business of any Guarantor; and

(xix)  other Liens securing Debt in an aggregate amount not to exceed, for Guarantors, Borrowers and any Subsidiary, $100,000.

(c)  Distributions; Upstream Payments.

(i)  Declare or make any Distributions, except (x) Upstream Payments and (y) to holders of the Convertible Subordinated Notes in accordance with the terms thereof; or

(ii)  create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under the Senior Secured Notes Documents, under the documents governing Senior Notes Refinancing Debt, under the documents governing Debt permitted under Section 5.2(a)(xvi)(2) and Section 5.2(a)(xvii), under Applicable Law or in effect on the Closing Date as shown on Schedule 4.1(n).

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(d)  Restricted Investments.  Make any Restricted Investment.

(e)  Disposition of Assets.  Make any Asset Disposition, except a Permitted Asset Disposition, and sales of Equity Interests of Parent.

(f)  Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel, relocation and other expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans by a Guarantor to another Guarantor; and (e) Investments permitted under clauses (a), (f), (i) and (k) of the definition of “Restricted Investment”.

(g)  Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Parent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied);

(b) Borrowed Money (other than the Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, any 2013 Senior Notes Debt, or the Convertible Subordinated Notes) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) unless (i) the Refinancing Condition is satisfied, (ii) subject to Agent’s consent, acquired in connection with an exchange for Debt or (iii) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;

(c) Debt evidenced by the Senior Secured Notes Documents, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt or any 2013 Senior Notes Debt, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or, with respect to the 2012 Senior Notes Debt and 2013 Senior Notes Debt, as in effect on the date of incurrence of such Debt, or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) on such Debt so long as the conditions set forth in Section 10.2.8.(c)(ii) of the Loan Agreement have been satisfied, or

(iii) unless

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(A) subject to Agent’s consent, acquired in connection with an exchange for Debt, or

(B) so long as no Change of Control shall result therefrom, acquired in connection with an exchange for Equity Interests;

provided, however, that for purposes of this Section 5.2(g)(c), no mandatory prepayments shall be made to the extent such prepayments are required on account of sales of Revolver Priority Collateral;

(d) Debt evidenced by the 2.5% Notes, except:

(i) mandatory payments due thereunder as in effect on the Closing Date (or as amended thereafter with the consent of Agent),

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition or tender offer) made by Parent with respect to or for any of the outstanding 2.5% Notes, but only to the extent that such payments are made from the proceeds of the issuance of the Senior Secured Notes,

(iii) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) made by Parent with respect to or for any of the outstanding 2.5% Notes, but only to the extent that such payments are made from the proceeds of a substantially contemporaneous incurrence of Debt permitted under Section 5.2(a)(xvi), or

(iv) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) on such Debt, solely to the extent such payments are made to prepay, redeem, retire, acquire or repurchase in a tender offer such Debt, as the case may be, at the face value of such Debt or less, and so long as:

(A)(1) no Event of Default exists, (2) Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (3) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (d)(iv)(A), or

(B)(1) no Event of Default exists, (2) Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving

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effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (d)(iv)(B), or

(e) Debt evidenced by the 2012 Convertible Notes, except:

(i) mandatory payments due thereunder as in effect on the date of incurrence of such Debt (or as amended thereafter with the consent of Agent), or

(ii) voluntary payments (whether prepayment, redemption, retirement, acquisition, exchange or tender offer) on such Debt, solely to the extent such payments are made to prepay, redeem, retire, acquire, exchange or repurchase in a tender offer such Debt, as the case may be, at the face value of such Debt or less, and so long as:

(A)(1) no Event of Default exists, (2) Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments immediately after giving effect to any such payment, and (3) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (e)(iv)(A), or

(B)(1) no Event of Default exists, (2) Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments immediately after giving effect to any such payment, (3) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such payment and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0, and (4) Borrowers or Parent shall have delivered to Agent five Business Days prior written notice of any such payment accompanied by detailed calculations confirming that Borrowers and Guarantors are in compliance with the requirements set forth in this clause (d)(iv)(B).

Notwithstanding anything contained in this Agreement to the contrary, for purposes of determining the amount of a mandatory prepayment that shall be deemed to be required to be made on account of a sale of Revolver Priority Collateral, such amount shall equal the lesser of (x) the total proceeds of such sale of Revolver Priority Collateral, and (y) the greater of (i) the value of such assets attributed to the Borrowing Base and (ii) net book value of such

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assets recorded on the applicable Obligor’s books in accordance with GAAP, in each case for this clause (y), as assessed on the date of such asset sale.

(h)  Fundamental Changes.  Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization; provided, however, that Parent may do any of the foregoing with its Subsidiary so long as (i) the representations and warranties of Parent in the Loan Documents shall be true and correct on the date of, and upon giving effect to, any of the foregoing (except for representations and warranties that expressly relate to an earlier date), (ii) Agent shall have provided its written consent to the any of the foregoing, such consent not to be unreasonably withheld and (iii) doing so would not reasonably be expected to have a Material Adverse Effect.

(i)  Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 5.1(h) and 5.2(d); or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares or to the parent of such Subsidiary.

(j)  Organic Documents.  Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date where such amendment, modification or other change would materially adversely affect the interests of Agent or the Lenders.

(k)  Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Parent, Borrowers and Subsidiaries.

(l)  Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2 of the Loan Agreement; or change its Fiscal Year.

(m)  Restrictive Agreements.  Become a party to any Restrictive Agreement, except the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt or Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) and except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder, including, without limitation, any Refinancing Debt, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; or (d) any restrictions imposed on any Property pursuant to an agreement that has been entered into in connection with a Permitted Asset Disposition of such Property.

(n)  Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

(o)  Conduct of Business.  Engage in any business, other than in substantially the same manner and in substantially the same fields of enterprise as such business is presently conducted.

(p)  Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation and provisions of other reasonable benefits to officers and employees

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for services actually rendered, and loans and advances permitted by Section 5.2(f); (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Guarantors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 5.2(p); (f) transactions permitted under Section 5.2(f); (g) agreements and arrangements entered into in the Ordinary Course of Business with officers and employees of Guarantors in connection with termination of their employment therewith; (h) indemnity and reimbursement provided on behalf of directors, officers and employees of any Guarantor in the Ordinary Course of Business; (i) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and (j) any other transactions so long as both before and after giving effect to any payment, sale, lease, license, consignment, transfer or other disposition or payment of Property by an Obligor in connection with any such transaction (each, an “Affiliate Transfer”), either: (i) (A) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 17.5% of the aggregate Revolver Commitments, and (B) on a pro forma basis the Fixed Charge Coverage Ratio, measured on a trailing twelve (12) month basis after giving effect to any such Affiliate Transfer and recomputed for the most recent month for which financial statements have been delivered to Agent, is greater than 1.0 to 1.0; or (ii) both immediately before and immediately after giving effect to any such Affiliate Transfer, no Event of Default exists and Excess Availability is greater than an amount equal to 25% of the aggregate Revolver Commitments.

(q)  Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date and other than as disclosed to Agent upon thirty (30) days’ prior written notice, except as may be required by Applicable Law.

(r)  Amendments to Subordinated Debt, Senior Secured Notes Documents, Senior Notes Refinancing Debt, 2012 Senior Notes Debt or 2013 Senior Notes Debt.

(i)  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (A) increases the principal balance of such Debt, or increases any required payment of principal or interest; (B) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (C) shortens the final maturity date or otherwise accelerates amortization; (D) increases the interest rate; (E) increases or adds any fees or charges; (F) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower or any Subsidiary or Lenders; or (G) results in the Guaranteed Obligations not being fully benefited by the subordination provisions thereof, except that any acceleration or prepayment that would be prohibited under clause (B) or (C) and any fees or charges prohibited under clause (E) shall not be prohibited under this Section 5.2(r)(i) where such acceleration or prepayment is made, or such fees or charges are incurred, in connection with a refinancing of such Subordinated Debt permitted under Section 5.2(a)(x).

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(ii)  Amend, supplement or otherwise modify any document, instrument or agreement relating to any Senior Secured Notes Document, any Senior Notes Refinancing Debt, any 2012 Senior Notes Debt, or any 2013 Senior Notes Debt, if such modification (A) increases the principal balance of such Debt, or increases any required payment of principal or interest; (B) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (C) shortens the final maturity date or otherwise accelerates amortization; (D) increases the interest rate or in the case of Debt under the Senior Secured Notes, Senior Notes Refinancing Debt, 2012 Senior Notes Debt or 2013 Senior Notes Debt, if the effect of such increase would result in the economic return on such Debt increasing by more than 5.00 percentage points per annum in the aggregate for all such Debt (excluding increases resulting from the accrual of interest at the default rate or similar component of the interest rate that is applicable after the occurrence of an event of default); (E) increases or adds any fees or charges; or (F) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Guarantor, any Borrower or any Subsidiary, or that is otherwise materially adverse to any Guarantor, any Borrower or any Subsidiary or Lenders, except that any acceleration or prepayment that would be prohibited under clause (B) or (C) and any fees or charges prohibited under clause (E) shall not be prohibited under this Section 5.2(r)(ii) where such acceleration or prepayment is made, or such fees or charges are incurred, in connection with a refinancing of such Senior Secured Notes permitted under Section 5.2(a)(xv) or of the Senior Notes Refinancing Debt, 2012 Senior Notes Debt or 2013 Senior Notes Debt permitted under Section 5.2(a)(x).  Nothing contained in this Section 5.2(r)(ii) shall restrict amendments to the Senior Secured Notes Documents, the documents governing Senior Notes Refinancing Debt, the documents governing 2012 Senior Notes Debt, or the documents governing 2013 Senior Notes Debt that (i) permit an increase in the aggregate Revolver Commitments or (ii) expand the scope of Collateral included in the Revolver Priority Collateral.

SECTION 5.3  Representation and Warranty Regarding Loan Document Covenants. Guarantors hereby represent and warrant to Agent and Lenders that they have reviewed each of the other Loan Documents, and restate as though fully set forth herein, and agree to be bound by and strictly observe, each covenant made by Borrowers with respect to Guarantors in each other Loan Document, including without limitation each covenant set forth in Section 10.1 and Section 10.2 of the Loan Agreement.

SECTION 5.4       Remedies upon Default.  Guarantors hereby represent and warrant to Agent and Lenders that they have reviewed each of the other Loan Documents, and restate as though fully set forth herein, and agree to be bound by and strictly observe, and consent in every respect to each right and remedy afforded to Agent and Lenders with respect to Guarantors following the occurrence of a Default or Event of Default in each other Loan Document, including without limitation each right and remedy set forth in Section 11.2 of the Loan Agreement.

SECTION 5.5       License.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under

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Section 5.2(a)(xvi)(2) and Section 5.2(a)(xvii) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) under the Intercreditor Agreement, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Guarantors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  Each Guarantor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

SECTION 5.6  Setoff.  Subject to the rights of holders of the Senior Secured Notes, holders of any Senior Notes Refinancing Debt, holders of any Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) and holders of any Refinancing Debt that refinances the Senior Notes Refinancing Debt or the Debt permitted under Section 5.2(a)(xvi)(2) or Section 5.2(a)(xvii) under the Intercreditor Agreement, at any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Guarantor against any Guaranteed Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Guaranteed Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

SECTION 5.7       Remedies Cumulative; No Waiver.

(a)          Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of Guarantors under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Guaranteed Obligations.

(b)           Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Guarantors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; or (b) acceptance by Agent or any Lender of any payment or performance by a Guarantor under any Loan Documents in a manner other than that specified therein.  It is expressly acknowledged by Guarantors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

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ARTICLE 6

MISCELLANEOUS

SECTION 6.1       Reinstatement, etc.  Guarantors agree that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of any Borrower, any other Guarantor or otherwise, all as though such payment had not been made.

SECTION 6.2       Waiver.  Guarantors hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrowers or any other Person (including any other Guarantor) or any collateral securing the Guaranteed Obligations.

SECTION 6.3       Waiver of Subrogation.  Guarantors hereby irrevocably waive any claim or other rights which they may now or hereafter acquire against any Borrower that arises from the existence, payment, performance or enforcement of Guarantors’ obligations under this Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of Agent or any Lender against any Borrower or any other Guarantor or any collateral which Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until such time as the Guaranteed Obligations shall have been indefeasibly paid in full in cash or Cash Collateralized.  If any amount shall be paid to Guarantors in violation of the preceding sentence, such amount shall be deemed to have been paid to Guarantors for the benefit of, and held in trust for, Agent for itself and for the benefit of Lenders, and shall forthwith be paid to Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 6.4       Successors, Transferees and Assigns, etc.  This Agreement shall:

(a)           be binding upon Guarantors and their respective successors, transferees and assigns; and

(b)           inure to the benefit of and be enforceable by Agent and Lenders.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) in accordance with the terms of the Loan Agreement the Revolver Commitments held by it to any other Person, and such other Person shall thereupon become

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vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Agreement) or otherwise.

SECTION 6.5       Loan Document.  This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 6.6       Binding on Successors, Transferees and Assigns; Assignment.  In addition to, and not in limitation of, Section 6.4, this Agreement shall be binding upon Guarantors and their respective successors, transferees and assigns and shall inure to the benefit of and be enforceable by Agent and Lenders and their respective successors, transferees and assigns; provided, however, that Guarantors may not assign any of their obligations hereunder without the prior written consent of Agent and each Lender.

SECTION 6.7       Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by Agent and Required Lenders and, if required, approved by the Bankruptcy Court and, in the case of any such amendment, Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.8       Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile transmission and, if to Guarantors, mailed, given by facsimile transmission or delivered to it care of the Borrower Agent at its address provided for in the Loan Agreement.  All such notices shall be given in a manner and otherwise subject to the terms of Section 14.3 of the Loan Agreement.

SECTION 6.9       Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

SECTION 6.10     Counterparts.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

SECTION 6.11     Governing Law; Entire Agreement.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

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SECTION 6.12     Consent to Forum; Arbitration.

(a)           Forum.  EACH GUARANTOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER LOS ANGELES COUNTY, CALIFORNIA, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH GUARANTOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.8.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Guarantor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

(b)           Arbitration.  Notwithstanding any other provision of this Agreement to the contrary, any controversy or claim among the parties relating in any way to any Guaranteed Obligations or Loan Documents, including any alleged tort, shall at the request of any party hereto be determined by binding arbitration conducted in accordance with the United States Arbitration Act (Title 9 U.S. Code).  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association (“AAA”), and the terms of this Section.  In the event of any inconsistency, the terms of this Section shall control.  If AAA is unwilling or unable to serve as the provider of arbitration or to enforce any provision of this Section, Agent may designate another arbitration organization with similar procedures to serve as the provider of arbitration.  The arbitration proceedings shall be conducted in Los Angeles or Pasadena, California.  The arbitration hearing shall commence within 90 days of the arbitration demand and close within 90 days thereafter.  The arbitration award must be issued within 30 days after close of the hearing (subject to extension by the arbitrator for up to 60 days upon a showing of good cause), and shall include a concise written statement of reasons for the award.  The arbitrator shall give effect to applicable statutes of limitation in determining any controversy or claim, and for these purposes, service on AAA under applicable AAA rules of a notice of claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this Section or whether a controversy or claim is arbitrable shall be determined by the arbitrator.  The arbitrator shall have the power to award legal fees to the extent provided by this Agreement.  Judgment upon an arbitration award may be entered in any court having jurisdiction.  The arbitrator shall not have the power to commit errors of law or legal reasoning, and any award may be reviewed and vacated or corrected on appeal to a court of competent jurisdiction for any such error.  The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.  No controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim relates to an obligation secured by Real Estate, but if all parties do not consent to submission of such a controversy or claim to arbitration, it shall be determined as provided in the next sentence.  At the request of any party, a controversy or claim that is not submitted to arbitration as provided above shall be determined by judicial reference; and if such an election is made, the parties shall designate to

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the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA sponsored proceedings and the presiding referee of the panel (or the referee if there is a single referee) shall be an active attorney or retired judge; and judgment upon the award rendered by such referee or referees shall be entered in the court in which proceeding was commenced.  None of the foregoing provisions of this Section shall limit the right of Agent or Lenders to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during any arbitration proceeding.  The exercise of a remedy does not waive the right of any party to resort to arbitration or reference.  At Agent’s option, foreclosure under a Mortgage may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

SECTION 6.13     Waiver of Certain Claims.

(a)           To the fullest extent permitted by Applicable Law, each Guarantor waives (i) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Guaranteed Obligations or Collateral; (ii) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Guarantor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (iii) notice prior to taking possession or control of any Collateral; (iv) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (v) the benefit of all valuation, appraisement and exemption laws; (vi) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (vii) notice of acceptance hereof.  Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure (and any similar law of or any other applicable jurisdiction) shall have no applicability with respect to the determination of Guarantors’ liability under this Guaranty.  Each Guarantor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Guarantors.  Each Guarantor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

(b)           If Agent or any Lender forecloses on any Real Property Collateral that may be pledged by Guarantors, the amount of the Guaranteed Obligations or any obligations of any Guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and Agent may collect from Guarantors, even if Agent or any Lender, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from Borrowers or any other Guarantor.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantors may have if all or part of the Guaranteed Obligations are secured by real property.  These rights and defenses are based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure and any similar law of or any other jurisdiction.

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(c)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTORS HEREBY WAIVE, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE §§ 2787, 2799, 2808, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2847, 2848, AND 2855, CALIFORNIA CODE OF CIVIL PROCEDURE §§ 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION

(d)           Agent’s right to enforce this Agreement is absolute and is not contingent upon the genuineness, validity or enforceability of the Guaranteed Obligations or any of the Loan Documents.  Guarantors waive all benefits and defenses they may have under California Civil Code Section 2810 or any similar laws in any other applicable jurisdiction and agrees that Agent’s rights under this Agreement shall be enforceable even if Borrowers had no liability at the time of execution of the Loan Documents or the Guaranteed Obligations are unenforceable in whole or in part, or Borrowers cease to be liable with respect to all or any portion of the Guaranteed Obligations

(e)           Guarantors waive all benefits and defenses they may have under California Civil Code Section 2809 or any similar laws in any other applicable jurisdiction with respect to its obligations under this Agreement and agree that Agent’s rights under the Loan Documents will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which Borrowers are responsible.

(f)            Guarantors waive all benefits and defenses they may have under California Civil Code §§ 2845, 2849 and 2850 or any similar laws of any other applicable jurisdiction with respect to its obligations under this Agreement, including the right to require Agent to (A) proceed against Borrowers, any guarantor of Borrowers’ obligations under any Loan Document, any other pledgor of collateral for any Person’s obligations to Agent or any other person in connection with the Guaranteed Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for Guarantors’ benefit.

[Remainder of page intentionally left blank; signatures begin on following page]

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SCHEDULE 1.1

to

Loan and Security Agreement

COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$40,000,000.00
U.S. Bank National Association	$30,000,000.00
Total Commitments	$70,000,000.00